EXHIBIT 10.1
LOAN AGREEMENT

i

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		Page
Section 5.41.	Loan to Value Ratio	43
Section 5.42.	Interest Coverage Ratio	43
Section 5.43.	Representations	43
ARTICLE VI	SENIOR LOAN	43
Section 6.1.	Compliance	43
Section 6.2.	Lender’s Cure Rights	44
Section 6.3.	Estoppels	45
Section 6.4.	No Additional Senior Loan Documents or Amendments	46
Section 6.5.	Acquisition of the Senior Loan	46
Section 6.6.	Intentionally Omitted	47
Section 6.7.	Intentionally Omitted	47
Section 6.8.	Deed-in-Lieu	47
Section 6.9.	Refinancing	47
Section 6.10.	Senior Loan Mechanics	47
Section 6.11.	Independent Approval Rights	48
Section 6.12.	Event of Default	48
ARTICLE VII	TRANSFERS OF INTERESTS	48
Section 7.1.	Transfer	48
Section 7.2.	Contracts to Transfer	48
Section 7.3.	Costs and Expenses, Further Assurances	49
Section 7.4.	Control	48
Section 7.5.	Application of Sale Proceeds	48
Section 7.6.	Transfers of Interests	49
ARTICLE VIII	INTENTIONALLY OMITTED	51
ARTICLE IX	DEFAULTS; REMEDIES	52
Section 9.1.	Events of Default	52
Section 9.2.	Other Event of Default	54
Section 9.3.	Remedies	55
Section 9.4.	Costs of Enforcement	57
Section 9.5.	Additional Waivers	58
ARTICLE X	EXCULPATION	58
Section 10.1.	Exculpation	58

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EXHIBITS:
Exhibit A	Definitions
Exhibit C	Litigation
Exhibit D	Ownership Chart
Exhibit E	Required Consents
Exhibit F	Permitted Exceptions
Exhibit J	Material Agreements
Exhibit L	Senior Loan Documents
Exhibit N	Initial Annual Budget
Exhibit O	List of Required Items
Exhibit S	Financing Statements and Filing Offices
Exhibit U	Tax ID Numbers
Exhibit V	Properties Sharing a Tax Lot

v

LOAN AGREEMENT
          THIS LOAN AGREEMENT (the “Loan Agreement”) is made as of March 5, 2007 between FORTRESS CREDIT CORP., having an office at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105 (“Lender”) and SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, having an office at c/o The Summit Group, 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105 (“Borrower”). All terms as used in this Agreement shall, unless otherwise defined in the main body of this Agreement, have the meanings given to such terms in Exhibit A attached hereto.
RECITALS
          A. Borrower is the owner of a one hundred percent (100%) interest in each of the following entities: (i) Summit Hospitality I, LLC, a Delaware limited liability company (“SH I”), (ii) Summit Hospitality II, LLC, a Delaware limited liability company (“SH II”), (iii) Summit Hospitality III, LLC, a Delaware limited liability company (“SH III”), and (iv) Summit Hospitality IV, LLC, a Delaware limited liability company (“SH IV”, collectively with SH I, SH II and SH III, together with SPE Owner as defined hereinafter, the “SHP Subsidiaries” and each individually a “SHP Subsidiary”), and
          B. Borrower is the fee or leasehold owner of certain hotel properties described on Schedule A-1 attached hereto (the “Borrower Properties”).
          C. SHP Subsidiaries are the fee owners of additional hotel properties described on Schedule A-2 attached hereto (together with hotel properties owned from time-to-time by SPE Owner, the “SHP Subsidiary Properties” which together with the Borrower Properties and the real estate and hotel properties which will be acquired by Borrower or SPE Owner in the future are hereinafter referred to as, the “Properties” and each individually, a “Property”).
          D. Subject to the terms and conditions set forth herein, Lender has agreed to loan to Borrower the sum of up to Ninety-Nine Million Seven Hundred Thousand and No/100 Dollars ($99,700,000.00).
          NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the other Loan Documents and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

ARTICLE I
LOAN PROVISIONS
     Section 1.1. Loan. Subject to the terms and conditions set forth herein, Lender has agreed to loan to Borrower the amount of up to Ninety-Nine Million Seven Hundred Thousand and No/100 Dollars ($99,700,000.00) (the “Loan”).
     Section 1.2. Term of Loan. On the Maturity Date (as the same may be accelerated pursuant to the provisions of the Loan Documents or otherwise), the entire Debt, including all amounts outstanding under the Note, all accrued interest thereon and all other amounts due and payable to Lender hereunder and under the other Loan Documents, if not sooner paid or payable pursuant to the Loan Documents, shall become due and payable in full.
     Section 1.3. Interest/Prepayment. Interest due under the Note shall accrue and become payable as set forth therein. Voluntary prepayment under the Note may be made only as set forth in the Note.
     Section 1.4. Loan Fee. On the Closing Date, Borrower shall pay to Lender a loan fee (“Loan Fee”) equal to $997,000.00. The Loan Fee shall be deemed fully earned on the Closing Date and shall not be refundable for any reason.
     Section 1.5. Unfunded Fee. (i) Commencing sixty (60) days after the closing date, Borrower shall pay to Lender on a monthly basis a fee equal to 0.5% per annum of the unfunded portion of the Initial Advance (the “Unfunded Fee 1”). (ii) Commencing on the sixth (6th) month anniversary of the Closing Date, Borrower shall pay to Lender on a monthly basis a fee equal to 0.5% per annum of the unfunded portion of the Second Advance (the “Unfunded Fee A”). (ii) Commencing on the twelfth (12th) month anniversary of the Closing Date, Borrower shall pay to Lender on a monthly basis a fee equal to 0.5% per annum of the unfunded portion of the Third Advance (the “Unfunded Fee B”, collectively with Unfunded Fee 1 and Unfunded Fee A, the “Unfunded Fee”).
     Section 1.6. Interest Advance. On the 1st day of every calendar month (the “Interest Advance Date”) until the Schedule Maturity Date, Lender shall deposit into the Interest Reserve Account a portion of the Interest Advance equal to the interest payment due on the next following Payment Date (the “Interest Advance”), provided that such advances shall not exceed, in the aggregate, the Additional Amount. In addition, if Borrower shall have been required to obtain an interest rate protection agreement, Borrower shall have added the Interest Advance to the amount covered under the interest rate protection agreement.
     Section 1.7. Extension Option.
               (a) Extension Option. Borrower shall have the option to extend (i) the Scheduled Maturity Date to the Extended Maturity Date (the “First Extension Option”) and (ii) the Extended Maturity Date to the Second Extended Maturity Date (the “Second Extension Option”, collectively with the First Extension Option, the “Extension Option”). Borrower’s right to exercise the Extension Option or Second Extension Option shall be subject to the satisfaction of each of the following conditions , if (and only if) each of the following conditions (“Extension Conditions”) have been satisfied within the applicable time periods:
               (i) Borrower shall have delivered to Lender written notice (the “Extension Notice”) of Borrower’s decision to extend the Scheduled Maturity Date or Extended Maturity Date pursuant to this Section at least sixty (60) days but not more than ninety (90) days prior to the Scheduled Maturity Date or Extended Maturity Date (as applicable). The Extension Notice, upon its delivery to Lender, shall be irrevocable;
               (ii) No Event of Default shall have occurred and no Unmatured Default shall have occurred and be continuing (i) at the time Borrower gives the Extension Notice and (ii) on the Scheduled Maturity Date or Extended Maturity Date (as applicable), and on the Scheduled Maturity Date or Extended Maturity Date (as applicable) Borrower shall have delivered to Lender an Officer’s Certificate to that effect;
               (iii) On or before the Scheduled Maturity Date or Extended Maturity Date (as applicable), Borrower shall have paid or provided Lender sufficient funds for the payment of all Loan Expenses incurred by Lender in connection with the Extension Option;
               (iv) Lender shall have advanced to Borrower such portions of the Second Advance and the Third Advance as were requested by Borrower to be funded;
               (v) Each representation and warranty made in the Loan Documents by a Loan Party shall continue to be true and correct as if remade on the Scheduled Maturity Date or on the Extended Maturity Date (as applicable), and on the Scheduled Maturity Date and Extended Maturity Date (as applicable) Borrower shall have delivered an Officer’s Certificate to that effect;
               (vi) If required by Lender, on or before the Scheduled Maturity Date or Extended Maturity Date (as applicable), Borrower shall obtain and deliver to Lender an interest rate protection agreement in a form and from a counterparty acceptable to Lender in its sole discretion and shall be effective for the period commencing on the day immediately following the Scheduled Maturity Date or Extended Maturity Date and ending on the Extended Maturity Date or the Second Extended Maturity Date;
               (vii) If an interest rate protection agreement is required pursuant to clause (v) above, Borrower shall deliver a counterparty legal opinion in form and substance acceptable to Lender and from counsel acceptable to Lender with respect to the interest rate protection agreement;
               (viii) On or before the Scheduled Maturity Date or Extended Maturity Date, Borrower shall have delivered to Lender UCC Searches, with a search date not more than 30 days prior to the Scheduled Maturity Date or Extended Maturity Date, confirming the filing of the Financing Statements in favor of Lender, and disclosing no other security interests, liens, encumbrances, judgments, filed actions or bankruptcy filings by or against any of the SHP Subsidiaries, Borrower or Guarantor with respect to the Collateral other than the Permitted Exceptions;
               (ix) On or before the Scheduled Maturity Date and the Extended Maturity Date, Borrower shall have delivered to Lender a Borrower Estoppel Certificate in form and substance acceptable to Lender with an effective date not more than 5 days prior to the Scheduled Maturity Date;
               (x) Intentionally Omitted;
               (xi) On or before the Scheduled Maturity Date, each Loan Party shall have delivered to Lender its most current certified financial statement showing no Material Adverse Change from those delivered to Lender prior to the date hereof and a certification from such Loan Party that since the date of such statement there has been no Material Adverse Change;
               (xii) Intentionally Omitted;
               (xiii) On or before the Scheduled Maturity Date or Extended Maturity Date, the Borrower shall satisfy the Loan to Value Test.
               (xiv) On or before the Scheduled Maturity Date, Borrower shall have paid to Lender the Loan Extension Fee in immediately available United States funds.
          In the event that any of the foregoing Extension Conditions is not satisfied strictly in accordance with the terms hereof or waived by Lender in writing, the Extension Option shall be null and void, and the Loan shall mature on the Scheduled Maturity Date or Extended Maturity Date (as applicable). Further, in the event that the foregoing Extension Option is exercised, the provisions of section 1.6 shall no longer apply and Borrower shall be required to pay in cash to Lender the monthly interest payment due on each Payment Date together will all other sums due hereunder.
ARTICLE II
LOAN DOCUMENTS; SECURED OBLIGATIONS
     Section 2.1. Loan Documents. The Obligations shall be evidenced and secured by the following documents, all dated as of the date hereof (except as otherwise noted below) (collectively, together with any Amendments thereto, the “Loan Documents”):
          (a) this Agreement and the Joinder hereto;
          (b) that certain Promissory Note dated as of the date hereof in the principal amount of up to $99,700,000 given by Borrower to Lender and evidencing the Loan (together with any Amendments thereto, the “Note”);

          (c) those certain Pledge and Security Agreements given by Borrower to Lender constituting a perfected pledge and assignment of Borrower’s 49% interest in SHP Subsidiaries; (such agreements collectively, together with any Amendments thereto, the “Pledge and Security Agreement”;
          (d) the Financing Statements;
          (e) that certain Guaranty of Recourse Obligations from Guarantor in favor of Lender (together with any Amendments thereto, the “Guaranty of Recourse Obligations”);
          (f) that certain Subordination of Management Agreement executed by Borrower and the Approved Manager and Lender;
          (g) [Intentionally Omitted];
          (h) that certain Certificate of Ownership Chart executed by Borrower in favor of Lender;
          (i) that certain Environmental Representation, Warranty and Indemnification Agreement from Borrower and Guarantor in favor of Lender (together with any Amendments thereto, the “Environmental Indemnity”).
     Section 2.2. Obligations. The grants, assignments, pledges, encumbrances and transfers made under the Loan Documents are given for the purpose of securing (i) the payment of the Debt; and (ii) the performance of all other agreements, covenants, conditions and obligations of the Borrower and the other Loan Parties contained herein or in the other Loan Documents (collectively, items (i) and (ii) are the “Obligations”).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1. Representations and Warranties. The Recitals set forth above are made a part of this Article and constitute representations and warranties of Borrower to Lender. The Borrower further represents and warrants to Lender as follows:
          (a) Initial Advance Conditions. Borrower has fully satisfied and/or delivered to Lender as of the Closing Date all items required by Section 4.1.
          (b) Loan Documents. Each of the Loan Documents is in full force and effect.
          (c) No Event of Default. No Event of Default or Unmatured Default has occurred as of the date hereof.

          (d) No Set-Off. The Loan Documents and the performance of each Loan Party’s obligations thereunder, are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury, nor would the Loan Parties’ respective obligations therein nor the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents or any remedy provided for thereunder unenforceable, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
          (e) Lien of Loan Documents. Each of the Loan Documents which purports to grant or assign to Lender a Lien or security interest in any Collateral creates a valid, enforceable Lien on the Collateral in favor of Lender, subject only to Permitted Exceptions. Upon the filing of the Financing Statements in the filing offices set forth in Exhibit S, Lender will have a perfected security interest in each item of Collateral. Other than the Financing Statements or any Permitted Exceptions, no Loan Party has executed any UCC financing statements in favor of any other Person with respect to any of the Collateral. The recordings, filings and actions set forth on Exhibit S are all the actions necessary in order to establish, protect and perfect the interest of the Lender in the Collateral. Other than the financing statements in favor of Lender, no Loan Party has executed any UCC-1 financing statements in favor of any other Person with respect to the Collateral.
          (f) Organization; Good Standing; Formation and Organization Documents. Each Loan Party (other than a Loan Party that is a natural person) is duly organized, validly existing and in good standing and qualified to do business in the jurisdiction of its organization and in each State where the Properties are located, and each such Loan Party has all requisite organizational power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party. Borrower has delivered to Lender all formation and Organizational Documents of each Loan Party (other than a Loan Party that is a natural person), and all such formation and Organizational Documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.
          (g) Due Authorization; Enforceability. Each Loan Party and its members, managers, partners, shareholders, officers and/or directors, as applicable, have taken all necessary action to authorize the execution, delivery and performance of each Loan Document, and no consent, authorization or approval of any Person is necessary to authorize each Loan Party to execute, deliver and perform its obligations under each Loan Document to which it is a party except for the written consent obtained from the Persons set forth on Exhibit E, which consents remain in full force and effect, with copies thereof provided to Lender. Each of the Loan Documents has been duly executed and delivered by or on behalf of each applicable Loan Party that is a party thereto, and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against each such Loan Party in accordance with its terms, and as of the Closing Date there are no defenses, including the defense of usury, to such enforceability.

          (h) No Conflicts. The execution, delivery and performance of each Loan Document by each applicable Loan Party does not and will not (i) conflict with or result in or cause any violation under any Applicable Law, (ii) conflict with or result or cause a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which such Loan Party is party or by which such Loan Party’s property or assets are subject, (iii) result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Loan Party, or (iv) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Loan Party or any of its properties or assets. No Loan Party is a party or subject to (i) any restriction in its Organizational Documents that materially affects its business or the use or ownership of any of its properties or operation of its business as presently used, owned, operated or contemplated or (ii) any contract, agreement or restriction that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business as presently contemplated. No Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur the Debt, and no Loan Party is a party or subject to any contract or agreement which restricts its right or ability to enter into the Loan Documents to which it is a party or which prohibits any Loan Party’s execution or performance of its obligations under this Agreement or any of the other Loan Documents, the Borrower’s obtaining the Loan, the Guarantor’s guaranty of the Obligations and the Loan Parties’ providing security for the Obligations as provided herein. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien. As of the date hereof, each Loan Party has provided, to the Lender, accurate and complete copies of all of the following agreements or documents to which such Loan Party is subject: (a) all Leases with respect to the Properties; (b) all Hotel Management Agreements with respect to the Properties; (c) all Senior Loan Agreements; (d) all instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of any Loan Party or any Subsidiary of any Loan Party; and (e) all Organizational Documents of any Loan Party. All such agreements are in full force and effect and are not presently subject to termination because of an existing default by a Loan Party or, to the best knowledge of each Loan Party, otherwise. Except to the extent obtained and delivered to Lender in writing prior to the Closing Date, no registration, qualification, designation, declaration or filing with, any Person or any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with the execution and delivery of this Agreement or any other Loan Documents by each Loan Party a party thereto, consummation by each Loan Party a party thereto of the transactions herein or therein contemplated, including the Borrower’s obtaining the Loan, the Guarantors’ guaranty of the Obligations and the Loan Parties’ granting security for the Obligations, performance of or compliance by each Loan Party a party thereto with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

          (i) Governmental Consents. Other than the permits and licenses referred to in Section 3.1(bb), no other consent, approval, authorization or order of, or qualification with, any court or Governmental Authority or any Person is required in connection with the execution, delivery or performance by any Loan Party of the Loan Documents.
          (j) No Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or Person now pending against or affecting the Properties, the Collateral or any Loan Party other than such actions, suits or proceedings (A) described in Exhibit C or (B) which has a maximum potential liability less than of $50,000.00.
          (k) No Restriction. No Loan Party is in default (after any applicable notice and grace period) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which could have a Material Adverse Effect.
          (l) Ownership Interests. The Ownership Chart attached hereto as Exhibit D (the “Ownership Chart”) is true, correct and complete as of the Closing Date. Except as set forth on Exhibit D, no other Person has any direct or indirect ownership interest in the Properties, SHP Subsidiaries or Borrower.
          (m) Chief Executive Office. Borrower’s principal place of business and chief executive office is 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105.
          (n) Financial Condition. Each financial statement concerning each Loan Party and the Properties provided to Lender in connection with the Loan, and hereafter from time to time, fairly and accurately presents, in accordance with [Agreed Accounting Principles] consistently applied, in all material respects the financial position of each such Loan Party and the Properties, as the case may be, as of the date of such financial statement. Each such financial statement has been prepared in accordance with the requirements of Section 5.16(c). There have occurred no changes or circumstances to such financial data or the financial condition of the Properties, the Borrower or any Loan Party which individually or in the aggregate have had or may result in a Material Adverse Change.
          (o) Fraudulent Transfer; Solvency. None of the Loan Parties have entered into the Loan Documents with the actual intent to hinder, delay, or defraud any creditor or any other Person, and each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents, the Borrower and SHP Subsidiaries are solvent and the fair saleable value of each Loan

Party’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Loan Party’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of each Loan Party’s assets will, immediately following the execution and delivery of the Loan Documents, be greater than such Loan Party’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Each Loan Party’s assets, immediately following the execution and delivery of the Loan Documents, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. As of the Closing Date, no Loan Party intends or believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations). No Loan Party has any knowledge of any tenant presently contemplating the filing of a petition by it under any Bankruptcy Law or the liquidation of all or a major portion of its assets or property.
          (p) No Bankruptcy Filing. No Loan Party is a debtor in any outstanding action or proceeding pursuant to any Bankruptcy Law and no Loan Party is (i) contemplating either the filing of a petition by it under any Bankruptcy Law or the liquidation of all or any portion of its assets or property, and (ii) no Loan Party is aware that any other Person is contemplating the filing against any Loan Party of a petition under any Bankruptcy Law.
          (q) Single Purpose. Each of the SHP Subsidiaries was formed solely for the purpose of acquiring its direct or indirect interest in its respective SHP Subsidiary Properties. Since the formation of each of the SHP Subsidiaries:
               (i) Neither Borrower nor any SHP Subsidiary has incurred any Indebtedness, other than Permitted Debt;
               (ii) SHP Subsidiaries have never owned, and do not now own, nor will the SHP Subsidiaries ever own any asset or property other than (A) the respective SHP Subsidiaries’ Properties, and (B) other assets incidental to its ownership or operation of such Properties; and
               (iii) Each Loan Party has at all times complied with and will continue to comply with the provisions of its respective Organizational Documents and the laws of the State in which such Loan Party was formed and or any other state where laws governing the activities of such Loan Party.
          (r) Control. Except for the powers granted to the Independent Members in the SHP Subsidiaries, Borrower has the power and authority and the requisite Ownership Interests to control the actions of the SHP Subsidiaries. Without limiting the foregoing and except for the powers granted to the Independent Members in the SHP Subsidiaries, Borrower has sufficient control over SHP Subsidiaries to cause SHP Subsidiaries to (i) take any action on SHP Subsidiaries’ part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.
          (s) Intentionally Omitted.

          (t) Employees. No Loan Party (other than Borrower and Guarantor) has any employees.
          (u) Title. Borrower has good and marketable fee simple or leasehold, as applicable, title to the Borrower Properties free and clear of all liens, encumbrances and charges whatsoever other than Permitted Exceptions. SHP Subsidiaries have good and marketable fee simple title to the SHP Subsidiary Properties free and clear of all liens, encumbrances and charges whatsoever other than Permitted Exceptions. None of the Permitted Exceptions has a Material Adverse Effect or otherwise materially interferes with the Intended Use of the Properties, with the value of the Properties, or with the ability of any Loan Party to perform its obligations under the Loan Documents. Any Loan Party purporting to grant to Lender a Lien on any other Collateral has good and marketable title in and to such Collateral free and clear of all liens, encumbrances and charges whatsoever other than the Lien created by the Loan Documents in favor of Lender and the Permitted Exceptions.
          (v) Flood Zone. Except for those Properties for which Borrower has delivered to Lender reasonably acceptable proof of appropriate flood insurance, no portion of the Properties is located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A or Zone V).
          (w) Parking. The Properties and the Improvements have and will at all times have, or have easement rights to, a sufficient number of parking spaces to comply with Applicable Law and with all obligations under the Material Agreements and Senior Loan Documents.
          (x) Access. Each of the Properties have adequate rights of access to dedicated public ways either abutting the Properties or through Easement Areas (and makes no use of any means of access, ingress or egress that is not pursuant to such dedicated public ways or Easement Areas). All roads necessary for the full utilization of each of the Properties for all current and Intended Uses have been completed and paid for and are either part of the Properties (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.
          (y) Utilities. Each of the Properties is served by water, electric, sewer, sanitary sewer and storm drain facilities and all other utilities necessary and sufficient for all current and Intended Uses, and such utilities enter each of the Properties directly from a public right-of-way abutting the Properties or through Easement Areas, and all such utilities are connected so as to serve the Properties without passing over other property other than Easement Areas.
          (z) No Encroachments. Except for immaterial encroachments of certain Improvements across boundaries and building restriction lines of the Properties and immaterial encroachments of improvements on adjoining properties onto certain of the Properties, the Improvements lie wholly within the boundaries and building restriction lines of the Properties and do not encroach upon easements or other encumbrances upon the Properties, including any required set-back, and no improvements on adjoining properties encroach upon the Properties.
          (aa) Compliance with Applicable Law; Zoning. Each of the Properties (including the Intended Use) is in compliance with Applicable Law, including the ADA. Each of the Properties currently comply with all zoning requirements and do not rely on any pre-existing use or rights.
          (bb) Permits and Licenses. All licenses and permits required, including all liquor licenses, based on Applicable Law in effect on the Closing Date, to own, operate, manage or maintain the Properties for all current or Intended Uses have been obtained, paid for and are in full force and effect as of the date hereof.
          (cc) Forfeiture. There has not been committed by any Loan Party any act or omission affording any Governmental Authority the right of forfeiture as against (i) any of the Properties, or (ii) any part thereof or direct or indirect Ownership Interest therein or any amounts paid in performance of the Obligations or (iii) any license or permit. No Loan Party has purchased any of the Properties or any portion thereof or direct or indirect Ownership Interest therein with the proceeds of any illegal activity.
          (dd) Casualty. The Properties have not been damaged or injured as a result of any fire, explosion, accident, flood or other casualty, which damage or injury has not been fully repaired and the respective Properties restored.
          (ee) No Condemnation. No condemnation or eminent domain proceeding has been commenced, or, to the Borrower’s Knowledge, is pending or threatened against any of the Properties or any roadways or Easement Areas providing access to any of the Properties.
          (ff) No Violations. No Loan Party has received any notice of violations of any Applicable Law in respect to any of the Properties.
          (gg) Insurance. Borrower and SHP Subsidiaries have obtained Policies satisfying the insurance coverages, amounts and other requirements set forth in this Agreement (or, if applicable in the Senior Loan Documents) and, to Borrower’s Knowledge, no Person, has done, by act or omission anything which would impair the coverage of any such Policy.
          (hh) Management Agreement. Borrower has delivered or has caused to be delivered to Lender a true, complete and correct copy of each of the Management Agreements as of the date hereof, which are in full force and effect and free from default by any Loan Party or, to Borrower’s Knowledge, the manager thereunder as of the date hereof. Other than the Management Agreements, agreements for the rental of guestrooms and Leases, there are no other agreements in existence relating to the management or leasing of the Properties.

          (ii) Leases.
               (i) Borrower has delivered or has caused to be delivered to Lender true, correct and complete copies of all executed Leases on or before the Closing Date. No tenant or other Person has any option, right of first refusal or similar preferential right to purchase all or any portion of the Properties. Except as disclosed to Lender in writing, as of the date hereof, the Leases are in full force and effect and there are no defaults thereunder by any Loan Party or, to Borrower’s Knowledge with respect to any Leases, the tenant thereunder, which have a Material Adverse Effect. All Leases have been entered into in the name of Borrower or a SHP Subsidiary or have been duly assigned to Borrower or a SHP Subsidiary, and Borrower or a SHP Subsidiary is the landlord under all Leases. No Person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases and the Permitted Exceptions, and hotel guests.
          (jj) Material Agreements. Exhibit J attached hereto sets forth a list of all Material Agreements entered into by any Loan Party on or before the Closing Date, and all Material Agreements entered into after the Closing Date will comply with the Loan Documents and the Senior Loan Documents in all material respects. All Material Agreements have been or will be entered into in the name of the Borrower, Guarantor or a SHP Subsidiary or have been duly assigned to and assumed by Borrower, Guarantor or a SHP Subsidiary. The Material Agreements are in full force and effect and there are no defaults thereunder by any Loan Party or, to Borrower’s Knowledge, any other party thereto as of the date hereof which have a Material Adverse Effect.
          (kk) Intentionally Omitted.
          (ll) Taxes and Assessments. Each Loan Party’s federal tax identification number is set forth on Exhibit U. All taxes and governmental assessments relating to the Properties are current and are not delinquent. Each Loan Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing (or necessary to preserve any liens in favor of Lender) by it, except for taxes which are not yet due and payable. There are no existing, pending or, to Borrower’s Knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Properties other than as reflected on Exhibit M attached hereto.
          (mm) Separate Tax Lot. Except as set forth on Exhibit V, each of the Properties consist of a separate tax lot or lots and said lot or lots do not include any property not included within the Properties.
          (nn) ERISA. No Loan Party or any ERISA Affiliate of a Loan Party is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets any Loan Party constitutes or will constitute “plan assets”

of one or more such plans within the meaning of 29 C.F.R. Section 2510.3 101. The consummation of the transaction contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.
          (oo) Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with Federal Reserve System Board of Governors’ Board Regulation U or X (as such terms are used in Federal Reserve System Board of Governors’ Board Regulation U or X or any regulations substituted therefor, as from time to time in effect), or for any purposes prohibited by Applicable Law or by the terms and conditions of the Loan Documents or Senior Loan Documents.
          (pp) Foreign Person. No Loan Party is a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.
          (qq) Investment Company; Public Utility Holding Company. No Loan Party is an “investment company” or a “company controlled by an investment company” or an “affiliated person” or “promoter” or “principal underwriter” for, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          (rr) Full and Accurate Disclosure. No statement of fact made by or on behalf of any Loan Party by any Person in any Loan Document or in any financial statement, certificate, report, exhibit or document furnished by such Loan Party to the Lender pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact known to any Loan Party which has not been disclosed in writing to Lender which has resulted in or may result in a Material Adverse Change. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate and correct in all material respects and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission. There are no facts known (or which should upon the exercise of reasonable diligence be known) to any Loan Party that, individually or in the aggregate, would have any reasonable likelihood of resulting in or causing a Material Adverse Change which have not been set forth in the financial statements delivered to Lender or otherwise disclosed in writing to the Lender prior to the date hereof.
          (ss) Use of Loan Proceeds. Borrower has and shall use proceeds of the Loan solely for purposes set forth in the signed settlement statement approved by Lender and the Annual Budget.

          (tt) Senior Loan.
               (i) There is no default or event of default under any of the Senior Loan Documents and no event or circumstance has occurred which with the giving of notice or the passage of time, or both, would constitute a default or event of default under the Senior Loan Documents.
               (ii) All of the representations and warranties of any Loan Party under the Senior Loan Documents are true, complete and correct.
               (iii) There are no Senior Loan Agreements other than those set forth on Exhibit L attached hereto. Borrower has delivered to Lender or has agreed to deliver to Lender true, complete and correct copies of all Senior Loan Agreements, and none of the Senior Loan Agreements has been amended or modified as of the date thereof. The summaries of the Senior Loan Agreements provided by Hagen, Wilka & Archer, P.C. to Lender are complete and accurate and, other than as noted in the summaries, no other document or agreement alters in any material respect any of the material terms of the Senior Loan Agreements.
          (uu) Environmental. Except as set forth in the Environmental Reports, (A) the Properties and each portion thereof is in full compliance with all applicable Environmental Laws, (B) there have been no past and there are no pending or threatened claims, complaints, notices or requests for information known to or received by any Loan Party with respect to any violation or alleged violation of, or any liability or alleged liability under, any Environmental Law in connection with or relating to the Properties or any portion thereof, (C) there have been no releases of Hazardous Materials at, on or under any of the Properties or any portion thereof; (D) there are no underground storage tanks, active or abandoned, owned or leased, at any of the Properties; (E) there are no polychlorinated biphenyls or friable asbestos present at any of the Properties and (F) no condition exists at, on or under any of the Properties or any portion thereof, which with the passage of time or the giving of notice or both would give rise to liability under any Environmental Law.
          (vv) Filing and Recording Taxes. All transfer taxes, recording taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes or recording taxes, charges or fees or similar charges required to be paid by any Person under Applicable Law in connection with the Loan have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under Applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.
          (ww) No Brokerage Fees. No Loan Party has agreed to pay any brokerage or other fee, commission or compensation to any Person in connection with the Loan to be made hereunder except as follows: Borrower is responsible to pay the brokerage fee to Riverside Management Group.

          (xx) Personal Holding Company. No Loan Party is a “personal holding company” as defined in Section 542 of the Code.
          (yy) Franchise Agreement. Borrower has delivered to Lender true, correct, accurate and complete copies of representative Franchise Agreements with respect to the Properties and no verbal or written agreements exist which terminate, modify or supplement the Franchise Agreements. The Franchise Agreements are in full force and effect and there is no default thereunder by any party thereto and no Unmatured Default has occurred thereunder. Lender acknowledges that from time to time, a franchisor will send a notice of default to a Loan Part based upon a condition of a Property, but simultaneously grants an extended cure period to such Loan Party. Such types of default notices shall not be considered a breach hereunder, provided, (i) such default is cured within such extended cure period, and (ii) the Loan Party sends a copy of such notice to Lender on the date that is one half of the number of days of such extended cure period after receipt of such notice if the default has not been cured before such date.
     Section 3.2. Representations and Warranties to be Continuing. Borrower hereby represents and warrants that, except as otherwise provided in this Section 3.2, all of the representations and warranties in Section 3.1 are true and correct as of the Closing Date and will continue to be true throughout the term of the Loan as if remade at all times afterwards. All representations and warranties made in this Agreement or in any other document delivered to Lender by or on behalf of any Loan Party shall survive the making of the Loan and shall continue in full force and effect until the Obligations are fully satisfied. Borrower shall inform Lender in writing within five (5) Business Days upon discovering any breach of such representations or warranties, it being understood and acknowledged that any such discovery by any Loan Party or any other Person having an Ownership Interest shall be deemed to be the discovery by Borrower. Notwithstanding the foregoing, the representations and warranties in paragraphs (h), (j), (l) and (ee) in Section 3.1 above shall be true as of the date of each Advance under the Loan Agreement and shall be a condition precedent to each such Advance.
     Section 3.3. Acknowledgment of Lender’s Reliance. The Borrower acknowledges that Lender will make the Loan in reliance upon the representations and warranties contained in the Loan Documents or any certificate delivered to Lender pursuant to the Loan Documents. The Lender shall be entitled to such reliance notwithstanding any investigation which has been or will be conducted by Lender or on its behalf.
ARTICLE IV
CONDITIONS PRECEDENT
          Section 4.1. Conditions Precedent. The obligation of Lender to make the Initial Advance is subject to the fulfillment by Borrower of the following conditions precedent (“Initial Advance Conditions”) no later than sixty (60) days after the date of execution of this Agreement (the “Initial Funding Date”), each in form and substance satisfactory to Lender and Borrower represents and warrants to Lender that Borrower has satisfied (except to the extent specifically waived in writing by Lender) all of the following conditions precedent:
          (a) Senior Loan.
               (i) The Loan Parties shall not be in default with respect to any of the Senior Loans.
               (ii) The form and substance of the Senior Loan Agreements shall be satisfactory to Lender, and Borrower shall have delivered to Lender true, complete, correct and fully executed copies of all Senior Loan Agreements.
          (b) Loan Documents. Lender shall have received the Loan Documents, in each case, duly executed, delivered and, where appropriate, acknowledged by the Persons (other than Lender) party thereto.
          (c) Representations and Warranties. The representations and warranties of all of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Initial Funding Date.
          (d) No Event of Default. No Event of Default shall have occurred and no Unmatured Default shall have occurred and shall be continuing; and each Loan Party shall be in compliance in all material respects with all terms and conditions set forth in each Loan Document on its part to be observed or performed.
          (e) Equity Contribution. Lender shall have received an Officer’s Certificate and other reasonably satisfactory evidence (including Borrower’s financial statements) that Borrower has, and shall have at all times that any of the Obligations are outstanding, aggregate member’s equity of not less than $100,000,000 in the SHP Subsidiaries and the Borrower Properties (the “Member’s Equity”). No funds loaned to or borrowed by any Loan Party shall count towards the Equity Contribution.
          (f) Material Adverse Effect. No event or series of events shall have occurred which has had or is reasonably likely to have a Material Adverse Effect.
          (g) Litigation. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened in writing, which in Lender’s reasonable judgment could have a Material Adverse Effect.
          (h) Casualty. No Casualty has occurred or Condemnation proceeding has been initiated, which in Lender’s sole and absolute discretion, could have a Material Adverse Effect.
          (i) Closing Expenses. Lender shall have received reimbursement for all of Lender’s Closing Expenses (including Professional Fees).

          (j) Intentionally Omitted.
          (k) Required Deliveries. Lender shall have received, reviewed and approved each of the items set forth on Exhibit O attached hereto, each of which shall be in form and content acceptable to Lender.
          (l) Underwriting Assumptions. Lender shall be satisfied that all underwriting assumptions upon which Lender based its approval of the Loan (the “Underwriting Assumptions”) are satisfied.
          (m) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Lender, as the Lender may from time to time request.
          (n) Additional Collateral. Any real property purchased using the Initial Advance shall be purchased by SPE Owner. Notwithstanding the foregoing, the properties described on Schedule 4 attached hereto may be purchased directly by Borrower provided that each such property is transferred to an SPE Owner within 30 days of the date hereof. Borrower shall pledge its 49% membership interest in SPE Owner to Lender as additional collateral for the Loan.
     Section 4.2. Conditions Precedent to the Second Advance.
     The obligation of Lender to make each advance under the Second Advance hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent each time an advance under the Second Advance is requested by Borrower:
          (a) Notice to Lender. At any time, but no more often than monthly, Borrower may notify Lender, in the form attached hereto on Exhibit Q, of its request for advances in an amount no less than $5,000,000 (except for the final Second Advance draw which shall be equal to the remaining undrawn amount if such is less than $5,000,000) under the Second Advance (each, a “Second Advance Notice”), which Second Advance Notice must be received by Lender at least three Business Days prior to the requested funding date.
          (b) Project Budget. Borrower shall provide to Lender a project budget which shows, in reasonable detail, each line item of anticipated acquisition costs and development costs (the “Project Budget”) for the acquired or constructed properties. Lender’s approval of the Project Budget shall be in its reasonable discretion.

          (c) Prior Conditions Satisfied. All conditions precedent described in Section 4.1 above, to the Loan have been, and, shall continue to be satisfied as of the date of the Second Advance Notice.
          (d) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower and the Loan Parties contained in this Agreement and the other Loan Documents shall remain true and correct in all material respects on and as of the date of Second Advance Notice with the same effect as if made on and as of such date, and no Event of Default or Unmatured Default shall have occurred and be continuing; and Borrower, the SHP Subsidiaries and Guarantor, respectively, shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.
          (e) Loan Documents. The Loan Documents shall be in full force and effect. The Security Instrument and Pledge Agreement shall constitute a valid Lien on the Collateral, free and clear of all Liens except Permitted Exceptions.
          (f) Interest Coverage Ratio. The Properties shall have an Interest Coverage Ratio that satisfies Section 5.42 hereof as of the date of the Second Advance Notice.
          (g) Loan to Value Test. The Properties shall satisfy the Loan to Value Test as of the date of the Second Advance Notice. For purposes of this subparagraph, the Loan to Value Test shall include any property to be purchased using the Second Advance and any senior debt to be placed on such property.
          (h) Intentionally Omitted.
          (i) Intentionally Omitted.
          (j) Payments. All costs and expenses incurred by Lender in connection with the Second Advance shall be borne by Borrower, including, without limitation, reasonable attorney’s fees.
          (k) Additional Collateral. Any real property purchased using the Second Advance shall be purchased by SPE Owner. Notwithstanding the foregoing, the properties described on Schedule 4 attached hereto may be purchased directly by Borrower provided that each such property is transferred to an SPE Owner within 30 days of the date hereof. Borrower shall pledge its 49% membership interest in SPE Owner to Lender as additional collateral for the Loan.
          (l) Other Documents. Borrower shall have delivered to Lender all items set forth on Exhibit P and such other documents, opinions and certificates as Lender or its counsel may reasonably request.

     Section 4.3. Conditions Precedent to the Third Advance.
     The obligation of Lender to make each advance under the Third Advance hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent each time an advance under the Third Advance is requested by Borrower:
          (a) Notice to Lender. At any time following the full advancement of the Second Advance to Borrower, but no more often than monthly, Borrower may notify Lender, in the form attached hereto on Exhibit Q, of its request for advances in an amount no less than $5,000,000 (except for the final Third Advance draw which shall be equal to the remaining undrawn amount if such is less than $5,000,000) under the Third Advance (the “Third Advance Notice”), which Third Advance Notice must be received by Lender at least three Business Days prior to the requested funding date.
          (b) Project Budget. Borrower shall provide to Lender the Project Budget. Lender’s approval of the Project Budget shall be in its reasonable discretion.
          (c) Prior Conditions Satisfied. All conditions precedent to the Loan described in Section 4.1 above have been, and, shall continue to be satisfied as of the date of the Third Advance Notice.
          (d) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower and the Loan Parties contained in this Agreement and the other Loan Documents shall remain true and correct in all material respects on and as of the date of Third Advance Notice with the same effect as if made on and as of such date, and no Event of Default or Unmatured Default shall have occurred and be continuing; and Borrower, the SHP Subsidiaries and Guarantor, respectively, shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.
          (e) Loan Documents. The Loan Documents shall be in full force and effect. The Security Instrument and Pledge Agreement shall constitute a valid Lien on the Collateral, free and clear of all Liens except Permitted Exceptions.
          (f) Interest Coverage Ratio. The Properties shall have an Interest Coverage Ratio that satisfies Section 5.42 hereof as of the date of the Third Advance Notice.
          (g) Loan to Value Test. The Properties shall satisfy the Loan to Value Test as of the date of the Third Advance Notice. For purposes of this subparagraph, the Loan to Value Test shall include any property to be purchased using the Third Advance and any senior debt to be placed on such property.
          (h) Intentionally Omitted

          (i) Intentionally Omitted.
          (j) Payments. All costs and expenses incurred by Lender in connection with the Third Advance shall be borne by Borrower, including, without limitation, reasonable attorney’s fees.
          (k) Additional Collateral. Any real property purchased using the Third Advance shall be purchased by SPE Owner. Notwithstanding the foregoing, the properties described on Schedule 4 attached hereto may be purchased directly by Borrower provided that each such property is transferred to an SPE Owner within 30 days of the date hereof. Borrower shall pledge its 49% membership interest in SPE Owner to Lender as additional collateral for the Loan.
          (l) Other Documents. Borrower shall have delivered to Lender all items set forth on Exhibit P and such other documents, opinions and certificates as Lender or its counsel may reasonably request.
     Section 4.4. Draws Generally; Certain Restrictions.
          (a) Notwithstanding the foregoing in this Article IV, Borrower may request funds to be drawn from the Initial Advance, the Second Advance or the Third Advance, and Lender, subject to all other conditions and restrictions provided herein, agrees to advance, up to $10,000,000 in the aggregate for the acquisition of individual Properties reasonably assumed to be valued under $3,000,000 per individual hotel development parcel, prior to Lender’s receipt of an Appraisal (or if approved by Lender in its reasonable discretion, a feasibility study or broker’s opinion) for such Properties. At no time shall an aggregate amount greater than $10,000,000 relating to Properties without Appraisals (or if approved by Lender in its reasonable discretion, a feasibility study or broker’s opinion) be outstanding. Upon receipt of an Appraisal, feasibility study or broker’s opinion of value, in any case acceptable to Lender and otherwise in accordance with this Agreement, for each such Property, such unappraised outstanding amount shall be reduced by the draw amount relating to such Property.
          (b) Subject to satisfaction of all Conditions Precedent described in this Article IV, Borrower may request that Lender fund draws 24 hours prior to the expected closing of any given Property acquisition transaction. Interest shall begin to accrue on such amounts when so drawn in accordance this Agreement and the Note. In the event that the subject transaction is not consummated, Borrower may return the funds to Lender no later than 5 business days after such draw, together with a fee equal to 2% of such returned amount. Such returned amounts, if timely received by Lender together with the above described fee, will not be subject to the Minimum Interest Amount under the Note.

ARTICLE V
BORROWER’S COVENANTS
     Section 5.1. Obligations. Borrower shall (i) pay and perform the Obligations, and any and all other obligations, at the time and in the manner provided in this Agreement, the other Loan Documents and the Senior Loan Documents and (ii) cause the SHP Subsidiaries or other applicable Person to pay and perform all obligations under this Agreement, the other Loan Documents, and the Senior Loan Documents.
     Section 5.2. Inspection; Access to Books and Records. Borrower will, and will cause the SHP Subsidiaries to, at all reasonable times upon prior notice permit Lender and Lender’s consultants and agents, including the Servicer, to inspect the Properties and all matters relating to the development, construction and operation of the Properties during normal business hours. Borrower will, and will cause the SHP Subsidiaries and each of their respective agents and contractors to, cooperate to give Lender and its consultants and agents full access to the Properties at all times. Lender will endeavor to minimize interference by its consultants with the activities of such Loan Party or contractors at the Properties in connection with any such inspection. All inspections by Lender and its consultants shall be for the sole benefit of Lender for its loan administration purposes only. Neither Lender nor any of its consultants assumes or shall have any responsibility, obligation or liability to any Loan Party or any other Person by reason of Lender’s or its consultant’s inspections except to the extent of Lender’s gross negligence, recklessness or willful misconduct. Neither any Loan Party nor any other Person may rely on Lender’s inspections for any purpose (including stage of completion, adequacy or workmanship, compliance with Applicable Law, or other matters related to design, construction and operation). Lender’s inspection of an item shall not result in any waiver of Lender’s rights in the event such item does not conform with this Agreement. Notwithstanding anything herein to the contrary, Borrower shall only be responsible for payment for one inspection per Property per year unless an Event of Default has occurred and is continuing.
     Section 5.3. Material Agreements.
          (a) Except as permitted under the Senior Loan Documents, Borrower shall not, and shall not permit the SHP Subsidiaries to, enter into any Material Agreement without the consent of Lender not to be unreasonably withheld or delayed. Lender may condition its consent upon Borrower or the SHP Subsidiaries also obtaining the consent of the Senior Lender.
          (b) Except as specifically set forth herein, Borrower will not, and will not permit or cause the SHP Subsidiaries to, amend, modify, supplement, rescind or terminate any Material Agreement, without Lender’s approval, including the identity of the party to perform services under such agreement. Subject to the rights of Senior Lender, if a material or service provider under a Material Agreement is in default in its obligations thereunder to the extent entitling Borrower or any of the SHP Subsidiaries to rescind or terminate that agreement, then if Lender so requires (but not otherwise), Borrower will, or will cause the SHP Subsidiary to, promptly use all reasonable efforts to terminate that agreement and appoint a new party in its place, with such identity and terms of appointment approved by Lender.

          (c) Borrower shall and shall cause each Loan Party, as applicable, to observe and perform each and every term to be observed or performed by such Loan Party under the Material Agreements the non-performance of which would cause a Material Adverse Effect.
     Section 5.4. Leases.
          (a) Consent. Except as specifically permitted by the Senior Loan Documents, Borrower shall not, and shall not permit any SHP Subsidiary, to enter into any Lease of any of the Properties or any portion thereof without Lender’s prior written consent. Except as specifically permitted by the Senior Loan Documents, Borrower shall not, and shall not permit any SHP Subsidiary to modify or amend in any material respect any Lease, including any Lease Guaranty, without the consent of Lender. Without Lender’s prior written consent, Borrower shall not, and shall not permit any SHP Subsidiary to, cancel, terminate or accept the surrender of any Lease, except as permitted by the Senior Loan Documents.
          (b) Performance. Borrower shall or shall cause the SHP Subsidiaries to (i) observe and perform all the obligations imposed upon the lessor under the Leases; (ii) promptly send copies to Lender of all notices of default which Borrower or the SHP Subsidiaries or their respective agents or representatives shall send or receive under any Lease; (iii) enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; provided, however, Borrower shall not, and shall not permit the SHP Subsidiaries to, terminate any Lease without the prior written consent of Lender, except as permitted by the Senior Loan Documents; and (iv) not execute any other assignment of the lessor’s interest in any of the Leases or the rents, except under the Senior Loan Documents. Subject to Senior Lender’s rights, Lender shall have the right, at the Borrower’s expense, but shall not be obligated, to cure any default by the Borrower or the SHP Subsidiaries under any of the Leases which would entitle the Tenant thereunder to terminate its Lease or offset rent and which the Borrower or the SHP Subsidiaries are not proceeding diligently to cure, and this provision shall be deemed to be a written authorization and each tenant shall be entitled to rely thereon. Such curing by Lender of a default by the Borrower and the SHP Subsidiaries under any of the leases shall not release the applicable Loan Party in any way from liability to Lender for the failure to discharge the duty to so cure that default. Any and all sums expended by Lender with respect to any such cure, together with interest thereon at the Default Rate from the date paid by Lender until repaid by Borrower, shall immediately be due and payable to Lender by Borrower on demand and shall be secured by the Loan Documents. Lender, Servicer and any Person designated by Lender or Servicer are hereby authorized by Borrower to directly communicate with the Approved Manager at any time and from time to time regarding such matters as Lender deems appropriate, and Borrower on behalf of SHP hereby acknowledges and agrees that each Loan Party shall have no claim or cause of action against Lender arising out of such communications.

     Section 5.5. Approved Management Agreement.
          (a) Management Agreements. Unless otherwise consented to by Lender, all of the Properties shall at all times during the term of the Loan be managed and operated by Approved Manager(s) pursuant to management agreements (“Management Agreements”) in form and content reasonably acceptable to Lender. Borrower shall not, and shall not cause or permit the SHP Subsidiaries to, enter into any other Management Agreement or terminate or replace an Approved Manager or amend or modify the existing Management Agreement, without Lender’s prior written consent.
          (b) Intentionally Omitted.
          (c) Lender Termination Request. Subject to the rights of the Senior Lender and provided the following does not create an event of default under the Senior Loan Agreements, upon the occurrence and during the continuance of an Event of Default, if requested by Lender in writing (a “Lender Termination Request”), Borrower shall, or shall cause the SHP Subsidiaries to, issue within five (5) Business Days after delivery of the Lender Termination Request, a notice of termination to terminate any Management Agreement (a “Manager Termination Notice”). Notwithstanding the foregoing, if an Approved Manager is an Affiliate of any Loan Party, Lender’s delivery to Borrower of a Lender Termination Request shall automatically terminate the Management Agreement with any such Affiliate effective as of the date specified in the Lender Termination Request. If Borrower fails to issue or cause the SHP Subsidiary to issue the Manager Termination Notice within said five (5) Business Day period, the same shall constitute an Event of Default, and Lender shall have the right, and Borrower and the SHP Subsidiary hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s and the SHP Subsidiary’s attorney-in-fact coupled with an interest, at Lender’s sole option, to issue a Manager Termination Notice on behalf of and in the name of Borrower or the SHP Subsidiary, and each Loan Party hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority.
          (d) Replacement Approved Manager. Subject to the rights of the Senior Lender and provided the following does not create an event of default under the Senior Loan Agreements, if Lender delivers the Lender Termination Request, upon Lender’s further request, Borrower shall, or shall cause the SHP Subsidiary to appoint a replacement Approved Manager pursuant to a new Management Agreement as soon as practicable, but in no event, more than forty-five (45) days after delivery of such Lender Termination Request, and shall cause such replacement Approved Manager to execute and deliver to Lender a subordination of management agreement substantially similar to the Manager’s Subordination and otherwise reasonably satisfactory to Lender.
     Section 5.6. Insurance.
          (a) Policies. Borrower, at its sole cost and expense, shall insure and keep insured, and shall cause the SHP Subsidiaries, at their sole cost and expense to insure and keep insured the Properties against such perils and hazards, and in such amounts and with such limits, and pursuant to such Policies issued by such insurers, as

Lender may from time to time require (collectively, “Policies”), and, in any event, including:
               (i) All Risk. Insurance against loss to the Properties which shall be on an “All Risk” Policy form, in each case covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) Policy form, which contains a Commercial ISO “Causes of Loss – Special Form”, including theft, and insurance against such other risks as Lender may reasonably require, including, but not limited to, insurance covering the cost of demolition of undamaged portions of any portion of the Properties when required by code or ordinance, the increased cost of reconstruction to conform with current code or ordinance requirements and the cost of debris removal. In addition, during any period of construction with respect to the Properties such Policies shall cover the following: real estate property taxes; architect, engineering, and consulting fees; legal and accounting fees (including the cost of in-house attorneys and paralegals); advertising and promotion expenses; interest on money borrowed; additional commissions incurred upon renegotiating leases and any and all other expenses which may be incurred as a result of any property loss or destruction by an insured. Such Policies shall be in amounts equal to the full replacement cost of the Properties, including all fixtures, equipment, construction materials and personal property on and off-site. Such Policies shall also contain a 100% co-insurance clause with an agreed amount endorsement (with such amount to include the replacement cost of the foundation and any underground pipes), a permission to occupy endorsement and deductibles which are in amounts acceptable to Lender.
               (ii) Intentionally Omitted.
               (iii) Business Interruption. Business interruption insurance insuring against loss arising out of the perils insured against in the policy or policies referred to in clause (i) above, in an amount equal to not less than gross revenue from the affected Property(ies) for twelve (12) months from the operation and rental of all hotels now or hereafter forming part of the Property(ies), based upon one hundred percent (100%) of the occupancy determined from historical operating performance of such hotels, less any allocable charges and expenses which do not continue during the period of restoration.
               (iv) Boiler and Machinery. Broad form boiler and machinery insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Properties (if any are located at the Properties), providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Lender may require, but in no event less than that customarily carried by Persons owning or operating like properties.
               (v) Workers’ Compensation. During any construction to (or making of any alterations or improvements to) the Properties (i) insurance covering claims based on the owner’s or employer’s contingent liability not covered by the insurance provided in subsection (ix) below and (ii) workers’ compensation insurance covering all Persons engaged in such alterations or improvements.
               (vi) Flood. Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if any of the Properties is now, or at any time while the Loan remains outstanding shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, Zone A or Zone V, in amounts equal to the full replacement value of all above grade structures on the Properties.
               (vii) Earthquake. Insurance against loss or damage by earthquake, if any of the Properties is now, or at any time while the Loan remains outstanding shall be, situated in any area which is classified as a Major Damage Zone, Zones 3 and 4, by the International Conference of Building Officials in an amount equal to the probable maximum loss for such Properties, fixtures and equipment, plus the cost of debris removal.
               (viii) Public Liability. Comprehensive liability insurance against death, bodily injury and property damage arising in connection with the Properties. Such Policy shall be written on a Standard ISO occurrence basis form or equivalent form, shall list Borrower or the SHP Subsidiary as the named insured, shall designate thereon the location of the Properties and have such limits as Lender may reasonably require, but in no event less than $1,000,000 per occurrence. Borrower shall also obtain, and shall cause the SHP Subsidiaries to obtain, excess umbrella liability insurance with a minimum of a $50,000,000 limit.
               (ix) Other Insurance. Such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Properties located in or around the region in which the Properties are located.
          (b) Policy Requirements.
               (i) All insurance shall: (i) be carried with companies with a Best’s rating of A/X or better, or otherwise acceptable to Lender; (ii) be in form and content acceptable to Lender; (iii) provide for thirty (30) days’ advance written notice to Lender before any cancellation, adverse material modification or notice of non-renewal; and (iv) to the extent not otherwise specified herein, contain deductibles and limits which are in amounts acceptable to Lender.
               (ii) All physical damage Policies and renewals (including those required to be maintained under the Leases and subcontracts for the benefit of Borrower and the SHP Subsidiaries) shall contain (i) a standard mortgage clause naming Senior Lender, as mortgagee, which clause shall expressly state that any breach of any condition or warranty by any Loan Party or any other party shall not prejudice the rights of Senior Lender under such insurance and shall further waive any rights of subrogation against

Senior Lender, and (ii) a loss payable clause in favor of Senior Lender for personal property, contents, inventory, equipment, loss of rents and business interruption. All Policies and renewals (including those required to be maintained under the Leases and subcontracts for the benefit of Borrower and the SHP Subsidiaries) shall name Lender as an additional insured. All Policies shall have “pollution exclusions” deleted by endorsement. No additional parties (other than Senior Lender) shall appear in the mortgagee or loss payable clause without Lender’s prior written consent.
          (c) Delivery of Policies. Any notice pertaining to insurance and required pursuant to this Section 5.6 shall be given in the manner provided in Section 11.9. The insurance shall be evidenced by a true and certified copy of the original Policy; provided; however, that Borrower may provide original certificates of insurance on the Closing Date so long as the original Policies are provided within thirty (30) days thereafter. Borrower shall, and shall cause the SHP Subsidiaries to, use its best efforts to deliver originals or certified copies of all Policies and renewals marked “paid”, (or evidence satisfactory to Lender of the continuing coverage) to Lender at least fifteen (15) days before the expiration of existing Policies and, in any event, Borrower shall, or shall cause the SHP Subsidiaries to, deliver originals or certified copies of such Policies to Lender at least five (5) days before the expiration of existing Policies. If Lender has not received satisfactory evidence of such renewal or substitute insurance (i.e., certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder) in the time frame herein specified (regardless of whether not Borrower or the SHP Subsidiaries have informed Lender verbally or in writing that such renewal or substitute insurance has been obtained), upon written notice to Borrower or the SHP Subsidiaries, Lender shall have the right, but not the obligation, to purchase such insurance required under this Agreement. Any amounts so disbursed by Lender pursuant to this Section shall be deemed Protective Advances. Nothing contained in this Section shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be considered a waiver of any right accruing to Lender on account of this Section.
          (d) Separate Insurance. Borrower shall not carry (and shall not allow any other Loan Party to carry) any separate insurance on the Properties concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender’s prior written consent, and any such Policy shall have attached standard non-contributing mortgagee clause, with loss payable to Lender (subject to rights of Senior Lender), and shall otherwise meet all other requirements set forth herein.
          (e) Insurance Review. At Lender’s option, Lender may (i) require Borrower to certify to Lender on a quarterly basis that insurance required by this Section 5.6 is in place and (ii) not more often than annually, Lender may obtain, at Borrower’s expense, a report from Lender’s Insurance Consultant, certifying that insurance required by this Section 5.6 is in place.
          (f) Senior Loan. Notwithstanding anything set forth to the contrary in this Section 5.6, Borrower shall, and shall cause the SHP Subsidiaries to, maintain the insurance required by the Senior Loan Documents. Nothing herein shall require insurance with higher limits, with lower deductibles, with additional riders, or with more stringent terms and conditions that are required by the most stringent of the Senior Loan Documents.
     Section 5.7. Casualty; Condemnation and Application of Proceeds.
          (a) Casualty.
               (i) If the Properties shall be damaged or destroyed, in whole or in part, with the cost of repairing or restoring the damage to any effected Properties estimated to be $100,000 in the aggregate or more (but such $100,000 limit shall apply on a per-Property basis), by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender. If required by the Senior Loan Documents or if there is no Senior Loan on the applicable Property, Borrower shall promptly commence and diligently prosecute, or shall cause the SHP Subsidiaries to promptly commence and diligently prosecute, the completion of the repair, replacement, rebuilding and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty (the “Restoration”) if such Restoration is reasonable practicable, and otherwise in accordance with the Senior Loan Documents. Borrower shall pay or shall cause the SHP Subsidiaries to pay all costs of such Restoration whether or not such costs are covered by insurance or whether Borrower or the SHP Subsidiaries are entitled to use the proceeds of such insurance for the Restoration pursuant to the Loan Documents or the Senior Loan Documents.
               (ii) Intentionally Omitted.
               (iii) Upon the occurrence of a Casualty causing damage greater than $100,000, if the Senior Lender does not have the right to participate in the settlement, adjustment or compromise any claim under any Policy of insurance, or in the event the Senior Lender has such right but shall waive or otherwise fail to exercise such right, then it shall be an Event of Default hereunder if any such claim is settled or compromised on terms that are not approved by Lender in writing such approval not to be unreasonably withheld or delayed.
               (iv) Intentionally Omitted.
               (v) The reasonable expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be deemed Loan Expenses.
          (b) Condemnation.
               (i) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding with respect to any of the Properties and shall deliver to Lender copies of any and all papers served or received by any Loan Party in connection with such actual or threatened proceedings. Unless prohibited by the Senior Loan Documents, Lender may participate (as determined by Lender) in any such actual or threatened proceedings at Borrower’s sole cost and expense, and Borrower shall from time to time deliver to Lender, or cause the SHP Subsidiary to deliver to Lender, all instruments requested by it to permit such participation. Borrower shall, or shall cause the SHP Subsidiary to, at Borrower’s or SHP’ Subsidiary’s expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.
               (ii) Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking, a “Condemnation”), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment under the Loan Documents and the Debt shall not be reduced unless and until any award or payment therefore shall have been actually received and applied by Lender, after the deduction of reasonable expenses of collection, to the Debt.
               (iii) If substantially all of any of the Properties or any portion thereof are taken by a condemning authority, and if required or permitted by the Senior Lender, Borrower shall, and shall cause the SHP Subsidiaries to, promptly commence and diligently prosecute the Restoration of the Property, to the extent reasonably practical, and otherwise comply with the provisions of this Section 5.7.
               (iv) The reasonable expenses incurred by Lender in the negotiation, prosecution, evaluation and settlement (including Professional Fees) of any condemnation award shall be deemed Loan Expenses, shall be secured by the Loan Documents and shall be due and payable by Borrower to Lender on demand.
          (c) Application.
               (i) Notwithstanding anything to the contrary herein, upon the occurrence of a Casualty or Condemnation, if Senior Lender elects to apply insurance proceeds or condemnation award (in either case, the “Loss Proceeds”) to the Senior Loan, then the balance of any Loss Proceeds not so applied to the Senior Loan shall be applied to the Loan. In the event Senior Lender makes, or is otherwise required to make, the Loss Proceeds available to Borrower or to a SHP Subsidiary for Restoration, then the Loss Proceeds shall be so applied as provided in the Senior Loan Documents and any excess Loss Proceeds remaining after completion of Restoration and released to Borrower or a SHP Subsidiary shall be paid to Senior Lender, or if not paid to Senior Lender, then to Lender to be applied to the Debt or for such other purposes approved by Lender and Borrower.
               (ii) If at any time a Casualty in excess of $100,000.00 or a Condemnation occurs after the Senior Loan has been paid in full, the Loss Proceeds shall, at the option of Lender, subject to the following sentence, be applied to the payment of the Debt or applied to reimburse Borrower or the SHP Subsidiary, as the case may be, for the cost of Restoration in the manner set forth below. In the event of a Casualty in the amount of $100,000.00 or less after the Senior Loan has been paid in full, the Loss Proceeds shall be applied by Borrower to the Restoration of the Property. In no case shall any such application reduce or postpone any payments otherwise required under the Loan Documents. Only if the Senior Loan is paid in full and an Event of Default has occurred and is continuing, Lender shall make such Loss Proceeds available to the Borrower or the SHP Subsidiary for Restoration provided that each of the following conditions (“Restoration Conditions”) is satisfied or waived in writing: (A) no Event of Default has occurred and is continuing, (B) (x) Lender is satisfied that such repair or restoration can be completed not less than 90 days prior to the Scheduled Maturity Date, or if the Loan has been extended, 90 days prior to the Extended Maturity Date or Second Extended Maturity Date, as applicable and (y) Guarantor provides Lender with a completion guaranty covering such repair or restoration on terms and conditions acceptable to Lender and (C) Borrower complies with all of the other conditions to disbursement of such Loss Proceeds set forth in Section 5.7(c)(iii) below. If such Casualty or Condemnation occurs while Senior Loan is outstanding, then the Senior Lender shall control the application of proceeds and determinations of whether to commence restoration, to the extent permitted by the Senior Loan Documents.
               (iii) In the event that Lender, as set forth above, elects to make the Loss Proceeds available to Borrower or a SHP Subsidiary for Restoration, Lender may set reasonable conditions for making said funds available to Borrower and the SHP Subsidiary, including requiring that if the Loss Proceeds are not sufficient, in Lender’s sole judgment to complete such Restoration and pay for additional property carry costs, that Borrower or the SHP Subsidiary shall deposit an amount equal to such shortfall with Lender and that such amounts be expended on Restoration prior to Borrower or the SHP Subsidiary being permitted to use such Loss Proceeds.
               (iv) If the Loss Proceeds are to be disbursed by Senior Lender for Restoration, Borrower and the SHP Subsidiary shall deliver to Lender copies of all written correspondence delivered to and received from Senior Lender that relates to the Restoration and release of the Loss Proceeds.
          (d) Intentionally Omitted
     Section 5.8. Title to Collateral. Subject to the Permitted Exceptions, Borrower shall (i) warrant and defend (A) the title to the Collateral and every part thereof, and (B) the validity and priority of the Liens and security interests created by the Loan Documents against the claims of all Persons whatsoever and (ii) warrant and defend, and cause the SHP Subsidiaries to warrant and defend, the title of the SHP Subsidiaries to the SHP Subsidiary Properties and every part thereof. Borrower shall reimburse Lender for any Losses (including Professional Fees) incurred by Lender if an interest in the Properties or the Collateral is claimed by another Person (other than for Permitted Exceptions), and such Losses and any other amounts expended by Lender with respect to such Losses shall be deemed Protective Advances. All proceeds payable under the Owner’s Title Insurance Policy for the SHP Subsidiary Properties, subject to the rights of

Senior Lender, if any, under its mortgage title insurance Policy, shall be deemed to constitute a distribution from the SHP Subsidiaries to Borrower and subject to the provisions of the Pledge Agreements.
     Section 5.9. Zoning. Borrower shall not, nor shall it permit the SHP Subsidiaries to, initiate, join in, acquiesce in, or consent to any change in any public or private restrictive covenant, easement, zoning law or any other public or private restriction, limiting, conditioning, changing, qualifying or defining the uses which may be made of any of the Properties or any part thereof without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of any of the Properties is or shall become a nonconforming use, Borrower will not cause or permit and shall cause the SHP Subsidiaries to not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender. Without limiting the generality of the foregoing, Borrower covenants that it will cause each of the Properties to be completed, maintained and operated in compliance in all material respects with all requirements of the Zoning Ordinance and Applicable Law, including: setback, building height, FAR and other bulk requirements; unit mix and marketing requirements with respect thereto, if applicable; and parking and loading dock requirements, if applicable.
     Section 5.10. Recorded Documents. If such change shall cause a Material Adverse Effect, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or denied, Borrower shall not, and shall not permit or cause the SHP Subsidiaries or any other Person to, record any map, plat, parcel map, lot line adjustment or other subdivision map, easement, reciprocal easement agreement, declaration or any other recorded document of any kind covering any portion of the Properties, or any amendment to any of the foregoing (collectively, “Subdivision Map”), Borrower shall, or shall cause the SHP Subsidiaries to, submit such Subdivision Map and any and all amendments thereto to Lender for Lender’s review and approval. Any default, breach or violation of this Section 5.10 shall be an automatic Event of Default (without any notice, grace or cure period.). As a condition precedent to approval by Lender, if required by Lender, (i) Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of any of the Properties resulting from the recordation of any Subdivision Map, and (ii) Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Owner’s Title Insurance Policy in form and substance satisfactory to Lender. Subject to the execution and delivery by Borrower of any documents required under this Section 5.10, Lender shall, if required by applicable law, sign any Subdivision Map approved by Lender pursuant to this Section 5.10, within a reasonable period after written request by Borrower.
     Section 5.11. Maintenance of Properties. Borrower shall, or shall cause the SHP Subsidiaries to, maintain the Properties in a good and safe condition and repair. The Improvements, materials, equipment, furniture, fixtures and other articles of personal property located therein and thereon not owned by lessees under Leases (the “Personal Property”) shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and compliance with franchise requirements or as otherwise permitted herein) without the prior written consent of Lender, which shall not be unreasonably withheld or delayed. Borrower shall not, nor shall it permit the SHP Subsidiaries to, initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Properties or any part thereof without the prior written consent of Lender, which shall not be unreasonably withheld or delayed.
     Notwithstanding the above, Borrower or SHP Subsidiaries shall be entitled to repair and remodel any Property if: (a) such repairs or remodeling do not involve structural repairs or changes as to the Improvements; and (b) if such repairs or remodeling do not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in any given year or Five Hundred Thousand and No/100 Dollars ($500,000.00) over the term of the Note; and (c) such repair or remodeling shall not reduce the number of hotel guest rooms at the respective Property. In all events, if the remodeling or repairs may be reasonably determined to materially decrease the revenues or profitability of Borrower or SHP Subsidiary as respects the operations at the respective Property, prior written consent of the Lender must be obtained.
          Section 5.12. Taxes and Liens.
               (a) Taxes and Other Charges. Borrower shall promptly pay or cause the SHP Subsidiaries to pay all taxes, assessments, governmental licenses and impositions, and other similar charges (the “Taxes”), all ground rents, maintenance charges, charges for utility services and similar charges (the “Other Charges”), in each case now or hereafter levied or assessed or imposed against any of the Properties or any part thereof as same become due and payable. Borrower will, or will cause the SHP Subsidiaries to, deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent. At Lender’s request, Borrower shall, or shall cause the SHP Subsidiaries to, furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. Subject to the Senior Loan, Borrower or the SHP Subsidiaries, at their own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, Other Charges or any Lien (other than the Lien of the Loan Documents or Senior Loan Documents) provided that, and only for so long as (1) no Event of Default has occurred and is continuing; (2) neither any of the Properties nor any part thereof or interest therein will in the opinion of Lender be in danger of being sold, forfeited, terminated, cancelled or lost; (3) in the case of Taxes, Borrower or the SHP Subsidiaries have paid the same before such amounts become delinquent even though Borrower is contesting the same; (4) such contest shall be permitted under and be conducted in accordance with Applicable Law and in accordance with the provisions of any other instrument or agreement affecting any of the Properties to which Borrower or the SHP Subsidiaries is subject (including the Senior Loan Documents) and shall not constitute a default thereunder; (5) Borrower or the SHP Subsidiaries promptly pays any contested amount if and to the extent the outcome of such contest requires the payment of the same; (6) unless Borrower or the SHP Subsidiaries shall have paid the same under protest or Senior Lender shall have undertaken any of the following if permitted by the Senior Loan Documents; at Lender’s option Borrower or the SHP Subsidiaries shall have either (i) deposited with Lender adequate cash reserves for the payment thereof, together with all interest and penalties which may accrue thereon, or (ii) furnished to Lender such other security Lender may deem adequate to insure the payment of such contested amounts together with all interest and penalties which may accrue thereon; provided, however, Lender agrees that Borrower or the SHP Subsidiaries may satisfy the requirements of this clause (6) by obtaining in favor of Lender an indemnity (in form and content reasonably acceptable to Lender) from a title insurance company or other surety acceptable to Lender in respect of any Lien being contested by the Borrower so long as at no time shall the aggregate amount of all then outstanding Liens for which an indemnity has been obtained exceed the sum of $50,000. In addition, if the contested Taxes or Other Charges are not paid in full when such Loan Party commences such contest, then such proceeding must suspend the collection of Taxes and Other Charges. In addition, Borrower shall pay to Lender upon demand, any reasonable costs incurred by Lender in ensuring compliance by such Loan Party with this Section 5.12 including reasonable attorney’s fees, monitoring and evaluating expenses and any tax service fees.
          (b) Liens. Borrower shall not allow nor permit the SHP Subsidiaries to allow and shall promptly cause to be paid and discharged any Lien or charge whatsoever other than the Senior Loan and Permitted Liens which may be or become a Lien other than the Senior Loan. Borrower shall not allow the Properties to at any time be encumbered by any Lien which is not a Permitted Lien or the Senior Loan.
          (c) Tax and Insurance Escrow. If at any time any Senior Lender ceases maintaining a tax escrow or a capital improvement reserve in accordance with the Senior Loan Documents as in effect on the date hereof, then Lender shall have the right to require Borrower to establish any such reserve with Lender in such amounts as would have been required in accordance with the Senior Loan Documents in effect on the date hereof and pursuant to such procedures as reasonably determined by Lender.
     Section 5.13. Waste. Borrower shall not, and shall cause the SHP Subsidiaries to not, (a) commit or cause any waste of any of the Properties, (b) make or permit to be made any change in the use of the Properties which will in any way materially increase the risk of fire or other hazard arising out of the use or operation of the Properties, (c) take or cause to be taken any action that might invalidate or give cause for cancellation of any Policy, or (d) do or permit to be done thereon anything that could in any way materially impair the value of any of the Properties or Lender’s rights under the Loan Documents.
     Section 5.14. Misapplication of Funds. Borrower shall not, and shall cause each other Loan Party not to, distribute any Property revenues or Loss Proceeds in violation of the provisions of the Loan Documents, misappropriate or apply any Security Deposit or portion thereof, or make any Distributions in violation of the provisions of the Loan Documents.
     Section 5.15. Compliance With Laws. Borrower shall, and shall cause the SHP Subsidiaries to promptly comply with all Applicable Law relating to the design, construction, completion, ownership, operation and maintenance of the Properties applicable to the ownership, use and operation of the Properties. Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Properties comply in all material respects with all Applicable Law. Borrower shall not alter and shall not permit the SHP Subsidiaries to alter the Properties in any manner which would materially increase Borrower’s or SHP’ Subsidiaries’ responsibilities or obligations for compliance with Applicable Law without the prior written approval of Lender, which shall not be unreasonably withheld or delayed. Lender’s approval of the plans, specifications, or working drawings for alterations of any of the Properties shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Law, and such approval shall not be relied on by any Person. Lender may condition any such approval upon receipt of a certificate of compliance in all material respects with Applicable Law from an independent architect, engineer, or other Person reasonably acceptable to Lender. Borrower shall give prompt notice to Lender of the receipt by Borrower or SHP Subsidiaries of any notice related to a material violation of any Applicable Law and of the commencement of any proceedings or investigations which relate to compliance with Applicable Law.
     Section 5.16. Books and Records.
          (a) Maintain. Borrower will keep and maintain, and will cause the SHP Subsidiaries to keep and maintain, on a Fiscal Year basis, in accordance with Agreed Accounting Principles in writing and consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, SHP Subsidiaries and each Loan Party and all items of income and expense in connection with the operation of the Properties. Lender shall have the right from time to time at all times with prior notice during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Lender shall desire, at Lender’s sole expense unless an Event of Default has occurred and is continuing. After the occurrence of an Event of Default, the Borrower shall pay any reasonable costs and expenses incurred by Lender to examine such accounting records as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. The Borrower shall, and cause the SHP Subsidiaries to, furnish or make available to Lender and its agents convenient facilities for the examination and audit of any of the applicable books and records.
          (b) Senior Loan. Borrower shall, and shall cause the SHP Subsidiaries to, concurrently furnish to Lender all financial statements, operating statements, balance sheets, budgets, rent rolls, notices, consents, requests, reports, and all other financial or written communications related to the Properties delivered to the Senior Lender and/or received by Borrower or SHP Subsidiaries from or on behalf of Senior Lender.
          (c) Financial and Other Reports. Borrower shall deliver, and cause the SHP Subsidiaries to deliver to Lender each of the following:
               (i) annually, within one hundred twenty (120) days after the end of each Fiscal Year, complete executed copies of the audited financial statements of Borrower and Guarantor, including a statement of operations (profit and loss), a statement of cash flows, a calculation of net operating income, a balance sheet for such Fiscal Year (A) prepared by an Approved Accounting Firm, and (B) certified to by a duly authorized representative of such applicable party and such Approved Accounting Firm as being true, complete and accurate; and such other information as reasonably requested by Lender, covering, in a separate report which shall not be audited and shall be internally-prepared, the Properties, the SHP Subsidiaries, Borrower and each Loan Party;
               (ii) annually, within ninety (90) days after the end of each Fiscal Year, complete copies of the internally-prepared statements of operations for the Properties;
               (iii) within forty-five (45) days after the end of each calendar quarter, complete copies of unaudited financial statements for the Properties and for the SHP Subsidiaries, Borrower and each Loan Party for such quarter and the year to date prepared and certified to by a duly authorized representative of such applicable party as being true, complete and accurate;
               (iv) annually, within one hundred twenty (120) days after the end of each Fiscal Year, and within forty-five (45) days after the end of each calendar quarter if requested by Lender, complete executed copies of unaudited financial statements for each Guarantor prepared and certified to by such Guarantor as being true, complete and accurate;
               (v) within twenty-five (25) days after the end of each month, complete executed copies of internally-prepared financial statements for the Properties for such month on a monthly and year to date basis and a certified status report concerning the operating performance of the Properties, in form and substance reasonably satisfactory to Lender, which report shall provide a comparison of operating performance to the Annual Budget, as applicable;
               (vi) intentionally omitted;
               (vii) intentionally omitted;
               (viii) concurrently with filing, copies of all federal income tax returns filed with respect to Borrower and the SHP Subsidiaries, if any;

               (ix) within five (5) days after request, such further detailed information covering the operation of the Properties and the financial affairs of any Loan Party, as may be reasonably requested by Lender; and
               (x) concurrently with delivery to Senior Lender, to the extent not otherwise provided pursuant to the above provisions of this Section 5.16, copies of all financial information required to be delivered to the Senior Lender pursuant to the Senior Loan Documents.
Each required annual and quarterly financial statement shall be accompanied by an Officer’s Certificate certifying on the date thereof either (i) that, to such officer’s knowledge, there has not occurred any Event of Default and there does not exist an Unmatured Default, and (ii) that if an Event of Default shall have occurred or if an Unmatured Default exists, the nature thereof and the date of occurrence or the period of time it has existed. If Borrower fails to deliver, or fails to cause SHP Subsidiaries to deliver, any such report to Lender, and Borrower fails to cure the same within ten (10) days after receiving notice from Lender, the same shall constitute an Event of Default.
          (d) Title Reports. Upon request by Lender, Borrower shall provide Lender with current UCC Searches or updates to UCC Searches previously delivered to Lender. If Borrower fails to provide such reports to Lender within thirty (30) days of Lender’s request therefore, such failure shall constitute an Event of Default, and Lender shall have the right to obtain copies of such reports or updates at Borrower’s sole cost and expense.
          (e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 5.16, Borrower shall also deliver an Officer’s Certificate of Borrower, that to such officer’s knowledge after due inquiry, no Unmatured Default or Event of Default has occurred and is continuing or, if any Unmatured Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the Loan Documents, at the end of such fiscal month.
     Section 5.17. Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending against the Properties, the SHP Subsidiaries or any Loan Party in which the maximum amount of potential liability exceeds $50,000.00.
     Section 5.18. Bankruptcy. Borrower shall give prompt written notice to Lender of any voluntary or involuntary bankruptcy, reorganization, insolvency or similar proceeding under any Bankruptcy Law against any Loan Party or any tenant under any Lease.

     Section 5.19. Distributions.
          (a) Intentionally Omitted.
          (b) Lender’s Collateral. Subject to the Senior Loan, any and all dividends, including capital dividends, stock or liquidating dividends, and distributions of money or property, redemptions or any other distributions of any kind or character made by any of SHP Subsidiaries or Borrower on or in respect of the Ownership Interests in any of the SHP Subsidiaries or Borrower and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Ownership Interests in any of SHP Subsidiaries or Borrower any other owner of interests in any of the SHP Subsidiaries or Borrower (collectively, the “Distributions”), shall be and become Collateral as security for the Obligations. Notwithstanding the foregoing, provided that there is no continuing Event of Default, the proceeds of Distributions, after passing through the Lockbox Account may be used by Borrower in the ordinary course of its business or as otherwise provided herein.
          (c) Prohibition. At no time that any portion of the Debt remains outstanding shall Borrower permit the purchase or redemption of any direct or indirect interests in any of SHP Subsidiaries or Borrower in violation of Article VII, or, except as expressly permitted in this Section and as permitted under Borrower’s Operating Agreement with respect to Classes A, A-1 and B, the declaration or payment of any Distributions or the setting aside of any funds for any such purposes. If any Distributions shall be received by any Loan Party or any other Person prior to passing through the Lockbox Account (other than Lender or Senior Lender), such Loan Party or other Person shall hold the same in trust for the benefit of Lender and immediately deliver the same for deposit into the Lockbox Account.
          (d) Delivery to Lender. Subject to Section 5.19(c) and subject to the Senior Loan, Borrower expressly agrees that the SHP Subsidiaries shall be permitted to make Distributions to Borrower only upon the express condition that Borrower shall cause the SHP Subsidiaries to deliver such Distributions directly to Lender (and to no other Person without the prior express written consent of Lender) by wire transfer (pursuant to wiring instructions to be furnished by Lender) for deposit in the Lockbox Account. Unless a Sweep Event has occurred and is continuing, Lender shall not exercise its rights to control the Lockbox Account and all funds deposited in the Lockbox Account shall be available for use by Borrower in the ordinary course of its business. In the event a Sweep Event is continuing, Lender shall be permitted to apply all amounts in the Lockbox Account toward the balance of the outstanding principal amount of the Loan or any interest and fees due under the Loan. Notwithstanding the foregoing, in the event a Sweep Event is continuing, Lender shall permit Borrower to make payments from the Lockbox Account for the purpose of funding Property operating expenses (other than payments to Affiliates) and Senior Loan debt service payments, prior to Lender’s application of amounts in the Lockbox Account to the Loan.
     Section 5.20. Affiliate Agreements. Any Loan Party may contract, verbally or in writing, with any other Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof, for services to be provided to such Loan Party related to the

Properties (collectively, the “Affiliate Agreements”). Fees, payments, compensation and reimbursements related to such contracts must be normal and customary for the service provided, and as if the service were provided by a third party. Payment by a Loan Party to any other Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof of any fees, payments, compensation or reimbursements which are not normal and customary must be consented to in advance by the Lender. Notwithstanding the above, the following fees, payments, compensation and reimbursements are specifically approved by Lender: (i) any distribution, disbursement, payment, fee, return or reimbursement set forth in the Organizational Documents of any Loan Party, but subject to Section 5.19; (ii) any fee, payment, compensation or reimbursement set forth in the Management Agreement; (iii) payments of commissions and fees to Summit Real Estate Investments, LLC for broker-dealer services provided, not to exceed 8% of securities sold plus expense reimbursement; (iv) payment of salaries, bonuses, benefits or other compensation to employees of any Loan Party; (v) payment of principal and interest for funds borrowed by a Loan Party; or (vi) reimbursements of expenses paid on behalf of a Loan Party. The payment of any fees, commissions or other compensation which are not normal and customary without the prior written consent of Lender, if required, shall constitute an automatic Event of Default (with no notice, cure or grace period). The parties to each Affiliate Agreement shall acknowledge and agree that such agreement is terminable by SHP Subsidiaries or Lender upon notice, without penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and is continuing under the Loan Documents. Any Management Agreement shall either (i) provide that such Management Agreement may be terminated on no more than 30 days prior notice, with or without cause, and without penalty, or (ii) be subject to a manager’s subordination agreement in substantially the same form and substance as the Subordination Agreement of Approved Manager delivered on the Closing Date and providing that if Lender acquires an ownership interest in Borrower, directly or indirectly, then the Manager agrees that Lender (or such purchaser at foreclosure) may terminate the Management Agreement at any time upon thirty (30) days notice to the Manager with or without cause or premium. Subject to the Senior Loan, following an Event of Default under the Loan Documents, i) no Loan Party shall enter into any new Affiliate Agreements without the prior written consent of Lender in each case, and (ii) if requested by Lender in writing, Borrower shall, or shall cause the SHP Subsidiaries or the applicable Loan Party to, terminate the Management Agreement and any other Affiliate Agreement specified by Lender within five (5) days after delivery of Lender’s request without payment of any penalty, premium or termination fee. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate the Management Agreement and such Affiliate Agreement on behalf of and in the name of Borrower or the applicable Loan Party, and Borrower hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority. Any default, breach or violation of this Section 5.20 shall be an automatic Event of Default (without any notice, grace or cure period.). [Notwithstanding the foregoing, all funds used to pay any and all sums due under the

Affiliate Agreements and the Management Agreement shall, so long as this Loan is outstanding and at all times hereunder be paid from sums in the Lockbox Account. It is expressly understood that all revenues and cash flows of, and all distributions paid to, Borrower (after the payment of debt service for the Senior Debt and the payment of operating expenses of the Properties other than with respect to the Affiliate Agreements), shall be deposited in, and as permitted hereunder, disbursed from, the Lockbox Account.
     Section 5.21. Equity Contribution. Unless otherwise approved by Lender in writing, until such time as the Loan has been indefeasibly paid in full (together with all interest thereon and other sums payable with respect thereto), Borrower shall cause the SHP Subsidiaries at all times to keep the Equity Contribution invested in the Properties as equity and shall not permit any return of the Equity Contribution.
     Section 5.22. Single Purpose Entity. The SHP Subsidiaries shall at times be a Single Purpose Entity, and Borrower shall not, and shall not permit any of the SHP Subsidiaries to take any action inconsistent with the provisions which embody the requirements for a Single Purpose Entity or as otherwise set forth in the respective SHP Subsidiaries’ Organizational Documents.
     Section 5.23. Intentionally Omitted.
     Section 5.24. Loan Party Compliance. Borrower shall take all steps necessary to cause each Loan Party to comply with the terms and provisions of the Loan Documents and the Senior Loan Documents.
     Section 5.25. Continued Existence. Borrower shall, and shall cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and material rights, licenses, permits and franchises in compliance with Applicable Law. Borrower shall not, and shall not allow, cause or permit the SHP Subsidiaries to dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person. Borrower shall, and shall take all steps necessary to cause each Loan Party, to at all times maintain, preserve and protect all franchises and trade names and preserve all of such party’s property used or useful in the conduct of their business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower will not, and will not allow, cause or permit the SHP Subsidiaries to change its name, identity (including its trade name or names) or ownership structure without Lender’s prior written consent. Borrower shall not allow or permit any change in the use of the Properties without Lender’s prior written consent. Borrower will, and will cause the SHP Subsidiaries to qualify to do business and will remain in good standing under the laws of the states in which the Properties are located and in each jurisdiction as and to the extent the same is required for the ownership, maintenance, management and operation of the Properties.
     Section 5.26. Conduct of Business. Borrower shall not make, and shall cause the SHP Subsidiaries not to make, any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business without Lender’s prior written consent not to be withheld or delayed Borrower shall not, and shall not allow any Loan Party to make any change in the location of its “place of business” or “chief executive office” (as such terms are used in Section 9-307 of the Uniform Commercial Code) without the prior written consent of Lender which shall not be unreasonably withheld or delayed so long as Lender’s security interest in the Collateral remains a fully perfected first priority security interest in the Collateral and provided Borrower executes and delivers to Lender or causes to be executed and delivered to Lender such UCC financing statements as Lender may reasonably require.
     Section 5.27. Additional Ownership Covenants. Until the Debt and the Obligations have been fully paid and performed (a) the Borrower shall be the sole and exclusive member of each of the SHP Subsidiaries, (b) Guarantor shall be the sole and exclusive Company Manager of Borrower, in accordance with Borrower’s Organizational Documents and (c) Guarantor shall have the requisite power and authority to direct the management and affairs of Borrower, Borrower shall have the requisite power and authority to solely control and direct the management and affairs of each of the SHP Subsidiaries, except as otherwise set forth in the SHP Subsidiaries’ Organizational Documents.
     Section 5.28. Intentionally Omitted.
     Section 5.29. Organizational Documents. Unless otherwise consented to in writing by Lender, Borrower shall not amend, modify or terminate, and shall not cause, permit or cause the SHP Subsidiaries or any other Loan Party, to amend, modify or terminate, its formation and Organizational Documents without Lender’s prior written consent.
     Section 5.30. ERISA.
          (a) Borrower covenants and agrees that it shall not engage in any transaction, nor will it permit or cause any Loan Party to engage in any transaction, which would cause any obligation or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as required by Lender, that: (i) no Loan Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) no Loan Party is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true with respect to each Loan Party: (A) equity interests in such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2); (B) less than 25 percent of each outstanding class of equity interests in such Loan Party are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); and (C) each Loan Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.
     Section 5.31. Environmental.
          (a) Compliance with Environmental Laws. Borrower will cause, and will cause the SHP Subsidiaries to cause, the use of the Properties to be in full compliance at all times with all Environmental Laws.
          (b) Environmental Permits. Borrower shall, and shall cause the SHP Subsidiaries to, obtain and maintain all required permits, approvals, certificates, licenses and other authorizations relating to any Permitted Environmental Use.
          (c) Notification. Borrower shall, and shall cause the SHP Subsidiaries to, immediately notify Lender (with copies where applicable) of any claims, complaints, notices, inquiries or other information which any Loan Party has or may receive or obtain relating to any Environmental Condition of the Properties or any surrounding areas.
          (d) Inspection and Reports. At the request of Lender at any time and from time to time, Borrower shall, and shall cause the SHP Subsidiaries to, permit Lender and its consultants and agents to perform an environmental assessment of the Properties or any portion thereof, including the preparation of any new or updated Environmental Report. In connection therewith, Lender and its consultant and agents may enter upon and inspect any of the Properties or any portion thereof and perform tests of the air, soil, ground water and building materials; and Borrower will, and will cause the SHP Subsidiaries to, cooperate and use best efforts to cause tenants and other occupants of the Properties to cooperate with Lender and its consultants and agents The cost of any such assessment and any report based thereon will be deemed Loan Expenses (i) if the assessment or report discloses any Environmental Condition which is not a Permitted Environmental Use or (ii) if such assessment was initiated at a time when Lender has reasonable cause to believe that an Environmental Condition exists at any of the Properties which is not a Permitted Environmental Use or (iii) any time after the occurrence of an Event of Default. Borrower and the Guarantor hereby acknowledge and agree that in no event will Lender, its consultants or agents have any liability to Borrower or any other Loan Party with respect to the results of any such assessment or report.
          (e) Remedies. In the event of any Environmental Condition affecting any of the Properties which is not Permitted Environmental Use, whether or not any action to correct or ameliorate such Environmental Condition has been ordered by any Governmental Authority or other Person, Lender may (but shall have no obligation), in Lender’s sole discretion:

               (i) by notice to Borrower, obligate Borrower to take, or cause the SHP Subsidiaries to take, appropriate action to correct or ameliorate such Environmental Condition, in which event Borrower or the SHP Subsidiaries (as the case may be) shall take such action at Borrower’s or SHP Subsidiaries’ sole expense;
               (ii) enter or cause its agents or consultants to enter upon the Property and take appropriate action to correct or ameliorate the Environmental Condition, in which case Borrower will, and will cause SHP Subsidiaries to, cooperate and use best efforts to cause tenants and other occupants of the Properties to cooperate with Lender and its consultants and agents; and/or
               (iii) exercise any other rights or remedies that Lender may have.
Any expenditures made by Lender in exercising its rights in connection with the foregoing shall be deemed Protective Advances. Notwithstanding the above, any action or requirement of a Senior Lender regarding such Environmental Condition shall supersede the ability of Lender to take an action or requirement as set forth hereunder.
     Section 5.32. Estoppel Statements. Within ten (10) days after request by Lender to Borrower, but not more frequently than reasonably necessary, Borrower shall furnish to Lender a statement, duly acknowledged and certified and setting forth (A) the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the applicable interest rate of the Note, (D) the date on installments of interest and principal were last paid, (E) the terms of payment, (F) any offsets or defenses to the payment of the Loan, if any, (G) that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations of the Loan Parties, and have not been Amended or, if Amended, giving particulars of such Amendment (H) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents, (I) whether or not, to the best knowledge of the Loan Parties, any of the tenants under the Leases are in default under the Leases, and, if any of the tenants are in default, setting forth the specific nature of all such defaults, and (J) as to any other matters reasonably requested by Lender, including with respect to the Senior Loan (“Borrower Estoppel Certificate”).
     Section 5.33. Cooperate in Legal Proceedings. Borrower shall, and shall cause the SHP Subsidiaries to cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority, which may in any way affect the rights of Lender hereunder, or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
     Section 5.34. Further Assurances. Borrower shall and shall cause each of the Loan Parties to, do and execute all and such further lawful and reasonable acts, conveyances and assurances as are reasonably required, as reasonably determined by Lender, to carry out the intents and purposes of this Agreement and the other Loan

Documents. At Lender’s request, Borrower shall cause each of the Loan Parties to execute and deliver on demand one or more financing statements or other instruments, to evidence or perfect more effectively the security interest of Lender in the Collateral, and if any of the Loan Parties fails to execute and deliver any of the foregoing within ten (10) Business Days after such request by Lender, Borrower on its own behalf and on behalf of each Loan Party hereby grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 5.34, and hereby authorizes Lender to execute in the name of such Loan Party or without the signature of such Loan Party to the extent Lender may lawfully do so, any such financing statements or other instruments.
     Section 5.35. Contracts. Borrower shall and shall cause the SHP Subsidiaries to, deliver or cause to be delivered to Lender at least once a year copies of all new, material contracts or other agreements (and all amendments, modifications or supplements thereto) affecting any Loan Party or the use, maintenance, management or operation of any of the Properties. All service, maintenance or other contracts affecting the Properties shall be arms-length transactions with Persons who are not Affiliates of any Loan Party, or are otherwise in the ordinary course of the applicable Loan Party’s business and on terms and conditions not less favorable than could be obtained from a third party and shall provide for the payment of fees in amounts and upon terms not in excess of existing market rates, unless otherwise approved by Lender.
     Section 5.36. Intentionally Omitted. Section 5.37. Intentionally Omitted.
     Section 5.38. Annual Budget. Borrower shall prepare and deliver to Lender, within forty-five (45) days prior to the beginning of each calendar year, an annual expenditure budget for the Properties showing, on a month-by-month basis, in reasonable detail (i) each line item of anticipated income and operating expenses, and (ii) each line item of anticipated Capital Expenditures (“Annual Budget”). The Annual Budget shall set forth in reasonable detail budgeted capital, operating and other expenses, including without limitation the salaries and potential bonuses and other compensation of directors, officers and employees of Borrower and the SHP Subsidiaries. The Annual Budget through December 31, 2006 is attached hereto as Exhibit N.
     Section 5.39. Permitted Debt.
          (a) Neither Borrower nor any of SHP Subsidiaries shall incur any Indebtedness other than Permitted Debt and other than new construction financing for newly acquired development properties.
          (b) No individual draw under the Omaha Unsecured Debt shall remain outstanding or unsecured, (i) except as provided in subparagraphs (ii) and (iii) hereof below, for more than 90 days, (ii) at such time as the Initial Advance, the Second Advance and the Third Advance shall have been fully drawn, for more than 180 days or

(iii) with respect to funds identified by Borrower to be used for working capital, not to exceed $2,000,000 in the aggregate, for more than 360 days. Notwithstanding anything to the contrary contained in the Omaha Loan Agreement, Borrower may not, at any time convert secured debt to unsecured debt thereunder.
     Section 5.40. Franchise Agreements. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not, and shall cause SHP Subsidiaries to not (i) surrender, terminate the Franchise Agreements, (ii) reduce or consent to the reduction of the term of the Franchise Agreements, (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreements or (iv) otherwise modify, change, supplement, restate, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreements in any material respect. In the event that any Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Franchise Agreements in accordance with the terms and provisions of this Agreement) Borrower shall promptly enter into a replacement Franchise Agreement.
     Section 5.41. Loan to Value Ratio. So long as the Loan is outstanding, Borrower shall not exceed the Loan to Value Ratio at any time.
     Section 5.42. Interest Coverage Ratio. The Properties shall have an Interest Coverage Ratio of 1.40 until December 31, 2007, 1.45 from January 1, 2008 until December 31, 2008 and 1.50 at all times thereafter.
     Section 5.43. Representations. Borrower shall cause all representations and warranties set forth in Article III to be true and correct in all material respects at all times until the Loan is irrevocably repaid in full, as fully as if each such representation and warranty were remade as of each such date.
ARTICLE VI
SENIOR LOAN
     Section 6.1. Compliance. Borrower shall, and shall cause the SHP Subsidiaries to (a) pay all principal, interest and other amounts required to be paid under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the material terms, covenants and conditions of the Senior Loan Documents (provided, however, that any term, covenant or condition, the non-performance of which would trigger a default or event of default under the Senior Loan Documents shall be deemed “material”); (c) notify Lender in writing upon receipt by Borrower or any SHP Subsidiary of any notice by the Senior Lender of any default (whether or not subject to cure) by any Person in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents; and (d) deliver to Lender a true copy of each such other notice regarding a consent or request for consent, or other material correspondence to or from Senior Lender in connection with or relating to the Senior Loan.

     Section 6.2. Lender’s Cure Rights.
          (a) Cure Rights. Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing any Loan Party from any of their Obligations under the Loan Documents, if there shall occur any default under the Senior Loan Documents or if Senior Lender asserts that Borrower, any SHP Subsidiary or any other Person has defaulted in the performance or observance of any term, covenant or condition of the Senior Loan Documents (whether or not the same shall have continued beyond any applicable notice or grace periods, whether or not Senior Lender shall have accelerated the Senior Loan or delivered proper notice to Borrower, SHP Subsidiaries or any other Person, and without regard to any other defenses or offset rights Borrower, the SHP Subsidiaries or any other Person may have against Senior Lender), Borrower and the SHP Subsidiaries hereby expressly agree that Lender shall have the right (but not the obligation), beginning on the date that is one half the number of days of the applicable cure period from the date on which such cure period begins to run, without notice to or demand on Borrower or the SHP Subsidiaries or any other Person, (A) to pay all or any part of the Senior Loan that is then due and payable and any other sums and to perform any act or take any action, on behalf of Borrower, the SHP Subsidiaries or such other Person, as may be appropriate to cause all of the terms, covenants and conditions of the Senior Loan Documents to be promptly performed or observed, (B) to pay any other amounts and take any other action as Lender shall deem reasonably necessary to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral, and (C) Lender may take any such action deemed necessary by Lender to cure or attempt to cure any default under the Senior Loan Documents. Borrower hereby expressly acknowledges and agrees that Lender shall have no obligation to Senior Lender, Borrower, SHP Subsidiaries or any other Person to make any such payment or performance or to complete any cure or attempted cure undertaken or commenced by Lender.
          (b) Reliance. If the Senior Lender or its agents or representatives shall deliver to Lender a copy of any written statement, demand or notice of default or breach under the Senior Loan Documents, such statement, demand or notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon, regardless of any protest or objection thereto that any Loan Party may have or may wish to assert. As a material inducement to Lender’s making the Loan, Borrower and each other Loan Party hereby absolutely and unconditionally releases and waives all claims, offsets, defenses or counterclaims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Article VI.
          (c) Amounts Secured; Indemnification. All amounts paid (including any and all amounts paid under or on, or on account of, the Senior Loan) and all costs and expenses incurred by Lender in exercising its rights under this Article VI (including Professional Fees), shall be Protective Advances, shall constitute a portion of the Debt, shall be secured by the Loan Documents and shall be due and payable to Lender within five (5) Business Days after demand therefore by Lender. In furtherance thereof and in addition thereto, Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including Professional Fees whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender as a result of Lender taking any action which Lender is permitted to take under this Article VI, and any amounts so paid by Lender shall be deemed Protective Advances.
          (d) Access and Authority. Borrower, on behalf of itself and the SHP Subsidiaries, hereby grants Lender and any Person designated by Lender the right to enter upon any of the Properties at any time for the purpose of carrying out the rights granted to Lender under this Article VI. Borrower shall not, and shall not cause, permit or cause SHP or any other Loan Party to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Senior Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral, including the Properties in accordance with the provisions of this Agreement and the other Loan Documents. Further, in connection with the exercise of its rights in this Article VI, Lender shall have the right at any time to discuss the Properties, the Senior Loan, the Loan or any other matter directly with Senior Lender or Senior Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with the Borrower or any other Loan Party.
          (e) No Waiver. Any default or breach under the Senior Loan Documents which is cured by Lender, whether or not such cure is prior to the expiration of any applicable grace, notice or cure period under the Senior Loan Documents, shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.
          (f) Subrogation. In the event that Lender makes any payment in respect of a Senior Loan, Lender shall be subrogated to all of the rights of the respective Senior Lender under the Senior Loan Documents against the respective Property(ies), the SHP Subsidiaries and each other obligor thereunder in addition to all other rights Lender may have under the Loan Documents or Applicable Law.
          (g) Reinstatement. In the event the Lender is required to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Properties previously received by Lender on account of the Loan to the Senior Lender, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.
     Section 6.3. Estoppels. If permitted by the Senior Loan Documents, Borrower shall, and shall cause the SHP Subsidiaries to, on an annual basis, obtain from Senior Lender such certificates of estoppel with respect to compliance by Borrower and the SHP

Subsidiaries with the terms of its Senior Loan Documents as may be requested by Lender and required to be given by Senior Lender pursuant to the Senior Loan Documents. Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including Professional Fees whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances related to the Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel.
     Section 6.4. No Additional Senior Loan Documents or Amendments. Without the prior written consent of Lender, Borrower shall not, and shall cause the SHP Subsidiaries and all other Loan Parties and any other Persons to not, enter into or become bound by any agreements (or amendments, modifications or waivers of or under agreements) with Senior Lender (written or otherwise) or any other lender that are not set forth on Exhibit L with respect to the Senior Loan. Without obtaining the prior written consent of Lender, Borrower shall not, and shall cause the SHP Subsidiaries and all other Persons executing the Senior Loan Documents not to amend, modify, cancel, terminate, supplement or waive any rights or benefits of Borrower or the SHP Subsidiaries or any other Loan Party under, any of the Senior Loan Documents. Borrower shall promptly provide Lender with a copy of any agreement entered into with the Senior Lender. Notwithstanding the foregoing, Borrower (1) may encumber Properties owned by SPE Owner with construction or mortgage financing without the prior written consent of Lender provided such financing does not result in a violation of the Loan to Value Ratio test, and (2) shall be entitled to modify and/or amend the individual Senior Loans listed on Schedule 6.4 attached hereto in the manner described on Schedule 6.4 without the prior written consent of Lender on terms that are ordinary and customary for the Borrower for each particular type of transaction.
     Section 6.5. Acquisition of the Senior Loan.
          (a) Prohibition. No Loan Party and no Affiliate thereof or any other Person acting upon their direction or request shall acquire or agree to acquire, obtain, purchase or control the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect Ownership Interest in the holder of, or participant in, the Senior Loan in any manner whatsoever (except for holdings of stock that is publicly traded on a nationally-recognized exchange), and any breach or attempted breach of this provision shall constitute an immediate Event of Default hereunder without any notice, grace or cure period otherwise applicable under this Agreement. If, solely by operation of applicable subrogation law, any Loan Party or Affiliate thereof shall be in breach of or fail to comply with the foregoing, then Borrower (i) shall immediately notify Lender of such failure or breach, and (ii) shall cause any and all Loan Parties and Affiliates thereof acquiring any interest in the Senior Loan Documents (A) not to enforce the Senior Loan Documents, and (B) upon the request of Lender, to the extent any such Loan Party or Affiliate has the power or authority to do so, to promptly (1) cancel, reconvey and release its interest in the Senior Loan Documents, (2) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents and (3) assign and transfer its interest in the Senior Loan Documents to Lender.
          (b) By Lender. Lender shall have the right during the continuance of an Event of Default or during an event of default under the Senior Loan to acquire all or any portion of the Senior Loan or any interest in any holder of, or participant in, the Senior Loan without notice or consent of Borrower or any other Loan Party, in which event Lender shall have and may exercise all rights of the Senior Lender thereunder (to the extent of its interest), including the right (i) to declare that the Senior Loan is in default and (ii) to accelerate the Senior Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Senior Loan Documents. In addition, Borrower and each other Loan Party hereby expressly agree that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Borrower or any other Person may have against Senior Lender relating to or arising out of the Senior Loan shall be the personal obligation of Senior Lender, and in no event shall the SHP Subsidiaries, Borrower or any other Loan Party be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Senior Loan or any interest therein.
     Section 6.6. Intentionally Omitted.
     Section 6.7. Intentionally Omitted.
     Section 6.8. Deed-in-Lieu. Without the prior written consent of Lender, Borrower shall not, and shall not cause, cause or permit the SHP Subsidiaries to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Senior Lender or any of Senior Lender’s Affiliates. Without the express prior written consent of Lender, Borrower shall not, and shall not cause, cause or permit the SHP Subsidiaries to, enter into any consensual sale or other transaction in connection with the Senior Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender in the Collateral or any portion thereof or any interest therein.
     Section 6.9. Refinancing. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not refinance, or cause the SHP Subsidiaries to Refinance, the Senior Loan, except as permitted by Section 6.4 above.
     Section 6.10. Senior Loan Mechanics. Lender agrees to execute and deliver such further documents, consistent with the terms hereof, as any Senior Lender may reasonably request regarding such Senior Lenders rights to specific collateral. Further, Lender agrees to enter into intercreditor agreements as reasonably requested by Senior Lender and agrees to allow Senior Lender to direct cash flows from a Property or entity into such Senior Lender’s lockbox account, provided such lockbox account provides for the automatic release of funds contained therein, after the payment of debt service and customary reserves or expenses on Senior Loan, to Lender’s Lockbox Account.

     Section 6.11. Independent Approval Rights. Except as otherwise set forth herein, if any action, proposed action or other decision is consented to or approved by Senior Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Senior Lender in making the Senior Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Senior Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Senior Loan, and Borrower, the SHP Subsidiaries and the Guarantor hereby waive any claim of liability against Lender arising from any such denial.
     Section 6.12. Event of Default. Any breach, violation or default under this Article VI be an automatic Event of Default (without any notice, grace or cure period).
ARTICLE VII
TRANSFERS OF INTERESTS
     Section 7.1. Transfer. Without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, except as specifically permitted by this Agreement, Borrower shall not, and shall not allow, permit or cause to occur any Transfer of any of the Properties or any portion thereof or any Ownership Interest therein. Any Transfer of any of the Properties or any portion thereof or interest therein, including any direct or indirect Transfer of any interests in any Loan Party, directly or indirectly and no matter how remote (including preferred equity or securities convertible into preferred or common equity), whether or not intentional or unintentional, whether or not within the control of Borrower or any other Loan Party, whether by operation of law or otherwise, or the Transfer of a controlling interest in any Person having a direct or indirect (and no matter how remote) legal or beneficial Ownership Interest in any Loan Party, except as specifically permitted by this Agreement, including any legal or beneficial interest in any constituent member, partner or owner of such Persons, or the change, removal, resignation or addition of a partner, joint venturer or member in any Loan Party, in each case, without the prior written consent of Lender, which consent in any and all circumstances may be conditioned or denied for any reason or no reason, shall be an immediate Event of Default without any notice, grace or cure period. The provisions of the foregoing two sentences of this Section 7.1 shall apply to each and every such further Transfer, regardless of whether or not Lender has consented to, or waived its rights hereunder with respect to, any such previous Transfer, and irrespective of whether such further Transfer is voluntary, by reason of operation of law or is otherwise made.
     Section 7.2. Contracts to Transfer. Without the prior written consent of Lender or except as otherwise permitted herein, Borrower shall not enter into, and shall not allow, permit or cause any other Person to enter into, any contract, option, right of first offer, right of first refusal or other agreement to Transfer any of the Properties or any Ownership Interest or other interest, direct or indirect and no matter how remote that is prohibited by Section 7.1. Any default, breach or violation of this Section 7.2 shall be an automatic Event of Default (without any notice, grace or cure period).
     Section 7.3. Costs and Expenses, Further Assurances. Except as otherwise provided herein, in the case of any proposed Transfer, Borrower shall give Lender at least thirty (30) days prior written notice of such proposed Transfer. In the case of a Transfer which Lender (in its sole and absolute discretion) may approve, as a condition to such Transfer, Borrower shall cause to be delivered to Lender such pledge and security agreements, financing statements and other instruments, to evidence Lender’s continuing security interest in the Collateral as Lender may require, and deliver such further assurances as Lender may require, including the following in form and substance satisfactory to Lender: opinions of counsel, non-consolidation opinion, a newly certified Ownership Chart, evidence that the Transfer is permitted under the Senior Loan, the reaffirmation of the Guarantors and payment of any applicable transfer taxes. Borrower shall pay or cause to be paid Lender’s and Servicer’s out of pocket costs and expenses relating to any Lender approved Transfer, or any proposed Transfer which Lender does not approve (including Professional Fees and the Servicer’s fees, costs and expenses).
     Section 7.4. Control. Borrower shall at all times maintain a 100% ownership interest in SHP Subsidiaries.
     Section 7.5. Application of Sale Proceeds. In the event that (i) Borrower, with Lender’s consent, Transfers a Borrower Property (ii) a SHP Subsidiary, with Lender’s consent, Transfers a SHP Subsidiary Property or (iii) Borrower Transfers any owned real property that is not Collateral for this Loan with the exception of the Properties set forth on Schedule 7.5, then any residual value from such Transfer, following the payoff of the Senior Loan applicable to such transferred property and all reasonable, third party costs of such sale or transfer, shall be paid to Lender to be applied to the Indebtedness as set forth in the Note. Notwithstanding the foregoing, the Properties set forth on Schedule 7.5(a) shall not be subject to payment of the Minimum Interest Amount as defined in the Note.
      Section 7.6. Transfers of Interests
          (a) If, without Lender’s prior written consent, (i) any interest in a Loan Party is sold or conveyed; (ii) any ownership interest in a Loan Party is further encumbered or pledged; or, (iii) without limiting the generality of clause (i) above, the ownership of shares of a Loan Party, if a corporation, or of any corporate general partner of a Loan Party, if a partnership, or the general partnership interests in any partnership which is a general partner of a Loan Party, or any membership interest in a Loan Party which is a limited liability company, or any beneficial interest in any a Loan Party which is a trust or trustee, is sold or conveyed, Lender shall at its sole discretion be entitled to accelerate the Loan and declare the then unpaid principal balance and all accrued interest and other sums due and payable under the Note due and payable and exercise all remedies available to Lender under the Loan Documents. Beneficial ownership of Borrower is comprised of membership interests falling into four classes of interests: Class A Members, Class A-1 Members, Class B Members and Class C Members (all as defined or provided for in Borrower’s Third Amended and Restated Operating Agreement (“Operating Agreement”)). The entire Class C Membership Interest is owned directly by The Summit Group, Inc., a South Dakota corporation, which is the Company Manager (as defined in the Operating Agreement) and Guarantor.
          (b) Notwithstanding the restrictions of paragraph (a) above, no (a) transfer, sale or assignment or (b) creation, of any Class A Membership Interest, Class A-1 Membership Interest or Class B Membership Interest in Borrower shall require Lender’s notification or consent, allow Lender to enforce the remedies set forth in this paragraph (a) above, so long as such transfer, sale, assignment or creation of such interest(s) does not result in a Change of Control. For purposes hereof, a “Change of Control” occurs when, in connection with a transaction or related series of transactions, (i) The Summit Group, Inc. no longer retains Class C Membership Interests in Borrower equivalent to at least [40%] of the Sharing Ratios (as defined in the Operating Agreement) of Borrower; or (ii) The Summit Group, Inc. is no longer the Company Manager of Borrower.
          (c) Furthermore, Lender will permit a one time transfer, sale, assignment or creation of membership interests resulting in a Change in Control; provided, (i)(a) the transferee has a financial and credit standing and management expertise acceptable to Lender as equal or greater than that of Borrower on the date hereof, and (b) the Class C Member and the Company Manager has management expertise acceptable to Lender; (ii) assumption documents in form and substance satisfactory to Lender are executed by the transferee; (iii) Lender is paid a transfer fee equal to one percent (1%) of the then outstanding indebtedness; (iv) Borrower reimburses Lender at closing all fees and expenses associated with the transfer including legal fees; (v) Lender receives an endorsement to Lender’s mortgagee’s title insurance policy, if any, in form and substance acceptable to Lender; (vi) at Lender’s option, Lender receives opinions of counsel and Borrower and transferee authorization documents in form and substance acceptable to Lender; and (vii) no Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents. Further, Lender, in its sole judgment and discretion, may require individuals specifically named by Lender to deliver to Lender an Environmental Indemnification Agreement on Lender’s standard form. The rights granted to Borrower in this paragraph (c) are personal to Borrower, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any subsequent transferee. Such transfer and assumption will not, however, release Borrower or any guarantors, from any liability to the Lender without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole discretion, but if given, may be conditioned upon, without limitation, the execution of new guaranties from principals of the transferee as Lender deems necessary, execution by the principals of the transferee of Lender’s standard Environmental Indemnification Agreement and such other requirements as Lender may deem appropriate in its discretion.
          (d) Notwithstanding the restrictions of Section 7.6 Lender will permit the following transfers of ownership interests within The Summit Group, Inc. without the 1% fee or any change in the Loan terms provided that: (i) no Event of Default shall have occurred and be continuing hereunder or under the Loan Documents or any separate documents guaranteeing Borrower’s payment and performance of the Loan; (ii) Lender is promptly notified of such proposed transfer and provided with such documentation evidencing the transfer and identity of the transferee as reasonably requested by Lender; (iii) assumption documents, if deemed necessary by the Lender, in a form that is acceptable to Lender are executed by the transferee; and (iv) Borrower reimburses Lender for all fees and expenses including reasonable attorney’s fees associated with Lender’s review and documentation of the transfer:
     (i) Any ownership interest in The Summit Group, Inc. may be transferred upon the death of the holder of said interest but only by will or intestacy.
     (ii) Any ownership interest in The Summit Group, Inc. may be voluntarily sold, transferred, conveyed or assigned to immediate family members or to a family trust for estate planning purposes, provided that at all times there exists a minimum of 51% voting control of The Summit Group, Inc. and the Borrower by the party or parties owning interests as of the date hereof. “Immediate family members” shall mean the spouse, children, grandchildren, siblings, and the siblings’ children, of each holder of an ownership interest in The Summit Group, Inc., as of the date hereof, or a trust for the benefit of one or more of any such persons.
     (iii) Any ownership interest in The Summit Group, Inc. may be voluntarily sold, transferred or conveyed or assigned to another person owning an ownership interest in The Summit Group, Inc. as of the date hereof.
     (iv) Any non-voting ownership interest in The Summit Group, Inc. may be voluntarily sold, transferred or conveyed or assigned to an employee, officer, or director of Borrower or Guarantor.
ARTICLE VIII
INTENTIONALLY OMITTED

ARTICLE IX
DEFAULTS; REMEDIES
     Section 9.1. Events of Default. The term “Event of Default” as used in this Agreement shall mean the occurrence of (i) any one or more of the following events set forth in this Section 9.1 or (ii) any other Event of Default set forth in Section 9.2;
          (a) If Borrower shall fail to make any principal or interest payment to Lender or Servicer under the Loan Documents when due and payable, and Borrower’s failure to make such payment shall continue for ten (10) days (inclusive of the first day such payment was due), except that no grace or cure period shall apply to payment of any amounts due on the Maturity Date, or Borrower shall fail to pay the Debt or any portion thereof on the Maturity Date;
          (b) If any representation or warranty of any Loan Party in any Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Lender by or on behalf of any Loan Party shall have been false or misleading in any material respect when made or deemed remade in accordance with Section 3.2; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender;
          (c) Any violation, breach or default continuing beyond, 15 days after written notice from Lender on non-monetary defaults, or otherwise applicable grace periods, under Section 5.4, Section 5.5, Section 5.6, Section 5.9, Section 5.14, Section 5.19, Section 5.20, Section 5.21, Section 5.22, Section 5.23, Section 5.25, Section 5.26, Section 5.27, Section 5.28, Section 5.29, Section 5.30, Section 5.41, Section 5.42, Article VI, Article VII or Article VIII;
          (d) If any Loan Party executes any chattel mortgage or other security agreement with respect to any materials, equipment, furniture, fixtures or any Personal Property used in the use of the Properties, except for Permitted Liens or as otherwise permitted herein, or if Borrower does not, or does not cause the SHP Subsidiaries to, furnish to Lender on reasonable request the contracts, bills of sale, statements, receipted vouchers or other agreements, under which Borrower or the SHP Subsidiaries claim title to such Personal Property;
          (e) Any sequestration or attachment of, or any levy or execution upon the Properties or any portion of the Collateral, which sequestration, attachment, levy or execution is not released, expunged or dismissed within sixty (60) days, or if earlier, the date that is ten (10) days prior to the public or private sale thereof;
          (f) Borrower, the SHP Subsidiaries or any Loan Party shall commence any case, proceeding or other action (i) under any Bankruptcy Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for any substantial portion of its assets, or Borrower, the SHP Subsidiaries or any Loan Party shall make a general assignment for the benefit of its creditors;
          (g) There shall be commenced by any Person against Borrower, the SHP Subsidiaries or any Loan Party any case, proceeding or other action of a nature referred to in subsection (g) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or Borrower, the SHP Subsidiaries or any Loan Party shall take any action seeking to convert any case filed against it under Chapter 7 of the Federal Bankruptcy Law to a Chapter 11 case under Federal Bankruptcy Law, or vice versa;
          (h) Borrower, the SHP Subsidiaries or any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.1(f) or (g) above;
          (i) The SHP Subsidiaries, Borrower or any Loan Party shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due;
          (j) If one or more final judgments or decrees in excess of $100,000 shall be entered against the SHP Subsidiaries, Borrower or any Loan Party which is not fully paid within 30 days from the entry thereof;
          (k) If any amounts disbursed under the Loan are applied or used for purposes other than those approved by Lender in writing or permitted under the Loan Documents;
          (l) If the SHP Subsidiaries or Borrower shall incur any Indebtedness other than Permitted Debt;
          (m) If there shall occur any breach or default under the Senior Loan Documents, and any grace, notice or cure period has expired;
          (n) If any Loan Party intentionally misapplies or converts (i) any Loss Proceeds (ii) any revenues of the Properties, or (iii) any deposits, sale proceeds or other funds or income arising with respect to the Properties or any part thereof;
          (o) If any Loan Party or Affiliate of any Loan Party shall interfere with any right to cure granted to Lender in any of the Loan Documents (including the rights granted to Lender in Article VI of this Agreement);

          (p) intentionally omitted;
          (q) If any Loan Party is deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code);
          (r) If any Recourse Event occurs;
          (s) If the Pledge Agreements shall cease for any reason to be enforceable and in full force and effect and of the priority purported to be created thereby or if the Pledge Agreements cease to create a first priority, fully perfected security interest in the Collateral;
          (t) Intentionally Omitted; or
          (u) If an event occurs which, under the terms of this Agreement or any other Loan Document, which by such terms is deemed to constitute “Event of Default” under such Loan Document.
     Section 9.2. Other Event of Default. If any event or circumstance exists or has occurred (other than the event or circumstances described in Section 9.1) which is a violation, default or breach of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents, and such violation, default or breach is not fully cured by Borrower or other Loan Party: (i) within the specified notice or cure period, if any, provided for in this Agreement or such Loan Document or (ii) if this Agreement or such Loan Document does not provide for a grace, notice or cure period, within twenty (20) days after written notice from Lender in the case of any violation, default or breach which can be cured by the payment of a sum of money, or (iii) within thirty (30) days after written notice from Lender in the case of any other violation, default or breach, then the same shall be an Event of Default hereunder; provided, however, in the case of a violation, default or breach referred to in clause (iii) which is capable of cure but cannot reasonably be cured within such thirty (30) day period, and provided Borrower or other Loan Party shall have commenced to cure such violation, default or breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower or such other Loan Party in the exercise of due diligence to cure such violation, default or breach, but in no event shall such cure period extend beyond ninety (90) days following notice from Lender of such violation, default or breach. Notwithstanding anything to the contrary Section 9.1 or the preceding provisions of this Section 9.2, if any event or circumstance would result in a default or event of default under the Senior Loan Documents and the Senior Loan Documents provide a shorter grace, notice or opportunity to cure, if any, than Section 9.1 or the preceding provisions of this Section 9.2, then the grace, notice or cure period set forth in the Senior Loan Documents shall be substituted for the grace, notice or cure period set forth in Section 9.1 or the preceding provisions of this Section 9.2.

     Section 9.3. Remedies.
          (a) Upon the occurrence of any Event of Default and expiration of any applicable grace or cure period, Borrower agrees that Lender may (but without any obligation to do so) take such action, without notice or demand, as Lender deems advisable to protect and enforce its rights against Borrower or any Loan Party and in and to the Collateral, including the following actions, each of which may be pursued concurrently, separately or otherwise, at such time and in such order as Lender may determine, in its sole and absolute discretion, without impairing or otherwise affecting the other rights and remedies of Lender (and any and all costs and expenses, including Professional Fees, paid or incurred by Lender in connection with the following shall constitute a Protective Advance) and shall be payable on demand:
               (i) declare the entire unpaid Debt to be immediately due and payable; provided, however, if any Event of Default as described in Section 9.1(f), (g) or (h) above shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender;
               (ii) institute proceedings, judicial or otherwise, or take any other action, for the enforcement of Lender’s rights under the Loan Documents or at law or in equity, including the foreclosure, auction or sale (public or private) of the Collateral or any portion thereof;
               (iii) terminate, in whole or in part, any obligation Lender may have to make any advance hereunder;
               (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents;
               (v) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Loan Documents;
               (vi) exercise any and all rights and remedies granted to a secured party upon default under any applicable Uniform Commercial Code;
               (vii) exercise all or any one or more of the rights, powers and other remedies available to Lender against any of the Loan Parties under the Loan Documents, at law or in equity, at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceedings or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral, including exercising all or any one or more of the rights, powers and remedies available to Lender under the Guaranty;

               (viii) apply any sums then deposited in the Lockbox Account and any other sums held in escrow or otherwise by Lender in accordance with the terms the Loan Documents to the payment of the Debt in such order of payment as Lender shall elect;
               (ix) pay, perform, or cause the performance of (provided Lender shall have no obligation to do so) such covenant or obligation; and
               (x) pursue such other remedies and rights as Lender may have under any Applicable Law or at equity.
          (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any notice, grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Collateral. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of by Lender shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payments made to Lender after the occurrence of such Event of Default.
          (c) Proceeds. The proceeds of any disposition of the Collateral, or any part thereof, or any other sums collected by Lender pursuant to the Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.
          (d) Lender Action. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on any Loan Party and without releasing Borrower or any Loan Party from any Obligation, take any action in such manner and to such extent as Lender may deem necessary to protect the Collateral and/or take any action to cure any Event of Default, including any default under the Senior Loan, provided however, that cures of defaults under the Senior Loan shall be after the expiration of 1/2 of any applicable cure period granted by the Senior Loan Documents. Borrower, for itself and on behalf of each of the Loan Parties, agrees that Lender is authorized to enter upon any of the Properties for such purposes, or appear in, defend, or bring an action or proceeding to protect its interest in the Properties or to collect the Debt, and the cost and expense thereof (including Professional Fees), shall constitute a Protective Advance and shall be payable on demand.

          (e) No Cure. Lender’s or Senior Lender’s exercise of any right or remedy which has the effect of remedying an Event of Default under the Loan Documents or any default under the Senior Loan Documents shall not constitute a cure or waiver of such Event of Default.
          (f) Senior Loan. Lender’s remedies under this subsection shall be in addition to Lender’s rights relating to the Senior Loan Documents set forth in Article VI of this Agreement.
          (g) No Waiver. The failure of Lender to insist upon strict performance of any term, covenant or condition contained in the Loan Documents shall not be deemed to be a waiver, modification, amendment or estoppel with respect to the enforcement of such term, covenant or condition. No Loan Party shall be relieved or released from their respective Obligations by reason of (i) the failure of Lender to comply with any request of any Loan Party to take any action to enforce any of the provisions of the Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Collateral, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Documents. Lender may resort for the payment of the Debt to any Collateral held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to recover against the Collateral under the Loan Documents. The rights of Lender under each of the Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision of any Loan Document to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
     Section 9.4. Costs of Enforcement. In the event of the (i) exercise of any remedy by Lender under this Agreement or the other Loan Documents or following the occurrence of an Event of Default, (ii) foreclosure of the Security Instruments or Pledge Agreements, (iii) bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Loan Party or an assignment by any Loan Party for the benefit of its creditors, (iv) enforcement of any obligations of or collection of any payments due from any Loan Party under this Agreement, the other Loan Documents or with respect to the Collateral, or (v) incurring of any costs or expenses by Lender in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out”, then Borrower, its successors or assigns, shall pay to Lender on demand any and all expenses, including Professional Fees, incurred or paid by Lender in connection therewith or in protecting Lender’s interest in the Collateral or in collecting any amount payable hereunder or in enforcing Lender’s rights hereunder with respect to the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Unmatured Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.
     Section 9.5. Additional Waivers. Borrower agrees that if an Event of Default is continuing (i) to the maximum extent allowed by law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of Lender’s remedies against the Collateral, the Security Instruments and the Pledge Agreements has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.
ARTICLE X
EXCULPATION
     Section 10.1. Exculpation.
          (a) Lender may not enforce the liability and obligation of Borrower or any other Loan Party by any action or proceeding against the Borrower wherein a money judgment shall be sought personally against the Borrower, except pursuant to the provisions of Sections 10.3 and 10.4. Notwithstanding the immediately preceding sentence or any other provision of this Agreement or any other Loan Document, (A) Lender shall be entitled to exercise Lender’s rights and remedies under any Guaranty against any Guarantor to the full extent provided therein without in any way being restricted, limited or impaired by any provision or term contained in this Article X; and (B) Lender may bring any foreclosure action, action for specific performance, UCC auction or sale (public or private) or any other action or proceeding against Borrower or any other Loan Party (“Remedial Action”) to enable Lender to enforce and realize upon Lender’s security interest and Lien in and on the Collateral given to Lender pursuant to the Loan Documents; provided, however, that, in the case of any Remedial Action referred to in this clause (B), subject to the qualifications in clause (A), the qualifications below and the provisions of Sections 10.2, 10.3 and 10.4, any judgment in any such Remedial Action shall be enforceable against Borrower and/or SHP Subsidiaries only to the extent of Borrower’s and/or SHP Subsidiaries’ interest in the Collateral or other security given to Lender under the Loan Documents.
          (b) The provisions of this Article X shall not, however, (i) constitute a waiver, release or impairment of any Obligation; (ii) impair the right of Lender to name any other Loan Party or any other Person as a party defendant in any Remedial Action; (iii) affect the validity or enforceability of any Guaranty or any of the rights and remedies of Lender against each Guarantor; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any Loan Document in respect of the Collateral described therein; (vi) prevent Lender from seeking and obtaining a deficiency judgment against Borrower or any other Loan Party (except as restricted by this Article X) or taking any other action or seeking and obtaining any other judgment or remedy against Borrower or any Loan Party in order to (A) fully realize on the Collateral granted by the Loan Documents or (B) recover the full amounts guaranteed under each and every Guaranty or (C) preserve Lender’s claims or causes of action or right to proceed under each and every Guaranty or realize upon any Collateral securing the Obligations; (vii) prohibit Lender from taking any action to perfect the Liens and security interests granted or created under or pursuant to the Loan Documents in the Collateral; or (viii) prohibit Lender from taking any action (including seeking a money judgment) to enforce the personal liability of the Borrower or any other Loan Party to the extent set forth in Section 10.3 and 10.4 hereof.
     Section 10.2. Intentionally Omitted.
     Section 10.3. Full Recourse Events. Notwithstanding anything in this Agreement to the contrary, including Section 10.1(a), the Debt shall be fully recourse to Borrower and the provisions of Section 10.1(a) shall be wholly inapplicable ab initio, and Borrower shall be fully personally liable for the payment and performance of the Obligations, upon the occurrence of any one or more of the following events (collectively, the “Recourse Events”, and individually, a “Recourse Event”): (i) the gross negligence or willful misconduct of the SHP Subsidiaries, Guarantor or Borrower or any of their respective agents, managers, officers or employees; (ii) the physical waste or willful destruction of the Properties or any material portion thereof by any Loan Party, or any of their respective agents, managers, officers, employees or Affiliates; (iii) any fraud by any Loan Party in connection with the Loan whether made prior to or after the Closing Date; (iv) the removal or disposal of any portion of the Properties by any Loan Party, or any of their agents, managers, officers or employees except as expressly permitted by the Loan Documents; (v) any breach or violation or the occurrence of any prohibited actions with respect to any of the events described in Sections 9.1(f), (g) or (h); (vi) any financial information (including any financial information required by Section 5.16 of this Agreement) concerning the Properties, SHP or any other Loan Party, whether provided to the Lender before or after the Closing Date, is fraudulent in any material respect or any violation, breach or failure to comply with Section 5.16 shall occur and Borrower shall fail to cure the same within fifteen (15) days after notice thereof from Lender; (vii) any Loan Party or any other Person at the direction of any Loan Party, in any judicial or quasi-judicial case, action or proceeding, directly or indirectly contests the validity or enforceability of the Loan Documents or directly or indirectly contests or intentionally hinders, delays or obstructs the pursuit of any Remedial Action under the Loan Documents or pursuant to Applicable Law; (viii) Intentionally omitted; (viii) any violation, breach or failure to comply with Section 7.1, Section 7.2, Section 7.3 or Section 7.4; (ix) any breach of Section 5.29 or 5.31; (x) failure to maintain the insurance coverages required by Section 5.6 or any failure of Borrower or any other Loan Party to pay any deductible under any Policy after a loss covered by such Policy; (xi) the theft, misappropriation, misapplication or conversion (whether intentional or unintentional) by any Loan Party of any revenues of the Properties, Loss Proceeds, Distributions, Security Deposits or proceeds of the Loan; (xii) any failure of Borrower to pay Lender’s or Servicer’s costs and expenses in accordance with Section 11.22; (xiv) if any Loan Party takes any action or causes any action to be taken by any Person without obtaining Lender’s consent if such action requires Lender’s prior consent pursuant to the terms of this Agreement or any other Loan Document; (xiii) any Loan Party incurs Indebtedness other than Permitted Debt or as otherwise permitted herein or approved by Lender; or (xiv) any violation, breach or failure to comply with Section 5.26 or any Loan Party takes any action which directly or indirectly interferes with the filing of any of the Financing Statements by Lender or takes any action which directly or indirectly interferes with Lender’s perfected first lien security interest in the Collateral or causes such security interest (or any portion thereof) to be unperfected. The rights of the Lender under this Section 10.3 shall be in addition to, and not in limitation of, the rights of Lender under Section 10.4.
     Section 10.4. No Waiver. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents (including the provisions of this Article X) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.
ARTICLE XI
MISCELLANEOUS
     Section 11.1. Further Assurances.
          (a) Borrower shall, and shall cause each Loan Party, to forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, at Lender’s reasonable request, cause any of the Loan Documents (including any additional financing statements or continuation statements) to be filed, registered or recorded in such manner and in such places as may be required by any Applicable Law in order to publish notice of and fully to protect, perfect or continue the perfection of any Lien or security interest in favor of Lender, and the interest of Lender in, the Collateral. Borrower will pay or will cause the SHP Subsidiaries to pay, all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents, any note or other agreements supplemental thereto, any security instrument with respect to the Collateral and any instrument of further assurance, and any Amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents with respect to the Collateral or any instrument of further assurance, and any Amendment of the foregoing documents, except where prohibited by law so to do.
          (b) Borrower will, at the sole cost and expense of Borrower, and without expense to Lender, (i) do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances, assignments, Financing Statements, continuation statements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, carrying out, conveying, assigning, transferring, pledging, hypothecating, perfecting, preserving and confirming unto Lender the security interests, liens, property and rights granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be under the Loan Documents, or which Borrower may be or may hereafter become bound to convey, assign, transfer, pledge, or hypothecate to Lender, or for carrying out the intention or facilitating the performance of the terms of the Loan Documents and (ii) furnish or cause to be furnished to Lender all instruments, documents, certificates, insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower or any other Loan Party pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith. Borrower and each other Loan Party, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or such Loan Party or without the signature of Borrower or such other Loan Party to the extent Lender may lawfully do so, one or more financing statements, or other instruments, to evidence more effectively the security interest of Lender in the Collateral. Borrower and each other Loan Party grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity or under the Loan Documents.
          (c) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Collateral for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Collateral (other than income, franchise and similar taxes), Borrower will pay the tax, with interest and penalties thereon, if any. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or any other of the Loan Documents or impose any other tax or charge on the same, except for any tax or imposition imposed on the income of Lender, Borrower will pay for the same, with interest and penalties thereon, if any. If Borrower fails to pay such tax, with interest and penalties thereon within twenty (20) Business Days after demand therefore is made by Lender, then Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.
     Section 11.2. Bankruptcy. Borrower, Lender and each other Loan Party hereby acknowledge and agree that upon the filing of a bankruptcy petition by or against any Loan Party under any Bankruptcy Law, any amounts held in the Lockbox Account shall be deemed not to be property of the bankrupt Loan Party’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the funds in the Lockbox Account, that the funds in the Lockbox Account do constitute property of such Loan Party’s bankruptcy estate, then Borrower, Lender and each other Loan Party hereby further acknowledge and agree that all such funds in the Lockbox Account, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to

Borrower’s or any other Person’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral unless (i) Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.
     Section 11.3. Lost Documents. Upon receipt of a “loss of document affidavit” executed by Lender and Lender’s indemnity of Borrower (or, as applicable, another Loan Party), which shall be in form and substance reasonably satisfactory to Borrower or otherwise customary in the industry, with respect to all claims and losses arising from the loss, theft, destruction or mutilation of any of the Loan Documents which are not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such mutilated Loan Document, Borrower will issue, or cause to be issued (in the case of documents issued by other Loan Parties), in lieu thereof, a replacement Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor. Each party shall be liable for its own costs and expenses in preparing and reviewing any replacement documents and otherwise performing its agreements under this Section 11.3.
     Section 11.4. Principles of Construction. The following principles of construction shall apply to this Agreement:
               (i) The titles and headings of the Articles, Sections and subsections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Articles, Sections and subsections and shall not be given any consideration in the construction of this Agreement.
               (ii) All references to Sections and Exhibits are to Sections and Exhibits in or to this Agreement unless otherwise specified. Any reference to “this Section” in this Agreement shall mean the Section in which such reference appears, and shall also be deemed refer to the subsections contained in such Section.
               (iii) Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
               (iv) The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation.”
               (v) Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

               (vi) To the extent that any provision in this Agreement requires, expressly or implicitly, performance, observance or compliance by any Person other than Borrower (but only including those Persons who are affiliates, agents, managers or employees of Borrower or SHP Subsidiaries), such provision shall be construed as Borrower’s obligation to cause such other Person to perform, observe or comply with such provision, and, accordingly, the failure by such Person to perform, observe or comply with such provision shall be considered a breach by Borrower of its obligations under this Agreement. Further, whenever any provision of this Agreement prohibits any Person from doing, or requires any Person to abstain from doing, any at or thing, such provision shall be deemed to have been breached if such act or thing is done by any other Person acting by or on behalf of such Person.
               (vii) Definitions contained in this Agreement or any other Loan Document which identify documents, including this Agreement or any other Loan Document, shall be deemed to include all Amendments thereto.
               (viii) Any reference in the Loan Documents to the successors or assigns of any Loan Party shall not be construed to imply any consent or approval by Lender of any such succession or assignment.
               (ix) Each Loan Party acknowledges and agrees that this Agreement and the other Loan Documents shall not be construed more strictly against the Lender because the Lender or its legal counsel was the primary draftsperson of this Agreement or such other Loan Document, as the case may be.
     Section 11.5. Parties Bound, Etc. The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective permitted successors and assigns, provided nothing in this Section shall be deemed to give Borrower or any other Loan Party the right to Transfer any interest in the Properties or Transfer any Ownership Interest except as expressly permitted by Article VII.
     Section 11.6. Waivers. Lender may at any time and from time to time waive any one or more of the conditions, requirements or obligations contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be effective unless in writing and shall not be considered a waiver of such condition in any other instance or any other circumstance.
     Section 11.7. Severability. If any term, covenant or provision of this Agreement or any other Loan Document shall be held to be invalid, illegal or unenforceable in any respect, this remainder of this Agreement or such other Loan Document shall remain in full force and effect and shall be construed without such term, covenant or provision.
     Section 11.8. Release of Collateral. Lender may release, regardless of consideration, any part of the Collateral without in any way impairing or affecting the validity, priority or perfection of its Lien on or in the remaining Collateral.

     Section 11.9. Notices. Any notice, request, demand, statement, authorization, approval, consent or acceptance made hereunder shall be in writing and shall be (a) hand delivered or (b) sent by overnight delivery via United Parcel Service or other reputable overnight courier service, or (c) sent by registered or certified mail, postage prepaid with return receipt requested, (d) sent by facsimile (with a confirmatory duplicate copy sent by first class United States mail) and shall be deemed given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after being deposited with United Parcel Service or any other reputable overnight courier service for overnight delivery, or (iii) three (3) Business Days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested or (iv) upon receipt if sent by facsimile, in each case, addressed as follows:
If to Lender:

Fortress Credit Corp.
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention:      Dean Dakolias
Telephone:     212-798-6050
Facsimile:       212-202-3685
With a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: J. Philip Rosen, Esq.
Telephone: (212) 310-8604
Facsimile: (212) 310-8007
If to Borrower:
Summit Hotel Properties
2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
Attn: Hulyn Farr
Facsimile No: 605-3629388
Telephone No. 605-3619566
With a copy to:
Hagen, Wilka & Archer, P.C.
600 South Main Avenue, Suite 102
Sioux Falls, SD 57104
Attention: Jennifer L. Larsen, Esq.
Telephone: (605) 334-0005
Facsimile: (605) 334-4814

Each party may designate a change of address or facsimile number by notice to the other party sent pursuant to this Section, given at least fifteen (15) days before such change of address is to become effective.
     Section 11.10. Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by Lender and Borrower. Borrower acknowledges that the Loan Documents set forth the entire agreement and understanding of Lender and the Loan Parties with respect to the Loan and that no oral or other agreements, understandings, representations or warranties exist with respect to the Loan other than those expressly set forth in the Loan Documents.
     Section 11.11. Usury Laws. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower or any other Loan Party be obligated or required to pay interest on the Debt at a rate which could subject the Lender or any holder of the Loan Documents to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower or any other Loan Party is permitted by law to contract or agree to pay. If by the terms of this Agreement or any other Loan Document, Borrower or any other Loan Party is at any time required or obligated to pay interest on the principal balance of the Debt at a rate in excess of such maximum rate, the rate of interest applicable to the Debt shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Debt. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum nonusurious rate under applicable law, if any, the Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal amount as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, or (c) ”spread” the total amount of interest throughout the entire term of the Debt and the Obligations so that the interest rate is uniform throughout the entire term of the Debt and the Obligations; provided, however, that if the Debt and Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum nonusurious rate, if any, Lender shall refund to Borrower the amount of such excess.
     Section 11.12. Sole Discretion of Lender. Whenever pursuant to this Agreement or any Loan Documents, Lender may approve or disapprove any act (or any action) or any document, delivery or other item, or where Lender’s consent or approval is required in any respect or where any document or other item must be satisfactory to Lender, except in those specific instances where Lender has specifically agreed not to unreasonably withhold Lender’s consent pursuant to the terms of this Agreement or any of the Loan Documents, Lender’s approval, disapproval or consent must be in writing, and the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or to grant or withhold consent shall be in the sole, absolute and unfettered discretion of Lender, without any express or implied obligation of reasonableness whatsoever and shall be final and conclusive. Borrower acknowledges and agrees that in no circumstance shall Borrower have any claim or cause of action, in contract or in tort, against Lender as a result of the granting or withholding of any such consent or approval. The inclusion of references to Lender’s sole or absolute discretion in any particular provisions of this Agreement or any of the Loan Documents shall not limit or affect the applicability of this Section to all provisions of this Agreement or any of the Loan Documents, including those provisions wherein a specific reference to Lender’s sole and absolute discretion is not made. Without limiting the preceding provisions of this Section, in the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by Applicable Law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender, Servicer nor their agents or employees shall be liable for any special, consequential or punitive damages whatsoever, whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, under any circumstances whatsoever, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Additionally, Borrower agrees that unless Lender acted with gross negligence, recklessness, in bad faith or engaged in willful misconduct, neither Lender, Servicer nor their agents or employees shall be liable for any monetary damages of any kind whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably or in good faith shall be determined by an action seeking declaratory judgment.
     Section 11.13. Absolute and Unconditional Obligation. Borrower and each other Loan Party acknowledges that the payment and performance of the Obligations in accordance with the provisions this Agreement and the other Loan Documents is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Agreement or any other Loan Document or the Obligations or otherwise with respect to the Loan.
     Section 11.14. Governing Law and Jurisdiction.
          (a) Governing Law. This Agreement was negotiated in part in the State of New York, and the Loan was made by Lender in the State of New York, and the proceeds of the Loan delivered pursuant hereto were disbursed from the State of New York, which state the Lender and each Loan Party agrees has a substantial relationship to the Lender and each Loan Party and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state (excluding application of any principle of conflict of laws which would direct the application of the law of any other jurisdiction) and any Applicable Law of the United States of America. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the state of New York pursuant to §5-1401 of the New York General Obligations Law.
          (b) SUIT BY LOAN PARTIES. EACH LOAN PARTY HEREBY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY SUCH LOAN PARTY AGAINST LENDER ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL ONLY BE INSTITUTED IN COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO BRING ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY OTHER COURT OTHER THAN COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK.
          (c) SUIT BY LENDER. WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, BORROWER (i) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, (ii) AGREES THAT ALL SUCH CLAIMS OR ACTIONS MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE STATE OF NEW YORK OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND (iii) IRREVOCABLY WAIVES ANY (A) OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT LENDER MAY COMMENCE ANY ACTION HEREUNDER OR UNDER THE LOAN DOCUMENTS IN ANY JURISDICTION PERMITTED BY APPLICABLE LAW.
          (d) SERVICE OF PROCESS. PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS REFERRED TO IN SECTION 10.9 OF THIS AGREEMENT.
     Section 11.15. Waiver of Right to Trial By Jury. BORROWER, LENDER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY WAIVE ANY

RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR (b) IN ANY WAY RELATING TO THE LOAN DOCUMENTS OR THE SENIOR LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER, LENDER AND EACH OTHER LOAN PARTY HEREBY AGREES AND CONSENTS THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
     Section 11.16. Waiver of Statutory Rights. Neither Borrower nor any other Loan Party shall apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any similar laws now existing or hereafter enacted, in order to prevent or hinder the enforcement of the Loan Documents, but hereby waives the benefit of such laws to the full extent that it may do so under Applicable Law. Borrower and each other Loan Party for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Collateral marshaled and agrees that any court having jurisdiction over any exercise of Lender’s remedies may order the Collateral sold as an entirety or in separate parts. Borrower and each other Loan Party hereby waives for itself and all who may claim through or under it, and to the full extent it may do so under Applicable Law, any and all rights of redemption from sale under any order or decree of foreclosure granted under any statute now existing or hereafter enacted.
     Section 11.17. Relationship. The relationship of Lender, and the one hand, and Borrower and each other Loan Party, on the other hand, is strictly and solely that of lender and borrower and nothing contained in the Loan Documents or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the Loan is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Lender, on the one hand, and all or any of Borrower or any Loan Party, on the other hand, other than as lender and borrower. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other Loan Party, except as expressly provided in the Loan Documents, or to any other Person.
     Section 11.18. Lender Assignment; Securitization.
          (a) Assignment. Borrower and each other Loan Party hereby acknowledges and agrees that Lender currently has, and shall continue to have in the future, the absolute and unconditional right at any time after the date hereof and at any time during the term of the Loan, at Lender’s sole cost and expense, without giving any notice to or requiring any consent or approval from Borrower, any Loan Party or any other Person to sell, assign, pledge, hypothecate or otherwise transfer Lender’s interest in the Loan in whole or in part, or to place one or more participation interests therein in one or more separate transactions, or to effect a syndication or securitization of the Loan in one or more transactions, in each case to or with such Persons, parties, entities or investors (including domestic or foreign banks, insurance companies, pension funds, trusts, other institutional lenders or investors, natural persons, grantor trusts, owner trusts, special purpose corporations, REMICs, FASITs, real estate investment trusts or other similar or comparable investment vehicles) and on such terms and conditions as Lender shall deem to be appropriate (in each case, a “Lender Transfer”).
          (b) Disclosure. In connection with any Lender Transfer, Lender shall have the absolute and unconditional right without giving any notice to or obtaining the prior consent or approval of any Loan Party or any other Person to disclose, deliver and to share with any prospective purchaser or assignee of the Loan or of any securities or of any participation or other interest therein (including any such interest to be acquired in connection with a syndication or securitization of the Loan), or with any prospective rating agency, or their respective counsel or representatives, such information (financial or otherwise), documents and instruments pertaining to the Loan or any other Person, party or entity associated or connected with the Loan or the Collateral or the Properties (collectively, the “Disclosure Material and Information”) as Lender shall deem to be appropriate.
          (c) Cooperation. Borrower shall cooperate, and shall cause each other Loan Party and each other Person (to the extent possible), associated or connected with the Loan or the Collateral to cooperate, in all reasonable respects with Lender in connection with any Lender Transfer. At Lender’s sole cost and expense, Borrower shall execute and deliver, and shall cause each Loan Party and each other Person (to the extent possible) associated or connected with the Loan or the Collateral or the Properties to execute and deliver, such documents and instruments as may be reasonably necessary to (a) split the Loan into two or more loans evidenced by and pursuant to separate sets of Note and other related loan documents, or (b) to modify the terms and provisions of the Loan Documents, in each case to the full extent required by Lender to facilitate any Lender Transfer, provided that (i) any such splitting or modification of the Loan will not adversely affect or diminish the rights of any Loan Party as presently set forth in the Loan Documents and will not increase the monetary obligations and liabilities or materially increase the non-monetary obligations of any Loan Party under the Loan Documents, and (ii) if the Loan is split, the retained interest of Lender, if any, in the Loan shall be allocated to or among one or more of such separate loans in a manner specified by Lender.
          (d) Notice. Lender shall endeavor to provide notice to Borrower of a Lender Transfer in a reasonably timely manner, but any failure by Lender to provide notice to Borrower shall not give rise to any claim or defense on the part of any of the

Loan Parties, or limit the rights of Lender under this Section 11.18 or the Loan Documents. Until otherwise directed in writing by Lender following a Lender Transfer, Borrower shall continue to make all payments and deposits as required prior to such occurrence.
     Section 11.19. Brokers and Financial Advisors.
          (a) Borrower hereby represents to Lender that no Loan Party has dealt with financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, (except for Riverside Management Group, who shall be paid by Borrower). Borrower agrees to indemnify and hold the Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Professional Fees) in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Loan Party in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Debt.
          (b) Lender hereby represents to Borrower that Lender has not dealt with financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lender agrees to indemnify and hold the Borrower harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Professional Fees) in any way relating to or arising from a claim by any Person that such Person acted exclusively on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Debt.
     Section 11.20. Offsets, Counterclaims and Defenses. Borrower and each Loan Party hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Loan, the Loan Documents or the Obligations. Without limiting in any manner the rights of any assignee of Lender’s interest at law or in equity, any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses.
     Section 11.21. Payment of Expenses; Protective Advances.
          (a) Loan Expenses. Borrower covenants and agrees to pay Lender and/or Servicer all reasonable out-of-pocket costs and expenses (“Loan Expenses”) including Professional Fees, incurred by Lender or Servicer in connection with: (i) the Loan Parties’ ongoing performance of and compliance with their respective agreements and covenants contained in the Loan Documents on their part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers, extensions or other modifications to the Loan Documents and any other documents or matters requested by any Loan Party or by Lender; (iii) filing and recording fees and expenses, Lender’s UCC Insurance Policies and reasonable fees and disbursements of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to the Loan Documents; and/or (iv) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or prosecution or other litigation against the Collateral or any Loan Party. All Loan Expenses shall be due and payable within fifteen (15) days of demand.
          (b) Protective Advances. Borrower covenants and agrees to pay Lender and/or Servicer within twenty (20) days after demand all reasonable costs and expenses including Professional Fees, paid by Lender in connection with or as a consequence of any Unmatured Default or Event of Default under the Loan Documents or any default under the Senior Loan, any utility costs, ground lease payments or any other costs which Lender determines in the exercise of its sole and absolute discretion are necessary for the operation of the Properties or for the protection of the value thereof (“Protective Advances”). Each Loan Party hereby acknowledges and agrees that all Protective Advances shall be secured by the Loan Documents and be part of the Debt. The foregoing shall be payable by Borrower to Lender or Servicer, as the case may be, with or without the filing of any legal action or proceeding, and shall include any reasonable fees and expenses (including Professional Fees) incurred in (i) any bankruptcy proceeding of any Loan Party; (ii) the collection of the Debt, (iii) the enforcement of Lender’s rights and remedies under the Loan Documents, or enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Properties, any Loan Party, the Loan Documents or any other security given for the Loan or the Properties; (iv) the payment of any transfer taxes in connection with the exercise of Lender of its right under any or all of the Security Instruments or Pledge Agreements; (v) curing any defaults under the Loan Documents; and (vi) any other payment which is permitted or designated as a Protective Advance by any other provision of the Loan Documents. All Protective Advances made by Lender under the Loan Documents shall be evidenced by, and be deemed to be advanced as principal under, the Note, regardless of whether any such Protective Advance causes the principal balance of the Note to exceed the face amount thereof, and shall be due and payable on demand. The making of any Protective Advance by Lender shall constitute an Event of Default hereunder.
     Section 11.22. Servicer; Servicer Fees. Borrower acknowledges and agrees that at the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer; provided, however, such delegation will not release Lender from any of its obligations under the Loan Documents. Borrower shall also be responsible for the payment of all out-of-pocket costs and expenses incurred by Servicer in connection with the Loan, including for review and approval of or consent to Leases, Property inspections, the participation in any Condemnation proceedings, the approval of any Casualty settlement or the enforcement of the Loan Documents. Any action or inaction taken by the Servicer pursuant to this Agreement and the Loan Documents shall be binding to the same extent as if taken by Lender, and Borrower shall be entitled to rely on all actions and directions given by Servicer with respect to all matters concerning the Loan and Loan Documents unless and until Borrower receives contrary written instructions from the Lender.
     Section 11.23. Rescission of Payments. If at any time all or any part of any payment made by Borrower or any other Loan Party in connection with this Agreement or any other Loan Document is rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Borrower or any other Loan Party), then the Obligations of Borrower or such Loan Party shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous payment, and the Obligations of Borrower or such Loan Party under the Loan Documents shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.
     Section 11.24. No Third Party Beneficiary. No Person other than Lender and Borrower, Guarantor and any Loan Party and their permitted successors and assigns or any Indemnified Lender Party shall have any rights under this Agreement.
     Section 11.25. Attorney-In-Fact. Borrower and each Loan Party hereby irrevocably appoints and authorizes Lender, as its attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s or such Loan Party’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents if Borrower fails to execute and deliver, or cause same to be executed and delivered, within five (5) Business Days after written request by Lender, provided that Borrower is required to execute and deliver same pursuant to this Agreement or the Loan Documents.
     Section 11.26. Lender Release. Lender may release, regardless of consideration, any part of the Collateral without in any way impairing or affecting the validity, priority or perfection of Lender’s Lien on and security interest in the remaining Collateral.
     Section 11.27. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. For purposes hereof, facsimile signatures shall be binding on the parties to this Agreement.

     Section 11.28. Time. Time is of the essence of each and every term of this Agreement and the other Loan Documents, except and only to the extent specifically waived by Lender in writing.
     Section 11.29. Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNIFIED LENDER PARTY”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING PROFESSIONAL FEES) WHICH SUCH INDEMNIFIED LENDER PARTY MAY INCUR (OTHER THAN BY REASON OF SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE WILLFUL AND INTENTIONAL BREACH OF LENDER’S OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS AS A DIRECT OR INDIRECT CONSEQUENCE OF: (i) THE GRANTING OF PLEDGE, THE LIEN ON THE COLLATERAL OR ANY INTEREST THEREIN OR LENDER’S ENFORCING LENDER’S RIGHTS, AND REMEDIES UNDER THE PLEDGE AGREEMENT, SECURITY INSTRUMENTS OR THE OTHER LOAN DOCUMENTS; (ii) THE COMPLIANCE OF THE PROPERTIES AND EACH PORTION THEREOF WITH APPLICABLE LAW; (iii) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (iv) THE FAILURE OF BORROWER TO PERFORM, OR TO CAUSE ANY OTHER LOAN PARTY TO PERFORM, ANY OBLIGATIONS AS AND WHEN REQUIRED BY ANY OF THE LOAN DOCUMENTS; (v) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR ANY ACT OR OMISSION BY ANY LOAN PARTY OR OTHER PERSON OR ENTITY (OTHER THAN LENDER) WITH RESPECT TO THE PROPERTIES OR ANY PORTION THEREOF. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, WITHIN THIRTY (30) DAYS OF SUCH INDEMNIFIED LENDER PARTY’S DEMAND THEREFOR. BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS EACH LENDER INDEMNIFIED PARTY SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, OR REASSIGNMENT OF ANY COLLATERAL.
     Section 11.30. ERISA Indemnification. Borrower shall, at Borrower’s sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.1(nn) or 5.30.
     Section 11.31. Publicity. All news releases, publicity or advertising by the Loan Parties or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender, or any of their Affiliates shall be subject to the prior written approval of Lender.
     Section 11.32. Amendments Included. Definitions contained in this Agreement or any other Loan Documents which identify documents, including this Agreement or any other Loan Documents, shall be deemed to include all amendments, modifications, supplements, novations, restatements, renewals, and replacements to such documents, and assignments of such documents, which may be entered into from time to time with Lender’s consent and in compliance with the requirements of this Agreement.
     Section 11.33. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including any term sheets, discussion outlines or commitment letters (as same may be amended) between any of the Loan Parties and Lender are superseded by the terms of this Agreement and the other Loan Documents.
     Section 11.34. Captions. Captions and headings used in this Agreement and the other Loan Documents are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or the other Loan Documents.
     Section 11.35. Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
     Section 11.36. Accounting Matters. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with Agreed Accounting Principles. If at any time a Loan Party has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidation and consolidating principles, and covenants, representations and agreements with respect to a Loan Party and its properties and activities shall be deemed to refer to such Loan Party and its consolidated Subsidiaries collectively. Notwithstanding the above Lender acknowledges and agrees that annual financial statements of the Guarantor shall be prepared in accordance with the income tax method of accounting; and the quarterly or other interim financial statements for any person shall be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to the extent reasonably possible.
[SIGNATURES BEGIN ON NEXT PAGE]

          IN WITNESS WHEREOF, Lender and Borrower have duly executed this Agreement the day and year first above written.

BORROWER:

SUMMIT HOTEL PROPERTIES, LLC,
a South Dakota limited liability company

By:	/s/ Kerry W. Boekelheide

Name: Kerry W. Boekelheide,
Title: Chief Executive Officer

LENDER:

FORTRESS CREDIT CORP.

By:	/s/ Constantine Dakolias

Name: Constantine Dakolias
Title: Chief Credit Officer

JOINDER AND CONSENT
          The undersigned (the “Joinder Party”) has reviewed the Loan Agreement (“Loan Agreement”) dated as of March 5, 2007 between Fortress Credit Corp. (“Lender”), and Summit Hotel Properties, LLC, a South Dakota limited liability company (“Borrower”), to which this Joinder and Consent has been attached, and hereby covenants, represents, warrants, acknowledges and agrees that:
          (a) Joinder Party has read and reviewed each of the Loan Documents, and is familiar with the terms and provisions thereof.
          (b) Joinder Party consents to the Borrower’s execution of the Loan Documents without reservation or qualification.
          (c) Joinder Party covenants and agrees to cooperate with Borrower and each other Loan Party in the performance and observance of all covenants and agreements contained in the Loan Agreement and the other Loan Documents on the part of Borrower or any other Loan Party as necessary to comply or facilitate Borrower’s or such other Loan Party’s compliance therewith.
          (d) Intentionally Omitted;
          (e) WHENEVER ANY PROVISION OF THE LOAN AGREEMENT PROVIDES FOR OR REFERS TO (i) THE ACKNOWLEDGEMENT OR AGREEMENT OF A JOINDER PARTY, (ii) THE WAIVER OR RELEASE OF RIGHTS BY ANY JOINDER PARTY, (iii) THE GRANT BY SUCH JOINDER PARTY OF A POWER OF ATTORNEY IN FAVOR OF LENDER OR (iv) THE APPOINTMENT BY A JOINDER PARTY OF AN AGENT FOR THE SERVICE OF PROCESS, EACH JOINDER PARTY HEREBY CONSENTS TO AND CONFIRMS SUCH ACKNOWLEDGEMENT, AGREEMENT, WAIVER, GRANT OR APPOINTMENT (AS THE CASE MAY BE) AS BEING ITS ACKNOWLEDGMENT, AGREEMENT, WAIVER, GRANT AND APPOINTMENT AS FULLY AS IF SUCH ACKNOWLEDGEMENT, AGREEMENT, WAIVER, GRANT OR APPOINTMENT (AS THE CASE MAY BE) WERE FULLY SET FORTH HEREIN.
          (f) EACH JOINDER PARTY HEREBY WAIVES ANY AND ALL RIGHTS OR CLAIMS SUCH JOINDER PARTY NOW HAS OR MAY HEREAFTER HAVE AGAINST BORROWER OR THE SHP SUBSIDIARIES, WHETHER BY WAY OF SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR OTHERWISE, ARISING BECAUSE OF SUCH JOINDER PARTY’S PAYMENT OR PERFORMANCE OF ANY OF THE OBLIGATIONS.
          (g) EACH JOINDER PARTY ACKNOWLEDGES AND AGREES THAT IF THE DEBT IS NOT PAID IN FULL ON THE MATURITY DATE (AS SCHEDULED OR EARLIER UPON ACCELERATION), AUTOMATICALLY AND WITHOUT FURTHER ACTION OF ANY PERSON, ANY INDEBTEDNESS (AS

SUCH TERM IS DEFINED IN THE LOAN AGREEMENT) OF SHP SUBSIDIARIES OR BORROWER TO ANY JOINDER PARTY OR TO ANY AFFILIATE OF ANY JOINDER PARTY, WHETHER EXISTING PRIOR TO, ON OR AFTER SUCH MATURITY DATE, SHALL BE AND BECOME CANCELLED, VOID AND OF NO FORCE AND EFFECT, AND EACH JOINDER PARTY, ON BEHALF OF THEMSELVES AND THEIR AFFILIATES) HEREBY IRREVOCABLY WAIVES ANY RIGHT, CLAIM OR CAUSE OF ACTION TO COLLECT OR OBTAIN ANY REIMBURSEMENT, RETURN OR REPAYMENT OF SUCH INDEBTEDNESS. THE FOREGOING SENTENCE SHALL BE APPLICABLE WHETHER OR NOT THE INDEBTEDNESS IS PERMITTED DEBT BUT NOTHING CONTAINED HEREIN IS INTENDED TO PERMIT SHP SUBSIDIARIES OR BORROWER TO INCUR ANY INDEBTEDNESS WHICH IS NOT PERMITTED DEBT.
          Further, the SHP Subsidiaries, as a Joinder Party, in addition to the agreements set forth above, also hereby covenants, represents, warrants, acknowledges and agrees:
          (a) The SHP Subsidiaries hereby grants to Lender the right to enter upon the Properties to conduct reasonable inspections in accordance the Loan Agreement and the other Loan Documents;
          (b) In the event that the SHP Subsidiaries fail to terminate any Affiliate Agreement within the period required in the Loan Agreement, Lender shall have the right, and SHP hereby irrevocably authorizes Lender and irrevocably appoints Lender as SHP’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate such Affiliate Agreement on behalf of and in the name of the SHP Subsidiaries, and the SHP Subsidiaries hereby release and waive any claims against Lender arising out of Lender’s exercise of such authority;
          (c) As a material inducement to Lender’s making the Loan to Borrower, the SHP Subsidiaries hereby grants Lender the right to take any action to cure or attempt to cure on its behalf or otherwise any default or asserted default under the Senior Loan Documents after the expiration of one-half of the applicable cure period under the Senior Loan Documents (including the right to enter upon the Properties);
          (d) Joinder Party hereby unconditionally and irrevocably waives the right to a jury trial as provided in Section 11.15 of this Agreement; and
          (e) Without limiting Lender’s rights under the other Loan Documents, it is hereby expressly understood and agreed that the execution of this Joinder and Consent by any Joinder Party shall not make such Joinder Party liable to Lender for the payment of the Debt.
[END OF TEXT. SIGNATURES BEGIN ON NEXT PAGE]

          IN WITNESS WHEREOF, the undersigned have duly executed this Joinder and Consent the day and year first above written.

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Executive Officer

SUMMIT HOSPITALITY I, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY II, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY III, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY IV, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

EXHIBIT A
(Definition of Certain Terms)
          “ADA” means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as amended from time to time, or any successor statute.
          “Additional Amount” shall mean $24,700,000.00.
          “Advance” means any advance of proceeds of the Loan made by Lender for any purpose pursuant to the Loan Documents or any advance made by the Senior Lender for any purpose pursuant to the Senior Loan Documents.
          “Affiliate” shall mean as to any specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of or other Ownership Interests in such Person, (iii) any officer, director, partner, employee or member (direct or indirect and no matter how remote) of such Person, (iv) if such Person is an individual, any entity for which such Person directly or indirectly acts as an officer, director, partner, owner employee or member, (v) any entity in which such Person (together with the members of his family if the Person in question is an individual) owns, directly or indirectly through one or more intermediaries an interest in any class of stock (or other beneficial interest in such entity) of 10% or more, (vi) any family member of such Person, (vii) any Loan Party, or (viii) any direct or indirect owner of an interest in the Properties. Any reference in this Agreement to a “Person and an Affiliate” shall be deemed to refer to such Person and an Affiliate of such Person and any references in this Agreement to a “Person or an Affiliate” shall be deemed to refer to such Person or an Affiliate of such Person. As used in this Agreement, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and Policy and/or Policies of a Person, whether through ownership of voting securities or other Ownership Interests, by contract or otherwise.
          “Affiliate Agreements” has the meaning set forth in Section 5.20.
          “Agreed Accounting Principles” shall mean GAAP or such other accounting methods or principles acceptable to Lender in Lender’s sole discretion from time to time.
          “Amendments” means any and all amendments, modifications, extensions, replacements, terminations, renewals, substitutions, consolidations, restatements, or supplements made from time to time and expressly approved by Lender.
          “Annual Budget” has the meaning set forth in Section 5.38 of this Agreement.

          “Applicable Law” means (i) all existing and future governmental statutes, laws, rules, orders, regulations, ordinances, judgment decrees and injunctions of any Governmental Authorities (including Environmental Laws and the ADA) affecting either the Lender, any Loan Party, the Properties, any Collateral, or any part thereof, or the ownership, use alteration or operation of the Properties, or any part thereof (whether now or hereafter enacted and in force), including those relating to zoning, occupancy, building codes, health, fire and safety; (ii) all permits, licenses and authorizations and regulations relating thereto; and (iii) all covenants, conditions and restrictions contained in any agreements, recorded or unrecorded instruments or other documents at any time in force (whether or not involving any Governmental Authority) affecting the Properties or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Properties or any part thereof, or in any material way limit or restrict the existing or Intended Use and enjoyment thereof.
          “Appraisal” means a written appraisal of the Properties prepared by an appraiser selected by Senior Lender and reasonable approved by Lender, unless the Senior Loan is paid in full in which case an appraiser selected by Lender.
          “Approved Accounting Firm” means an independent certified public accountants of recognized national standing and constituting one of the largest four auditing firms in the United States or any other accounting firm selected by the Borrower’s Audit Committee and approved by Lender in its reasonable discretion.
          “Approved Manager” means either (i) The Summit Group, Inc. or (ii) another reputable and experienced professional property management or leasing agent, as the case may be, approved by Senior Lender in writing, provided that if under any circumstances, Senior Lender does not have the right to approve such manager or agent, such manager or agent shall be approved by Lender.
          “Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.
          “Bankruptcy Law” means the Bankruptcy Code and any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or similar law, rule or regulation for the relief of debtors.
          “Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
          “Borrower Estoppel Certificate” has the meaning set forth in Section 5.32 of this Agreement.
          “Borrower Properties” has the meaning provided in the Recitals to this Agreement.

          “Borrower’s Counsel Opinion”. An opinion of legal counsel in form and content satisfactory to Lender covering such matters as Lender shall reasonably request, including: (a) organization, legal existence, good standing and qualification of each Loan Party in each applicable jurisdiction, (b) organizational power and authority of each Loan Party; (c) the due authorization, execution and delivery of each of the Loan Documents by each Loan Party which is a party thereto; (d) absence of litigation; (e) no violation of law; (f) no consents required; (g) the perfection of security interests under Applicable Law; (h) the interest rate terms of the Loan do not violate any applicable usury laws; (i) the enforceability of each of the Loan Documents under New York law and (to the extent applicable) the jurisdiction where each of the Properties are located; (j) absence of conflicts with Organizational Documents and Applicable Law; and (k) choice of law respected.
          “Borrower’s Knowledge” means the actual knowledge of any Loan Party any Loan Party’s officers or managers.
          “Business Day” means any day other than (i) a Saturday or a Sunday and (ii) a day on which federally insured depository institutions in the State of New York are authorized or obligated by Applicable Law to be closed.
          “Casualty” has the meaning set forth in Section 5.7 of this Agreement.
          “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any other amendments thereto now or hereafter enacted.
          “Closing Date” means the date on which this Agreement is executed.
          “Code” means the Internal Revenue Code of 1986, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
          “Collateral” means any and all property, real or personal, tangible or intangible, mortgaged, assigned, pledged or transferred to Lender pursuant to the Loan Documents by any Loan Party as security for the Obligations.
          “Condemnation” has the meaning set forth in Section 5.7(b)(ii) of this Agreement.
          “Debt” means, without duplication, (a) all amounts and indebtedness owing under the Loan Documents, including the whole of the principal sum of the Note and all accrued and unpaid interest thereon, together with any and all other sums due under the Note, including any Late Fees, Default Interest, servicing fees, additional fees and costs, all as may be set forth with greater specificity in the applicable terms and provisions of the Note or the other Loan Documents, (b) all Protective Advances, including all sums advanced by Lender in connection with the Senior Loan or otherwise to protect and preserve the Properties, the Loan, the Collateral and/or any of Lender’s Borrower’s and/or Loan Party’s interests therein, (c) all Servicer Fees, (d) all Losses resulting from a Recourse Event, (e) all Loan Expenses, (f) all other amounts agreed or provided to be paid by any Loan Party in this Agreement and the other Loan Documents, and (g) all other sums advanced and costs and expenses (including Professional Fees) incurred by Lender in connection with the foregoing indebtedness or any part thereof, any renewal, extension, or change of or substitution for the foregoing indebtedness or any part thereof, or the acquisition or perfection of the security therefore, or the exercise by Lender of any remedies under the Loan Documents, whether made or incurred at the request of Borrower or Lender or any other Person in connection with the Loan.
          “Default Interest” has the meaning set forth in the Note.
          “Default Rate” shall have the meaning provided in the Note.
          “Distributions” shall have the meaning set forth in Section 5.19(b) of this Agreement.
          “Easement Areas” means real property which (a) directly abuts the Properties or (b) abuts a public right-of-way, which real property is the subject of an irrevocable easement agreement (whether or not recorded) which benefits the any of the Properties, all of which Easement Areas are listed in Schedule A of the Owner’s Title Insurance Policy and the Lender’s Title Insurance Policy so as to be included in the “insured property” description thereof.
          “Environmental Condition” means any of the following: (A) the actual, suspected, threatened or alleged presence, release, abatement, cleanup, disposal, generation, handling, manufacture, possession, remediation, removal, storage, transportation, treatment or use of any Hazardous Material on, in, under or above all or any portion of the Properties or any surrounding areas or (B) the actual, suspected, threatened or alleged violation of any Environmental Law with respect to the Properties; or (C) the failure, suspected failure, threatened failure or alleged failure of the Properties or any portion thereof or any Loan Party to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Law with respect to the Properties. A condition described above shall be deemed to be an Environmental Condition regardless of whether or not any Governmental Authority has taken any action in connection therewith.
          “Environmental Indemnity” has the meaning set forth in Section 2.1(m) of this Agreement.
          “Environmental Laws” has the meaning set forth in the Environmental Indemnity.

          “Environmental Report” means a “Phase I Environmental Site Assessment” as referred to in the ASTM Standards on Environmental Site Assessment for Commercial Real Estate, E 1527-94 (and, if recommended in such Phase I environmental report, a “Phase II Environmental Assessment”), prepared by an environmental auditor reasonably approved by Senior Lender, or Lender if Senior Loan is paid in full, and delivered to Lender and any amendments or supplements thereto delivered to Lender and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity, in form and substance reasonably acceptable to Lender, permitting Lender to rely on the report.
          “Equity Contribution” shall have the meaning set forth in Section 4.1(e) of this Agreement.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended form time to time, or any successor statute.
          “ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA) which together with Borrower or any Subsidiary (as defined under ERISA) thereof, would be deemed to be a member of the same “controlled group” within the meaning of Section 414(b), (c), (m) and (o) of the Code.
          “Event of Default” shall have the meaning provided in Section 9.1 of this Agreement.
          “Extended Maturity Date” means March 2, 2011. If such Extended Maturity Date is not a Business Day, such Extended Maturity Date shall be the next succeeding Business Day.
          “Extension Conditions” has the meaning set forth in Section 1.6 of this Agreement.
          “Extension Notice” has the meaning set forth in Section 1.6 of this Agreement.
          “Extension Option” has the meaning set forth in Section 1.6 of this Agreement.
          “Financing Statements” means the UCC financing statements identified on Exhibit S attached hereto, and such other UCC financing statements covering any Collateral as Lender may reasonably require from time to time.
          “First Extension Option” has the meaning set forth in Section 1.6 of this Agreement.
          “Fiscal Year” means the 12-month period ending on December 31 of each year.

          “Franchise Agreements” shall mean those certain Franchise Agreements effecting the Properties as more particularly described on Exhibit J hereto.
          “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.
          “Governmental Authority” means the United States of America, any state thereof, any political subdivision of the United States of America or any state (including any city or county in such states), and any department, commission, agency, board, bureau, court or administrative, regulatory, adjudicatory, or arbitrational body or other instrumentality or agency of any kind or any of them having jurisdiction in any way over the Properties, any Loan Party, or any other Person referred to in this Agreement.
          “Guarantor” means The Summit Group, Inc., a South Dakota corporation.
          “Guaranty” means, individually and collectively, the Guaranty of Recourse Obligations and the Environmental Indemnity.
          “Guaranty of Recourse Obligations” has the meaning set forth in Section 2.1 of this Agreement.
          “Hazardous Material” means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (i) any substance that is a “hazardous substance” under CERCLA, and (ii) asbestos, petroleum, petroleum products and polychrlorinated byphenyls. Notwithstanding anything to the contrary herein, the term “Hazardous Material” shall not include commercially sold products otherwise within the definition of the term “Hazardous Material”, but (A) which are used or disposed of by Borrower or used or sold by tenants of the Properties in the ordinary course of their respective businesses, (B) the presence of which product is not prohibited by applicable Environmental Law, and (C) the use and disposal of which are in all respects in accordance with applicable Environmental Law.
          “Improvements” shall mean all related utilities, landscaping, access, appurtenances, site work and off-site improvements, and all other interior and exterior improvements, tenant improvements, fixtures, machinery, furnishings, equipment, supplies and other property of any kind owned by Borrower or the SHP Subsidiaries and installed or located or to be installed or located on, within or adjacent to the Properties.
          “Indebtedness” means, as applied to any Person, all of the obligations, liabilities and indebtedness of such Person, contingent or otherwise, including the following: (a) all debt and similar monetary obligations; (b) all liabilities secured by a mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not any liability secured thereby shall have been assumed by another Person and regardless of whether any of such liabilities are “recourse” or “non-recourse” in nature; (c) all obligations arising under capital leases; (d) all guarantees, endorsements and other contingent obligations for borrowed money, whether direct or indirect, in respect of Indebtedness of others; (e) any agreement or obligation to reimburse, indemnify, defend or hold harmless any Person under any circumstance; (f) currency swap or interest swap, cap or collar arrangements; (g) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising capital or financing the acquisition of that asset; (h) all obligations to reimburse any issuer in respect of any letter of credit; (i) all operating expenses and Trade Payables, and (j) all indemnification obligations.
          “Indemnified Lender Party” shall have the meaning set forth in Section 11.29.
          “Independent Party” means each Person who is the “independent director” or “independent manager” or “independent member”, as the case may be, of the SHP Subsidiaries and who satisfies at all times the Independent Party Condition.
          “Independent Party Condition” means An “Independent Manager” (including the Independent Managers set forth on Schedule C to the SPE Organizational Documents) shall mean a manager of the Company who is a natural person and who is not at the time of initial appointment, or at any time while serving as a manager of the Company, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as an Independent Manager of the Company), officer, employee, partner, member (with the exception of serving as a Springing Member or Special Member of the Company), attorney or counsel of the Company or any Affiliate of the Company; (b) a lessee, creditor, customer, supplier or other person who derives any of its purchases or revenues (other than any fee paid to such manager as compensation for such manager to serve as an Independent Manager) from its activities with the Company or any Affiliate of the Company (a “Business Party”); (c) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, attorney, counsel, lessee, creditor, customer, supplier, or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel, lessee, creditor, customer, supplier or Business Party, provided, that an individual who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager of the Company, an independent director, member or manager of a “special purpose entity” affiliated with the Company if such individual is an independent director, member or manager provided by a nationally-recognized company that provides professional independent directors, members and managers and other corporate services in the ordinary course of its business. An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager of the Company if such individual is, at the time of initial appointment or at any time while serving as an Independent Manager of the Company, an independent director, member or manager of a “special purpose entity” affiliated with the Company (other than any mezzanine borrower). For purposes of Section 9.5(a) of the SPE Organizational Documents, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the entity’s separateness that are substantially similar to those of the Company, and that provide, inter alia, that it: (a) is organized for the limited purpose of owning and operating certain property or, in a securitization context, the limited purpose of issuing mortgage or asset-backed securities; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf without the consent of two persons who meet the definition of and serve as “Independent Managers” with respect to the entity in question and (d) shall conduct itself in accordance with certain “separateness covenants” substantially similar to those set forth in Section 22 of the SPE Organizational Documents.
          “Initial Advance” shall mean the initial advance of $25,000,000.00.
          “Initial Advance Conditions” has the meaning set forth in Section 4.1 of this Agreement.
          “Intended Use” means the use of the Properties as a hotel, and uses related thereto, including, but not limited to: meeting room rental; providing food service, food and toiletry pantries, room service, lounge, bar, receptions and similar services; business centers; valet services; and laundry and drycleaning.
          “Interest Advance” shall mean the interest advance of $24,700,000.00 in the manner set forth in Section 1.6.
          “Interest Advance Date” shall have the meaning set forth in Section 1.6.
          “Interest Coverage Ratio” shall mean, on the applicable date of determination, the ratio of (i) Net Operating Income (calculated as the gross income from operations less actual operating expenses, adjusted for one-time items as approved by Lender is its sole discretion) for the previous twelve (12) calendar months at the Properties, including the pro rata portion of real property owned in part directly or indirectly by Borrower or SPE Owner and twelve (12) months of actual operations, adjusted for one-time items as approved by Lender is its sole discretion, for Property acquired by Borrower or SPE Owner within the previous twelve (12) calendar months, to (ii) projected interest payments that would be due for the twelve (12) calendar month period immediately following such calculation under the Note and Senior Loan, including the pro rata portion of real property owned in part directly or indirectly by Borrower or SPE Owner, based on the Applicable Interest Rate at the time of the test. Notwithstanding the foregoing, Borrower may exclude, at its option any Property under construction or development/stabilization from the above calculation for a period not to exceed 18 months after the earlier of (1) the purchase of such property or (2) the completion of construction, in which case, neither the Net Operating Income nor the Senior Loan associated with such Property shall be included until the expiration of such 18 month period or the sooner inclusion of such at the Borrower’s option.
          “Interest Reserve Account” shall mean that certain account set up by Lender at LaSalle Bank National Association which shall remain under Lender’s sole control at all times.
          “Joinder Party” shall have the meaning provided in the Joinder and Consent attached to this Agreement.
          “Late Fees” has the meaning set forth in the Note.
          “Lease” means any lease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the Closing Date or hereafter entered into by the SHP Subsidiaries or Borrower or any other Loan Party, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Properties, and every modification, amendment or other agreement relating to such lease or other agreement entered into in connection with such lease or other agreement and all agreements related thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
          “Lease Guaranty” means any guaranty or surety for the obligations of a tenant under the Lease, including any letter of credit.
          “Lender” shall have the meaning set forth in the introductory paragraph of this Agreement.
          “Lender Termination Request” has the meaning set forth in Section 5.5(c) of this Agreement.
          “Lender’s Closing Expenses” means all out-of-pocket fees, costs and expenses and disbursements of Lender and Servicer including all Professional Fees incurred by Lender or Servicer, in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender’s Liens in the Collateral (including fees and expenses for title and lien searches and filing and recording fees, intangible taxes, personal property taxes, due diligence expenses, travel expenses, costs of appraisals, environmental reports, surveys and engineering reports), and (iii) all due diligence expenses incurred in connection with the review and approval of the title, survey, the Senior Loan Documents, Leases and other documents required to be reviewed by Lender in connection with the underwriting, approval and closing of the Loan.

          “Lender’s Insurance Consultant” means the Person or firm employed or engaged by Lender from time to time to review and approve and make recommendations to Lender with respect to the insurance required to be maintained pursuant to this Agreement and any existing Policy’s compliance therewith.
          “Lender Transfer” has the meaning set forth in Section 11.18(a) of this Agreement.
          “Lender’s UCC Insurance Policy’ shall mean the Lender’s Policy of UCC insurance issued to Lender (for example Eagle 9™ of UCC Plus™).
          “Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the applicable Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).
          “Loan” has the meaning provided in Section 1.1 of this Agreement.
          “Loan Expenses” has the meaning set forth in Section 11.21 of this Agreement.
          “Loan Extension Fee” means a fee for extending the Loan pursuant to Section 1.6 of this Agreement in the amount of one percent (1.00%) of the outstanding amount of the Loan.
          “Loan Documents” means the documents set forth in Section 2.1 of this Agreement and any and all other documents, instruments and agreements now existing or hereafter entered into, evidencing, securing or otherwise relating to the Loan, together with any Amendments thereto.
          “Loan Fee” has the meaning set forth in Section 1.4 of this Agreement.
          “Loan Party” means each of the Borrower, SHP Subsidiaries, and the Guarantor.
          “Loan to Value Test” shall mean a test that will be satisfied if the aggregate outstanding principal amount of the Loan, Senior Loan (and Additional Senior Loans, if applicable, as defined below), Omaha Unsecured Debt and Equipment Debt is not greater than (a) from the Closing Date until June 30, 2008, 72.5%, (b) from July 1, 2008 until June 30, 2009, 70%, and (c) from July 1, 2009 through the date on which the Debt is paid in full, 67.5%, of the “Value”. “Additional Senior Loans” to be defined as all debt encumbering property under construction, any property of which construction was completed within 18 months prior to determination of the Loan to Value Test and any property which was acquired by Borrower or SPE owner within the 18 months prior to determination of the Loan to Value Test, which Borrower chooses at Borrowers’ sole discretion to include on a property-by-property basis in the Additional Senior Loans Value. Provided that the debt associated with any property under construction or development will be limited to the applicable debt outstanding, not the debt available for such property. Notwithstanding the foregoing, no property may be excluded from the Loan to Value Test beyond that date that is the earlier of (i) 18 months after acquisition of such property or (ii) 18 months after the completion of construction of such property, and each excluded property shall automatically be included in the determination of the Loan To Value Test using its Value, and the amount of debt encumbering such Property, at the end of such 18 month period.
          “Lockbox Account” shall mean that certain account in the name of Borrower at the First National Bank of Omaha which, pursuant to a deposit account control agreement, shall be subject to Lender’s sole control upon the occurrence of an Event of Default.
          “Losses” means any and all claims, suits, liabilities (including strict liabilities and contingent liabilities), actions, proceedings, obligations, debts, damages, losses, costs (including any and all costs and expenses incurred in the preservation, restoration and protection of the Collateral and other security for the Loan), expenses, diminution in value of the Collateral or other security for the Loan, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, consequential or punitive damages, lost profit and damages, costs and expenses of whatever kind or nature (including Professional Fees and other costs of defense) arising out of, incurred because of, or related to, any Recourse Event. Without limiting the foregoing, Losses shall specifically include (i) any amount expended by Lender to cure, rectify or remedy any Recourse Event or any consequence thereof, (ii) the amount of any Indebtedness of the SHP Subsidiaries or Borrower paid by Lender which is not Permitted Debt and (iii) any and all costs and expenses incurred by Lender in the preservation, restoration and protection of the Collateral and other security for the Loan.
          “Loss Proceeds” has the meaning set forth in Section 5.7(c) of this Agreement.
          “Management Agreements” has the meaning set forth in Section 5.5(a) of this Agreement.
          “Manager Termination Notice.” has the meaning set forth in Section 5.5(c) of this Agreement.
          “Manager’s Subordination” means that certain Subordination of Management Agreement dated as of even date herewith between the Approved Manager and Lender.

          “Material Adverse Change” means the occurrence of any event or the failure of any event to occur which has a material adverse effect upon (i) the business, operations, assets or condition (financial or otherwise) of any Loan Party, (ii) the ability of any Loan Party to perform, or of Lender to enforce, any material provision of the Loan Documents, (iii) the value or use of the Properties or the operation thereof, (iv) the validity, priority or enforceability of any of the Loan Documents or the ability of the Lender to enforce Lender’s legal remedies under the Loan Documents, or (v) the Loan.
          “Material Adverse Effect” means a material adverse effect upon (i) the business operations, assets or condition (financial or otherwise) of any Loan Party, (ii) the ability of any Loan Party to perform any material provision of the Loan Documents or the ability of Lender to enforce any material provision of the Loan Documents, or (iii) the value or use of the Properties or the operation thereof, (iv) the validity, priority or enforceability of any of the Loan Documents or the ability of the Lender to enforce Lender’s legal remedies under the Loan Documents, or (v) the Loan.
          “Material Agreement” means all agreements entered into by a Loan Party (i) affecting or relating to any individual Property requiring the payment of more than $50,000 in payments or liability in any annual period, (ii) requiring the payment of $3,000,000 or more in the aggregate in payments or liability, or (iii) which is not cancelable without penalty or premium on no more than thirty (30) days notice other than the Management Agreements and the Leases. Notwithstanding the foregoing, the Senior Loan Documents shall not be included in the definition of Material Agreements.
          “Maturity Date” means the first to occur of (i) the Scheduled Maturity Date, as the same may be extended in accordance with the provisions of Section 1.6 of this Agreement and (ii) the date on which the Debt becomes due and payable pursuant to the provisions of the Loan Documents (whether by acceleration or otherwise).
          “Note” has the meaning set forth in Section 2.1 of this Agreement.
          “Obligations” has the meaning provided in Section 2.2 of this Agreement.
          “Officer’s Certificate” means written certification addressed to Lender with respect to a particular matter made by an individual authorized to act on behalf of Borrower and, to the extent applicable, any authorized Person with respect to any Loan Party. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer or Chief Accounting Officer (or the equivalent) with respect to such corporation. Any such certificate may be based, insofar as it relates to legal, accounting, architectural or engineering matters or matters customarily dealt with by experts, upon the written advice of counsel, an accountant, architect, engineer or such expert, as applicable, provided the individual signing the certificate believes in good faith that such reliance is justified.

          “Omaha Unsecured Debt“ means unsecured sums not to exceed $14,000,000 in the aggregate drawn from that certain credit line pursuant to that certain [Loan Agreement] by and between the First National Bank of Omaha and Borrower (“Omaha Loan Agreement”) as further described and limited pursuant to Section 5.39 hereof.
          “Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, and (iv) any and all agreements between any constituent member, partner or shareholder of the Person in question, including any contribution agreement or indemnification agreements. In each case, “Organizational Documents” shall include any indemnity, contribution, shareholders or other agreement among any of the owners of the entity in question.
          “Other Charges” has the meaning set forth in Section 5.12(a) of this Agreement.
          “Ownership Chart” has the meaning set forth in Section 3.1(l) of this Agreement.
          “Ownership Interest” means (i) any ownership interest in the Properties or (ii) any ownership interest in a Loan Party, direct or indirect, contingent or fixed, at any level or any tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interests, profit interest, loss interest, voting rights, control rights, management rights or otherwise.
          “Owner’s Title Insurance Policy” means, with respect to the Properties, each title insurance policy insuring a Loan Party’s, or its affiliate’s as applicable, fee or leasehold interest in a given Property.
          “Payment Date” has the meaning set forth in the Note
          “Permitted Debt” means (A) the Senior Loan; (B) Taxes and Other Charges not yet delinquent, (C) Trade Payables and accrued expenses customarily paid within 30 days of incurrence, which are incurred in the ordinary course of Borrower or SHP’ Subsidiaries’ ownership and operation of the Properties, in amounts reasonable and customary for similar properties and otherwise in accordance with the Annual Budget and at no time in excess of: (i) $15,000,000 in the aggregate for all outstanding Trade Payables which are in fact no more than 30 days outstanding, (ii) $10,000,000 in the aggregate for all outstanding Trade Payables which are in fact outstanding for greater than 30 days but no more than 45 days, and (iii) $5,000,000 in the aggregate for all outstanding Trade Payables which are in fact outstanding for more than 45 days but no more than 90 days; provided that all outstanding Trade Payables may not exceed $15,000,000 in the aggregate at any one time; (D) equipment, machinery, furniture and vehicle leases up to an aggregate amount of $15,000,000 (collectively, “Equipment Debt”); and (E) such other unsecured indebtedness approved by Lender in writing in Lender’s sole and absolute discretion (F) notes payable to Guarantor or Affiliates resulting from advances to Borrower to purchase or construct real estate, fund construction or remodeling, and finance operations, all in the ordinary course of business (G) sums advanced under the Omaha Credit Line as permitted herein, and (H) any other debt otherwise explicitly permitted herein.
          “Permitted Environmental Use” means, so long as no release thereof occurs, the use or temporary storage of Hazardous Materials at the Properties compliance with all Environmental Laws in the ordinary course of the use of the Properties and (B) of a type and in such quantities which would not and could not impair the use of the Properties or any portion thereof or the value of the Properties or any portion thereof should any release of such Hazardous Materials occur.
          “Permitted Exceptions” means (a) the lien of real property taxes, ground rents, water charges, sewer rents and assessments, in each case not yet delinquent; (b) the exceptions set forth in Exhibit F, none of which, individually or in the aggregate, materially interferes with the current use of the Properties or the validity, enforceability, or perfection of any security intended to be provided by the Loan Documents or with the Borrower’s ability to pay its obligations when they become due, or the value of the Properties; (c) the mortgages, security agreements, encumbrances and liens pursuant to, and such other title encumbrances, easements and covenants of record which are “permitted exceptions” under, the Senior Loan; (d) Liens permitted pursuant to Section 5.12(a); and (e) liens incurred pursuant to Permitted Debt, unless otherwise prohibited herein.
          “Permitted Lien” shall mean the Liens created by the Loan Documents and the Senior Loan Documents and any Lien evidencing a Permitted Exception or Permitted Debt.
          “Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint- stock company, bank, trust, land trust, estate, association, joint stock company, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.
          “Personal Property” shall have the meaning set forth in Section 5.11 of this Agreement.

          “Pledge and Security Agreement” has the meaning set forth in Section 2.1 of this Agreement.
          “Policies” has the meaning provided in Section 5.6(a) of this Agreement.
          “Professional Fees” means reasonable all fees, costs and expenses of attorneys (including reasonable fees billed for law clerks, paralegals and others not admitted to the bar but performing services under the supervision of an attorney and customarily billed to clients and for witness fees and court costs), accountants, appraisers, advisors and consultants and, in each case, including document reproduction expenses, cost of exhibit preparation, courier charges and postal and communication expenses and their other out-of-pocket expenses. The term includes fees and expenses incurred after the filing of a voluntary or involuntary petition under any Bankruptcy Law.
          “Project Budget” has the meaning set forth in Section 4.2 of this Agreement.
          “Properties” has the meaning provided in the Recitals to this Agreement.
          “Property” has the meaning provided in the Recitals to this Agreement.
          “Protective Advances” has the meaning set forth in Section 11.21(b) of this Agreement.
          “Recourse Event” shall have the meaning set forth in Section 10.3 of this Agreement.
          “Restoration” shall have the meaning set forth in Section 5.7(a) of this Agreement.
          “Scheduled Maturity Date” means March 5, 2010. If such Scheduled Maturity Date is not a Business Day, such Scheduled Maturity Date shall be the next succeeding Business Day.
          “Second Advance” shall mean the advances no more than monthly in amounts no less than $5,000,000, not to exceed $25,000,000.00 in the aggregate, in the manner set forth in Section 4.2
          “Second Advance Notice” has the meaning set forth in Section 4.2 of this Agreement.
          “Second Extended Maturity Date” means March 2, 2012. If such Second Extended Maturity Date is not a Business Day, such Second Extended Maturity Date shall be the next succeeding Business Day.
          “Second Extension Option” has the meaning set forth in Section 1.6 of this Agreement.

          “Security Deposits” has the meaning set forth in Section 5.4(e) of this Agreement.
          “Security Instrument” has the meaning set forth in Section 2.1(f) of this Agreement.
          “Senior Lender” shall mean the lenders set forth in the Senior Loan Documents. In addition, the term “Senior Lender” shall also include any other Person who has or acquires a direct interest in the Senior Loan; provided that all references to the consent or approval of the Senior Lender means the requisite Person or Persons having the right to consent or approve the same under the Senior Loan Documents.
          “Senior Loan” means all loans pursuant to the Senior Loan Agreements set forth on Exhibit L to this Agreement, together with any amendments, renewals or replacements thereof and all other mortgage financing on the Properties and other real estate acquired or constructed by Borrower or SHP Subsidiaries subsequent to the date hereof.
          “Senior Loan Agreements” means the agreements (and in some cases, mortgages or deeds of trust) set forth on Exhibit L to this Agreement evidencing, securing or relating to the Senior Loan, together with any Amendments thereto, amendments, renewals or replacements thereof and all other agreements evidencing the material terms of all mortgage financings on the Properties and other real estate acquired or constructed by any Loan Party subsequent to the date hereof.
          “Senior Loan Documents” means any and all ancillary documents and related agreements executed in connection with the Senior Loan Agreements.
          “Servicer Fee” has the meaning set forth in Section 11.22 of this Agreement.
          “SH I” has the meaning provided in the Recitals to this Agreement.
          “SH II” has the meaning provided in the Recitals to this Agreement.
          “SH III” has the meaning provided in the Recitals to this Agreement.
          “SH IV” has the meaning provided in the Recitals to this Agreement.
          “SHP Subsidiaries” has the meaning provided in the Recitals to this Agreement.
          “SHP Subsidiary” has the meaning provided in the Recitals to this Agreement.
          “SHP Subsidiary Properties” has the meaning provided in the Recitals to this Agreement.

          “Single Purpose Entity” means a limited liability company or limited partnership or a corporation which (a) is organized solely for the purpose of, has not engaged and will not engage in any business unrelated to, and has not and will not have any assets other than those related to, the development, construction, ownership, maintenance and operation of the Properties or the direct or indirect ownership of equity interests in the SHP Subsidiaries or Borrower (as applicable); ); and (b) such entity shall not:
     (A) engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties, and entering into the Loan, and activities incidental thereto;
     (B) acquire or own any material assets other than (i) the Properties, and (ii) such incidental personal property as may be necessary for the operation of the Properties, as the case may be;
     (C) merge into or consolidate with any person or entity or transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, or, to the fullest extent permitted by law, dissolve, terminate or liquidate in whole or in part;
     (D) (i) fail to observe its organizational formalities or preserve its existence as an entity duly formed, validly existing and in good standing under the laws of the State of Delaware, and its qualification to do business in the States where the Properties are located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of the Certificate of Formation or this Agreement;
     (E) own any subsidiary or make any investment in, any person without the prior written consent of the respective Senior Lender;
     (F) commingle its assets with the assets of any of its members, affiliates, principals or of any other person in a way that would prevent identification and separation of the such entity’s assets or fail to use its own separate stationery, telephone number, invoices and checks, provided, however, the day to day operations, management and administration of the Properties shall be performed by property manager, as agent of such entity, pursuant to the Management Agreement;
     (G) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the respective Senior Loan and those debts permitted by the respective Senior Loan Documents, except for trade payables in the ordinary course of its business of owning and operating the Properties, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the indebtedness incurred pursuant to the respective Senior Loan, and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances;
     (H) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;
     (I) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, principals and affiliates of such entity and any other person, including the affiliates of a member or principal of such entity, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other person, provided, however, that such entity’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an affiliate, provided, further, that such consolidated financial statements contain a footnote indicating that such entity is a separate legal entity and that it maintains separate books and records, or (iii) include the assets or liabilities of any other person on its financial statements;
     (J) enter into any contract or agreement with any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof (other than a business management services agreement with an affiliate of such entity, provided that (i) such agreement is acceptable to the respective Senior Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of such entity, and (iii) the agreement meets the standards set forth in this subsection (J) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof;
     (K) to the fullest extent permitted by law, seek the dissolution or winding up in whole, or in part, of such entity;
     (L) fail to correct any known misunderstandings regarding the separate identity of such entity, or any member, principal or affiliate thereof or any other person;
     (M) guarantee or become obligated for the debts of any other person or hold itself out to be responsible for the debts of another person, except as may be set forth under the Omaha Loan Agreement and documents associated therewith;
     (N) make any loans or advances to any third party, including any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof, or acquire obligations or securities of any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, or affiliate thereof;
     (O) fail to file its own tax returns or be included on the tax returns of any other person except as required by applicable law;
     (P) fail either to hold itself out to the public as a legal entity separate and distinct from any other person or to conduct its business solely in its own name or a name franchised or licensed to it by a person other than an affiliate of such entity or guarantor and not as a division or part of any other person, provided, however, the day to day operations, management and administration of the Properties shall be performed by property manager, as agent of such entity, pursuant to that certain Management Agreement; (i) mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that such entity is responsible for the debts of any third party (including any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof);
     (Q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
     (R) share any common logo with or hold itself out as or be considered as a department or division of (i) any principal, member or affiliate of such entity, (ii) any affiliate of a principal or member, or (iii) any other person, provided, however, the day to day operations, management and administration of the Properties shall be performed by property manager, as agent of such entity, pursuant to that certain Management Agreement;
     (S) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;
     (T) pledge its assets for the benefit of any other person other than with respect to the Loan;
     (U) fail to maintain a sufficient number of employees in light of its contemplated business operations;
     (V) fail to hold its assets in its own name in a way that would prevent identification and separation of such entity’s assets;
     (W) have any of its obligations guaranteed by an affiliate except guarantor in connection with the respective Senior Loan; or
     (X) fail at any time to have at least two (2) independent managers.

          Notwithstanding the above, to the extent that an SHP Subsidiary in existence on the date hereof is required to be a “single purpose entity” by a Senior Loan, the restrictions and requirements upon the respective SHP Subsidiaries as Single Purpose Entities are as set forth in the Organization Documents of such SHP Subsidiaries.
          “SPE Owner” means, one or more newly formed, Single Purpose Entities formed solely for the purpose of acquiring and owning Properties, and each subject to the pledge described in Sections 4.2(k) and 4.3(K) hereof. It is expressly agreed and understood that Borrower may form more than one SPE Owner. Each SPE Owner may own one or more property and Borrower may transfer Properties among SPE Owners upon notice to Lender. Lender agrees to reasonably cooperate with Borrower to facilitate such transfers among SPE Owners.
          “Subdivision Map” shall have the meaning provided in Section 5.10 of this Agreement.
          “Survey” means, with respect to the Properties, a current title survey of the Properties, certified to each Title Company and Lender and their successors and assigns, that (i) is in form and content satisfactory to Lender; (ii) is prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA, NSPS and ACSM in 1999; (iii) and includes the following additional Table A items: 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11; (iv) reflects the same legal description contained in the Owner’s Title Insurance Policy; and (v) contains a certification in form and substance reasonably acceptable to Lender, including a certification that no portion of the Properties lies within a flood plain.
          “Sweep Event” shall mean the occurrence and continuance of an Event of Default or Unmatured Default.
          “Taxes” has the meaning set forth in Section 5.12(a) of this Agreement.
          “Third Advance” shall mean the advances no more than monthly in amounts no less than $5,000,000, not to exceed $25,000,000.00 in the aggregate, in the manner set forth in Section 4.3.
          “Third Advance Notice” has the meaning set forth in Section 4.3 of this Agreement.
          “Title Company” means LandAmerica Commercial Services.
          “Trade Payables” means unsecured amounts payable by or on behalf of SHP Subsidiaries or any other Loan Party for or in respect of the operation of the Properties in the ordinary course, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties, Borrower or the SHP Subsidiaries.

          “Transfer” means any transaction, transfer, sale, assignment, conveyance, mortgage, pledge, hypothecation, encumbrance or other disposition, directly or indirectly, but not including such transactions pursuant to the Permitted Encumbrances, Permitted Debt or Permitted Liens, of (A) the Properties or any portion thereof or (B) any Ownership Interest of any Loan Party.
          “UCC Searches” means UCC searches of the SHP Subsidiaries, Borrower, and Guarantor in such jurisdictions as Lender shall specify, covering personal property, fixtures, federal and state tax liens, pending suits, bankruptcy, judgments, and which shall show that all Financing Statements have been duly filed.
          “Unfunded Fee” has the meaning set forth in Section 1.5 of this Agreement.
          “Unfunded Fee A” has the meaning set forth in Section 1.5 of this Agreement.
          “Unfunded Fee B” has the meaning set forth in Section 1.5 of this Agreement.
          “Uniform Commercial Code” means the Uniform Commercial Code in effect in any applicable jurisdiction.
          “Unmatured Default” means an event, condition or circumstance, the occurrence or existence of which shall, upon the giving of notice or the passage of time, or both, constitute an Event of Default.
          “Value“ means the value calculated by Borrower, and approved by Lender in its reasonable discretion, on a quarterly basis with respect to any real property owned by Borrower or SPE Owner (acquired at least 18 months prior to such determination date) including the pro rata portion of real property owned in part directly or indirectly by Borrower or SPE Owner and Additional Senior Loan Value (as described below). Provided that if at any time and with respect to any Property, Lender disagrees with any such valuation in its reasonable discretion, Lender shall have the right to require Borrower, at Borrower’s sole cost and expense, to obtain a new appraisal conducted by a third party appraiser selected by Lender. Notwithstanding Lender’s failure to consent to the valuation of any one or more Properties, if Lender reasonably consents to Borrower’s aggregate valuation of all Properties, individual new appraisals will not be required on specific hotels. “Additional Senior Loans Value” to be defined as Borrower’s valuation of any property under construction, any property of which construction was completed within 18 months prior to the determination of Value and any property which was acquired by Borrower or SPE Owner within the 18 months prior to the determination of Value, which Borrower chooses at Borrowers’ sole discretion to include on a property-by-property basis. Notwithstanding the foregoing, Any property under construction, if included in Value by Borrower, will be valued at the actual cost expended as of the date of valuation.

EXHIBIT C
(Litigation)
1.	Maria Del Carmen Flores, Mirna Vega, Margarita Robles and Leonidio Garcia v. Summit Hotel Group, Hampton Inns, Inc. and Gabriel Ayub

2.	City of Greenwood Village vs. Summit Hotel Properties, LLC

3.	Herbert Johnson, Denise Johnson, Maya Johnson vs. Steven J. Zeiler and The Summit Group, Inc.

4.	Deborahlyn Davis-McLeod vs. The Summit Group, Inc., Fibercare, Inc.

C-1

EXHIBIT D
(Ownership Chart)
Ownership of Summit Hotel Properties, LLC (Borrower) as of December 31, 2006

Class of Ownership/Owners	Sharing Ratio
Class A Members
Over 500 members in aggregate		45.935%

Class A-1 Members
Over 125 members in aggregate		3.106%

Class B Members
The Summit Group, Inc.	4.6706%
Paul A. Schock	0.0251%
Craig J. Aniszewski	0.0858%
Schock Financial Services, Inc.	1.1041%
Bluestem Capital Company, LLC	0.1935%
Kirby Capital Corp.	0.0046%
Jennifer L. Larsen	0.0308%
Other 14 members in aggregate	2.0001%
Total		8.1146%

Class C Members
The Summit Group, Inc.		42.8444%

		100.0000%

Ownership of Summit Hospitality I, LLC
Sole Member
Summit Hotel Properties, LLC		100.0000%

Ownership of Summit Hospitality II, LLC
Sole Member
Summit Hotel Properties, LLC		100.0000%

Ownership of Summit Hospitality III, LLC
Sole Member
Summit Hotel Properties, LLC		100.0000%

Ownership of Summit Hospitality IV, LLC
Sole Member
Summit Hotel Properties, LLC		100.0000%

D-1

Class of Ownership/Owners	Sharing Ratio
Ownership of Summit Group of Detroit, MI LLC
Sole Member
Summit Hotel Properties, LLC	100.0000%

Ownership of Summit Group of Scottsdale, AZ LLC
Summit Hotel Properties, LLC	49.0000%
Summit Hospitality of Scottsdale, AZ LLC	36.0000%
Gary Tharaldson	15.0000%

D-2

EXHIBIT E
(Required Consents)
1. Borrower Board of Managers
2. The Summit Group, Inc. Board of Directors
3. First National Bank of Omaha
4. Metabank

E-1

EXHIBIT F
(Permitted Exceptions)
NONE

F-1

EXHIBIT J
(Material Agreements)
Franchise Agreements

Property Location	Brand	Franchise
Salina KS	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Twin Falls ID	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Couer d’Alene ID	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott)*
Salina KS	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott)*
Ft. Smith AR	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Kennewick WA	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Kennewick WA	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)*
Emporia KS	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott)*
Boise ID	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)*
Boise ID	Hampton Inn	Franchise License Agreement (Hilton)*
Lakewood CO	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)*
Lakewood CO	Comfort Suites	Comfort Inn Franchise Agreement (Choice)*
Spokane WA	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)*
Denver CO	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)*
Provo UT	Hampton Inn	Franchise License Agreement (Hilton)*
Overland Park KS	Homewood Suites	Franchise License Agreement (Hilton)*
Missoula MT	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Lewiston ID	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Ellensburg WA	Comfort Inn	Comfort Inn Franchise Agreement (Choice)*
Ft. Collins CO	Hampton Inn	Franchise License Agreement (Hilton)*
Bellevue WA	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)*
Lincoln NE	Quality Suites	Choice Hotels International Inc Franchise Agreement (Choice)*
Sandy UT	Comfort Suites	Choice Hotels International Inc Franchise Agreement (Choice)*
St. Joseph MO	Comfort Suites	Comfort Suites Franchise Agreement (Choice)*
Vernon Hills IL	Hawthorn Suites, LTD	Hawthorn Suites Ltd. License Agreement (USFS)*
Ft. Worth TX	Comfort Suites	Choice Hotels International Inc Franchise Agreement (Choice)*
Twin Falls ID	Holiday Inn Express & Suites	License Agreement (IHG)*
Lewisville TX	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott)*
Emporia KS	Holiday Inn Express & Suites	License Agreement (IHG)*
Charleston WV	Country Inn & Suites	License Agreement (Carlson)*
Charleston WV	Comfort Suites	Choice Hotels International Inc Franchise Agreement (Choice)*
Medford OR	Hampton Inn	Franchise License Agreement (Hilton)*
Detroit MI	Holiday Inn Express & Suites	Holiday Inn Express & Suites Hotel Conversion License Agreement (IHG)

EXHIBIT J (continued)

Property Location	Brand	Franchise
Denver CO	Hampton Inn	Franchise License Agreement (Hilton) *
Pueblo CO	Hampton Inn	Franchise License Agreement (Hilton) *
Baton Rouge LA	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott)
Baton Rouge LA	SpringHill Suites	Springhill Suites Franchise Agreement (Marriott)
Baton Rouge LA	TownePlace Suites	TownePlace Suites by Marriott Franchise Agreement (Marriott)
Lithia Springs GA	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Little Rock AR	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Nashville TN	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Twin Falls ID	Hampton Inn	Franchise License Agreement (Hilton)
Fenton MO	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott)
Germantown TN	Courtyard by Marriott	Courtyard by Marriott Relicensing Franchise Agreement (Marriott)
Jackson MS	Courtyard by Marriott	Courtyard by Marriott Relicensing Franchise Agreement (Marriott)
Jackson MS	Hampton Inn & Suites	Franchise License Agreement (Hilton)
Fenton MO	TownePlace Suites	TownePlace Suites by Marriott Relicensing Franchise Agreement (Marriott)
Boise ID	Holiday Inn Express	Holiday Inn Express Hotel Change of Ownership License Agreement (IHG)
Germantown TN	Fairfield Inn	Fairfield Inn by Marriott Relicensing Franchise Agreement (Marriott)
Germantown TN	Residence Inn	Residence Inn Relicensing Franchise Agreement (Marriott)
Memphis TN	Courtyard by Marriott	Courtyard by Marriott Relicensing Franchise Agreement (Marriott)
Missoula MT	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)
El Paso TX	Hampton Inn & Suites	Franchise License Agreement (Hilton)
Ft. Smith AR	Hampton Inn	Franchise License Agreement (Hilton)
Ft. Wayne IN	Hampton Inn	Franchise License Agreement (Hilton)
Ft. Wayne IN	Residence Inn	Residence Inn by Marriott Relicensing Franchise Agreement (Marriott)
Atlanta GA	Hyatt	Franchise Agreement (Amerisuites)
Boise ID	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Jackson MS	Residence Inn	Residence Inn by Marriott Franchise Agreement (Marriott)
Ft. Worth TX	Hampton Inn & Suites	Franchise License Agreement (Hilton)
Bloomington MN	Hampton Inn & Suites	Franchise License Agreement (Hilton)
Bloomington MN	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Ft. Collins CO	Hilton Garden Inn	Franchise License Agreement
Flagstaff AZ	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)
Denver CO	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Baton Rouge LA	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement

Property Location	Brand	Franchise
San Antonio
(Broadway) TX	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Jacksonville FL	aloft	aloft Hotels New Build License Agreement
San Antonio
(Legacy) TX	aloft	aloft Hotels New Build License Agreement
San Antonio
(Legacy) TX	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Grapevine TX	aloft	aloft Hotels New Build License Agreement
Grapevine TX	element	element Hotels New Build License Agreement

*	Agreements were assigned to Summit Hotel Properties, LLC via Assignment and Assumption Agreements executed prior to the Summit Hotel Properties, LLC roll-up March 1, 2004.
Other Material Agreements
     None

EXHIBIT L
(Senior Loan Agreements)
Lehman Brothers Bank – 27 Hotels — $88,000,000
1.	Loan Agreement – Summit Hospitality I, LLC, Borrower

2.	Deed of Trust/Mortgage, Security Agreement Financing Statement and Fixture Filing (eighteen separate documents securing the respective properties financed by the lender)
ING Life Insurance – 6 Hotels — $34,150,000
1.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (six separate documents securing the respective properties financed by the lender)

2.	Construction Loan Agreement

3.	Side Letter, dated January 29, 2007
ING Life Insurance — 9 Hotels — $36,600,800
1.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (eight separate documents securing the respective properties financed by the lender)

2.	Loan Agreement

3.	Side Letter, dated January 29, 2007
ING Life Insurance — Jackson, MS Residence Inn
1.	Mortgage, Security Agreement Financing Statement and Fixture Filing (First Priority)

2.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (five separate documents securing a Second Priority on the respective properties financed under the $34,150,000 transaction)

3.	Construction Loan Agreement

4.	Side Letter, dated January 29, 2007
ING Life Insurance — Fort Collins, CO Hilton Garden Inn & Suites
1.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (First Priority)

2.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (five separate documents securing a Second Priority on the respective properties financed under the $36,600,800 transaction)

3.	Construction Loan Agreement

4.	Side Letter, dated January 29, 2007
Financial Federal Savings Bank – Germantown, TN Courtyard by Marriott
1.	Assumption Modification and Release Agreement – Summit Hospitality II, LLC, Borrower

2.	Deed of Trust, Assignment of Rents and Security Agreement
Financial Federal Savings Bank – Jackson, MS Courtyard by Marriott
1.	Assumption Modification and Release Agreement – Summit Hospitality III, LLC, Borrower

2.	Deed of Trust, Assignment of Rents and Security Agreement

Financial Federal Savings Bank – Jackson, MS Hampton Inn
1.	Assumption Modification and Release Agreement – Summit Hospitality IV, LLC, Borrower

2.	Deed of Trust, Assignment of Rents and Security Agreement
Chambers Bank – Ft. Smith, AR Aspen Hotel
1.	Promissory Note

2.	Mortgage
U.S. Bank National Association – Kennewick, WA Fairfield Inn
1.	Credit Agreement

2.	Amendment No. 1 to Promissory Note and Credit Agreement

3.	Loan Modification Agreement

4.	Deed of Trust (Security Agreement)
MetaBank, f/k/a First Federal Saving Bank of the Midwest – Kennewick, WA Comfort Inn
1.	Commercial Loan Agreement

2.	Commercial Debt Modification Agreement

3.	Real Estate Deed of Trust
MetaBank – Boise, ID Cambria Suites
1.	Commercial Loan Agreement

2.	Commercial Debt Modification Agreement (4/27/2006)

3.	Commercial Debt Modification Agreement (12/1/2006)

4.	Real Estate Deed of Trust

5.	Real Estate Deed of Trust – St. Joseph, MO Comfort Suites

6.	Construction Loan Disbursement Agreement
Scott Financial Corporation – Ellensburg, WA Comfort Inn
1.	Term Loan Agreement

2.	Leasehold Deed of Trust and Security Agreement

3.	Side Letter, dated November 24, 2003
Scott Financial Corporation – Lewiston, ID Comfort Inn
1.	Term Loan Agreement

2.	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents

3.	Side Letter, dated November 24, 2003
Scott Financial Corporation – Pueblo, CO Hampton Inn
1.	Construction and Term Loan Agreement

2.	First Amendment to Construction and Term Loan Agreement

3.	Second Amendment to Loan Agreement and Related Documents

4.	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents

Scott Financial Corporation – Detroit, MI Holiday Inn Express
1.	Construction Loan Agreement

2.	First Amendment to Construction Loan Agreement

3.	Combination First Construction Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement
M & I Marshall and Illsley Bank – Bloomington, MN Hampton Inn & Suites
1.	Loan Agreement

2.	Real Estate Mortgage, Security Agreement and Financing Statement and Assignment of Leases and Rents

3.	Disbursing Agreement
M & I Marshall and Illsley Bank – Bloomington, MN Cambria Suites
1.	Loan Agreement

2.	Real Estate Mortgage, Security Agreement and Financing Statement and Assignment of Leases and Rents

3.	Disbursing Agreement
BNC National Bank – Fort Worth, TX Hampton
1.	Construction and Term Loan Agreement

2.	Addendum A To Construction And Term Loan Agreement

3.	Construction Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents
First National Bank of Omaha – Credit Pool
1.	Loan Agreement

2.	First Amendment of Loan Agreement

3.	Second Amendment to Loan Agreement

4.	Third Amendment of Loan Agreement

5.	Deed to Secure Debt – Atlanta, GA Amerisuites

6.	Deed of Trust – Fenton, MO Fenton Fairfield Inn

7.	Deed of Trust – Fenton, MO Fenton TownePlace Suites

8.	First Amended and Restated Mortgage – Ft. Wayne, IN Residence Inn
First National Bank of Omaha – Acquisition Line
1.	Loan Agreement

2.	First Amendment of Loan Agreement

3.	Second Amendment of Loan Agreement

4.	Third Amendment of Loan Agreement

5.	Fourth Amendment of Loan Agreement

6.	Fifth Amendment of Loan Agreement

7.	Sixth Amendment of Loan Agreement
JPMorgan Chase Bank – Scottsdale, AZ Courtyard by Marriott and Springhill Suites
1.	Note and Deed of Trust Assumption Agreement

2.	Deed of Trust, Assignment of Leases and Rents and Security Agreement

EXHIBIT M
Special Assessments for Public Improvements

Quality Suites, Lincoln, NE	Sewer Assessment ($18,200 original assessment, $10,969.44.00 outstanding. Annual amortization of $914.12)

M-1

EXHIBIT N
(Initial Annual Budget)
Summit Hotel Properties, LLC FYE 2007 Budget

ROOM SALES	$122,265,217
PHONE REVENUE	200,883
VENDING AND LOBBY REVENUE	96,830
OTHER OPERATING	1,305,470
TOTAL OPERATING REVENUE	123,868,399

MANAGEMENT/ASS’T/SALES WAGES	4,894,097
FRONT DESK WAGES	5,731,077
HOUSEKEEPING WAGES	8,241,709
OTHER WAGES	4,497,885
PAYROLL TAXES AND BENEFITS	4,559,666
TOTAL PAYROLL COSTS	27,924,434

LINENS	468,167
CLEANING AND LAUNDRY SUPPLIES	566,983
GUEST ROOM SUPPLIES	1,543,039
COMPLIMENTARY FOOD & BEVERAGE	3,504,956
OFFICE SUPPLIES AND POSTAGE	474,090
UTILITIES	5,476,391
PHONE	1,230,813
REPAIRS AND MAINTENANCE	3,217,916
ADVERTISING	747,426
MISC. OPERATING EXPENSE	2,621,713
BAD DEBT EXPENSE	26,892
CONTROLLABLE EXPENSES	19,878,386
TOTAL CONTROLLABLE EXP.	47,802,820

CONTRIBUTION TO PROFIT	76,065,580

PROPERTY TAXES	4,300,732
INSURANCE	1,107,649
CABLE AND SATELLITE TV	795,780
CREDIT CARD/ AGENT COMMISSIONS	4,967,334
MANAGEMENT EXPENSES	3,856,973
LEGAL AND ACCOUNTING	886,449
ROYALTIES	5,423,901
AD FUND FEE/RESERVATION FEE	7,062,531
TOTAL FIXED EXPENSES	28,401,349

NET OPERATING INCOME (LOSS)	47,664,231

INTEREST INCOME	562,212
INTEREST EXPENSE	(13,399,329)

OPERATING LEASE and STATE INCOME TAX	(919,022)
NET INCOME (LOSS) BEFORE DEPRECIATION	33,908,091
DEPRECIATION AND AMORTIZATION	(11,336,192)

NET INCOME (LOSS)	22,571,899

N-1

EXHIBIT O
(List of Required Items)
          (f) UCC-9 Insurance Policies.
          (g) Intentionally Omitted.
          (h) Intentionally Omitted.
          (i) Intentionally Omitted.
          (j) Intentionally Omitted.
          (k) UCC Searches. UCC Searches dated not later than five (5) Business Days prior to Closing Date (and updates prior to the Initial Funding Date, as Lender may require in Lender’s discretion).
          (l) Disbursement Statement. Detailed closing statement prepared by the Title Company and signed by Borrower.
          (m) Closing Instruction Letter. Disbursement instruction or escrow letter, signed by the authorized representative of Borrower, Lender and Title Company, irrevocably instructing Lender to fund the proceeds of the Loan being advanced on the Closing Date in accordance with the closing statement.
          (n) Leases. Copies of all executed Leases, certified by the Borrower as being true, correct and complete.
          (o) Intentionally Omitted.
          (p) Approved Management Agreement. A copy of the Management Agreement certified by Borrower as being true, correct and complete.
          (q) Intentionally Omitted.
          (r) Material Agreements. A Copy of all Material Agreements as may have already been executed certified by the Borrower as being true, correct and complete.
          (s) Annual Budget. A copy of the initial Annual Budget.
          (t) Permits. Intentionally Omitted.
          (u) Insurance Policies. The Policies or certified copies thereof satisfying the requirements of Section 5.6 of this Agreement, and evidence that the premiums in respect of such insurance Policies are fully paid, together with endorsements

O-1

thereto showing Lender as an additional insured and loss payee as set forth in Section 5.6.
          (v) Environmental Report. The most recent copy of the Environmental Report in respect of the Properties.
          (w) Tax Lot. Evidence satisfactory to Lender that each of the Properties constitutes a separate tax lot or lots for conveyance and real estate tax assessment purposes (except for those lots that are shared lots and identified herein).
          (x) Appraisal. An appraisal of the Properties in form and content satisfactory to Lender addressed to Lender.
          (y) Ownership Chart. An ownership chart certified by the Borrower depicting the ownership structure of the Borrower, Guarantor and SHP Subsidiaries.
          (z) Organizational Documents. (i) for each corporate Loan Party: (A) good standing certificate from state of incorporation and for Borrower and SHP Subsidiaries each state where each Property is located (if different); (B) certified copy of articles of incorporation and bylaws; (C) certified copy of resolutions authorizing the transaction; and (D) certificate of incumbency; and (ii) for any Loan Party that is a limited liability company or limited partnership: (A) good standing certificate (or equivalent) from state of formation and for Borrower and SHP Subsidiaries each state where each Property is located (if different), (B) certified copy of operating agreement or partnership agreement; (C) articles of organization (or equivalent) certified by the Secretary of State of the State of formation; and (D) certified copy of resolutions authorizing the transaction.
          (aa) Opinions. The Borrower’s Counsel Opinions dated as of the Closing Date.
          (bb) Financial Statements. Financial Statements for the Loan Parties.

O-2

EXHIBIT P
(List of Required Items for each draw under the Second Advance and Third Advance)
Borrowers shall deliver the following documents and information relating to the Properties to be the subject of such funding:
(i)	copies of Borrowers’ internal investment memo(s) with respect to each Property;

(ii)	financial statements for the Property if an acquisition property or five year pro forma for development property;

(iii)	capital improvement schedule for acquisition properties or construction budget for development properties;

(iv)	a current calculation of the Interest Coverage Ratio, both with and without proposed funding;

(v)	a current calculation of Loan to Value Test; both with and without proposed funding;

(vi)	a current preliminary title report for each subject Property, including legible and complete copies of all exceptions to title referred to therein;

(vii)	an ALTA survey of each subject Property by a surveyor selected by Senior Lender, and in a form reasonably satisfactory to Lender;

(viii)	an appraisal of each subject Property prepared by an appraiser selected by Senior Lender, and approved by Lender is its sole discretion, (or with Lender’s consent, a feasibility study or broker’s opinion of value) and otherwise satisfactory to Lender;

(ix)	a zoning report for each subject Property,

(x)	an environmental report for each subject Property;

(xi)	engineering reports for each subject Property,

(xii)	sources and uses; and

(xiii)	such other documents and information as Lender may reasonably request. Lender shall advise Borrowers of its preliminary determination of whether the proposed acquisition is approved for funding within three (3) Business Days after the date that Lender has received all of the documents and information listed in clauses above with respect to the Property being acquired.

P-1

EXHIBIT Q
Form of [Second/Third] Advance Notice and Compliance Certificate
                    , 20___
Fortress Credit Corp.
1345 Avenue of the Americas 46th Floor
New York, New York 10105
Attention:

Re:	Loan Agreement, dated as of , 2007 among Fortress Credit Corp. as lender and Summit Hotel Properties, LLC as borrower (the “Loan Agreement”)
Ladies/Gentlemen:
     All capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement.
     In accordance with Section [4.2/4.3](a) of the Loan Agreement, the undersigned Borrower(s) hereby request that Lender make the following Advances:
     1) Name of Borrower: Summit Hotel Properties, LLC;
     2) Requested Advance Amount: $                                        ;
     3) Requested Funding Date:                     , 20___.
     In addition, pursuant to Article IV of the Loan Agreement the undersigned officer of the Borrower hereby certifies to the best of his/her knowledge that:
1.	The Loan Parties are not in default with respect to any of the Senior Loans.

2.	The representations and warranties of all of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the date hereof.

3.	No Event of Default shall have occurred and no Unmatured Default shall have occurred and shall be continuing; and each Loan Party shall be in compliance in all material respects with all terms and conditions set forth in each Loan Document on its part to be observed or performed.

Q-1

4.	No event or series of events shall have occurred which has had or is reasonably likely to have a Material Adverse Effect.

5.	No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened in writing, which in Lender’s reasonable judgment could have a Material Adverse Effect.

6.	No Casualty has occurred or Condemnation proceeding has been initiated, which in Lender’s sole and absolute discretion, could have a Material Adverse Effect.

7.	The financial information of the Borrower and regarding the Properties furnished pursuant to the Loan Agreement, is true, correct, and fairly presents in all material respects the financial condition of the Borrower and the Properties.

8.	A review of such financial statements delivered pursuant to Article V of the Loan Agreement has been made under the undersigned’s supervision with a view to determining whether the Borrower has fulfilled in all material respects all of their obligations under the Loan Documents.

9.	In case of any conflict and inconsistency between this Compliance Certificate and the Loan Agreement, the Loan Agreement shall govern.

10.	All items required pursuant to Exhibit P of the Loan Agreement, which are attached hereto, are true, complete and accurate.
IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ___day of ___, 200[7].

SUMMIT HOTEL PROPERTIES, LLC

By:

Title:

Q-2

EXHIBIT S
(Financing Statements and Filing Offices)

S-1

EXHIBIT U
(Tax ID Numbers)

Loan Party	Tax Identification Number
Summit Hotel Properties, LLC	20-0617340
The Summit Group, Inc	46-0417504
Summit Hospitality I, LLC	20-1964424
Summit Hospitality II, LLC	20-2241062
Summit Hospitality III, LLC	20-2241095
Summit Hospitality IV, LLC	20-2241140
Summit Group of Detroit, Michigan, LLC	81-0563741
Summit Group of Scottsdale, Arizona Limited Partnership	83-0356513

U-1

EXHIBIT V
Properties with same Tax Lot

Country Inn & Suites and Comfort Suites	Charleston, WV
Comfort Inn and Courtyard by Marriott	Missoula, MT
Comfort Suites and Fairfield Inn	Lakewood, CO

V-1

Schedule A-1
Properties Owned by Summit Hotel Properties, LLC
Coeur d’Alene, Id — Fairfield Inn
Fort Smith, AR — Comfort Inn
Kennewick, WA — Comfort Inn
Kennewick, WA – Fairfield Inn
Missoula, MT – Comfort Inn
Lewiston, ID – Comfort Inn
Ellensburg, WA – Comfort Inn
Lincoln, NE – Comfort Suites
Sandy, UT – Comfort Suites
St. Joseph – Comfort Suites
Lewisville, TX – Fairfield Inn
Fort Smith, AR – Aspen Hotel & Suites
Denver, CO – Hampton Inn
Pueblo, CO – Hampton
Fenton, MO – Fairfield Inn
Fenton, MO – TownePlace Suites
Boise, ID – Holiday Inn Express
Germantown, TN – Fairfield Inn
Germantown, TN – Residence Inn
Memphis, TN – Courtyard by Marriott
Missoula, MT – Courtyard by Marriott
El Paso, TX – Hampton Inn & Suites
Fort Smith, AR – Hampton Inn
Fort Wayne, IN – Hampton Inn
Fort Wayne, IN — Residence Inn
Atlanta, GA – AmeriSuites
Detroit, MI – Holiday Inn Express
Vernon Hill, IL – Hawthorne Suites
Construction Projects:
Boise, ID – Cambria Suites
Jackson, MI – Residence Inn
Bloomington, MN – Hampton Inn & Suites
Fort Worth, TX – Hampton Inn & Suites
Fort Collins, CO – Hilton Garden Inn
Bloomington, MN – Cambria Suites
Denver, CO – SpringHill Suites
Flagstaff, AZ – Courtyard by Marriott
Baton Rouge, LA – Cambria Suites
San Antonio, TX (Broadway) – Cambria Suites
San Antonio, TX (Broadway) – element by Westin (TBD)
Jacksonville, FL – aloft by Starwood
Jacksonville, FL – element or Cambria (TBD)
San Antonio, TX (Legacy) – aloft by Starwood
San Antonio, TX (Legacy) – Cambria Suites
Houston, TX – Cambria Suites

Schedule A-2
Properties Owned by SHP Subsidiaries
Summit Hospitality I, LLC
Salina, KS – Comfort Inn
Twin Falls, ID – Comfort Inn
Salina, KS – Fairfield Inn
Emporia, KS – Fairfield Inn
Boise, ID – Fairfield Inn
Boise, ID – Hampton Inn
Lakewood, CO – Fairfield Inn
Lakewood, CO – Comfort Suites
Spokane, WA – Fairfield Inn
Denver, CO – Fairfield Inn
Provo, UT – Hampton Inn
Overland Park, KS – Homewood Suites
Fort Collins, CO – Hampton Inn
Bellevue, WA – Fairfield Inn
Fort Worth, TX – Comfort Suites
Twin Falls, ID – Holiday Inn Express
Emporia, KS – Holiday Inn Express
Charleston, WV – Country Inn & Suites
Charleston, WV – Comfort Suites
Medford, OR – Hampton Inn
Baton Rouge, LA – Fairfield Inn
Baton Rouge, LA – SpringHill Suites
Baton Rouge, LA – TownePlace Suites
Lithia Springs, GA – SpringHill Suites
Little Rock, AR – SpringHill Suites
Nashville, TN – SpringHill Suites
Twin Falls, ID – Hampton Inn
Summit Hospitality II, LLC
Germantown, TN – Courtyard by Marriott
Summit Hospitality III, LLC
Jackson, MS – Courtyard by Marriott
Summit Hospitality IV, LLC
Jackson, MS – Hampton Inn & Suites

SCHEDULE 4
Properties to be initially purchase directly by Summit Hotel Properties, LLC

Property	Location	Acreage	Future Hotel Project
Jacksonville, FL	River City North Outlots 1& 1A	6.16	aloft & Cambria (TBD)
San Antonio, TX	8505 Broadway	8.78	Cambria Suites & element (TBD)
San Antonio, TX	East Sonterra Blvd.	5.99	Cambria Suites & aloft
Houston, TX	Rogerdale & Harwin Roads	2.8	Cambria Suites

Schedule 6.4
(Pre-Approved Refinancings)
-See Attached-

SCHEDULE 6.4
Permitted Debt Refinances

		Appraised		Probable	Outstanding		Projected
		Stabilized	Maturity	Refinance	Debt	Projected Value	Outstanding Debt	Projected	Projected Take-
Property Location	Hotel	Value	Date	Date	12/31/06	at Refinance	at Refinance	Refinance Debt	Out Equity	Loan-to-Value

2007
Ellensburg, WA	Comfort Inn	$4,900,000	3/1/2014	2/15/2007	$1,799,771	$4,900,000	$1,800,218	$3,185,000	$1,384,782	65.00%
Lewiston, ID	Comfort Inn	$3,000,000	3/1/2014	2/15/2007	$1,506,422	$3,000,000	$1,506,801	$1,950,000	$443,199	65.00%
Atlanta, GA	Amerisuites	$15,900,000	5/26/2007	3/15/2007	$9,160,000	$20,900,000	$9,160,000	$13,585,000	$4,425,000	65.00%
FL Wayne, IN	Residence Inn	$9,500,000	4/26/2007	4/26/2007	$5,400,000	$11,000,000	$5,400,000	$7,500,000	$2,100,000	68.18%
Fenton, MO (1)	TownePlace Suites	$5,500,000	6/27/2007	6/27/2007	$3,700,000	$5,656,000	$3,700,000	$3,700,000	—	65.42%
2008
Germantown, TN	Courtyard by Marriott	$7,900,000	7/1/2008	4/1/2008	$4,582,352	$9,458,000	$4,375,000	$6,147,700	$1,772,700	65.00%
Jackson, MS	Courtyard by Marriott	$9,200,000	7/1/2008	4/1/2008	$5,812,797	$11,134,000	$5,550,000	$7,237,100	$1,687,100	65.00%
Jackson, MS	Hampton Inn	$7,200,000	7/1/2008	4/1/2008	$5,176,360	$8,472,000	$4,942,000	$5,505,800	$564,600	65.00%
FL Smith, AR	Aspen Hotel & Suites	$4,900,000	6/24/2008	6/24/2008	$1,883,919	$4,949,000	$1,777,000	$3,216,850	$1,439,850	65.00%
Detroit, MI	Holiday Inn Express	$9,700,000	5/1/2013	5/1/2008	$5,770,200	$9,700,000	$5,482,000	$6,305,000	$823,000	65.00%
Pueblo, CO	Hampton Inn	$4,600,000	6/1/2013	6/1/2008	$2,501,423	$4,692,000	$2,379,000	$3,049,800	$670,800	65.00%
2009
Kennewick, WA	Fairfield Inn	$3,100,000	10/1/2009	10/1/2009	$1,096,995	$3,162,000	$588,000	$2,055,300	$1,467,300	65.00%

TOTALS						$97,023,000	$46,660,019	$63,436,550	$16,778,531	65.39%

Projected Construction Financing to be Refinanced with Permanent Debt:
2008
Boise, ID	Cambria Suites	$12,000,000		3/1/2008		$12,000,000	$9,450,000	$7,800,000		65.00%
Ft. Worth, TX	Hampton Inn & Suites	$9,400,000		5/1/2008		$9,400,000	$8,245,000	$6,110,000		65.00%
DIA, CO	SpringHill Suites	$12,500,000		9/1/2008		$12,500,000	$8,062,500	$8,125,000		65.00%
Bloomington, MN	Cambria Suites	$13,600,000		12/1/2008		$13,600,000	$10,400,000	$8,840,000		65.00%
Bloomington, MN	Hampton Inn & Suites	$18,300,000		12/1/2008		$18,300,000	$14,325,000	$11,695,000		65.00%
2009
Baton Rouge, LA	Cambria Suites	$15,700,000		3/1/2009		$15,700,000	$11,750,000	$10,205,000		65.00%
San Antario, TX	Cambria Suites	$16,500,000		5/1/2009		$16,500,000	$12,400,000	$10,725,000		65.00%
Flagstaff, AZ	Courtyard by Marriott	$26,000,000		5/1/2009		$26,000,000	$20,100,000	$16,900,000		65.00%

						$124,000,000	$94,732,500	$80,600,000		65.00%

(1)	Loan scheduled to flow from Credit Pool One to Credit Pool Two

NOTE:	Projected value at Refinance equals stabilized value, plus 1% annual asset value growth, plus renovation budget
Permitted Amendments and Modifications

Bank	Facility	Amendment

First National Bank of Omaha	Credit Pool	Annual renewal without modification of terms and conditions
First National Bank of Omaha	Acquisition Line	Annual renewal without modification of terms and conditions

Schedule 7.5
(Properties permitted to be sold without prepayment of the Loan)

Coeur d’Alene, ID	Fairfield Inn located at 2303 North Fourth
Boise, ID	Surplus land located adjacent to 2613 S. Vista Ave.
Boise, ID	Land designated as a restaurant pad adjacent to 2970 Elder St.
San Antonio, TX	Land designated as Restaurant Pad #1 at 8505 Broadway
San Antonio, TX	Land designated as Restaurant Pad #2 at 8505 Broadway

Schedule 7.5(a)
(Properties permitted to be sold without payment of Minimum Interest Amount)

Detroit, MI	Holiday Inn Express1020 Washington Blvd.
Fenton, Mo	TownePlace Suites located at 1662 Fenton Business Park Ct.
Fenton, MO	Fairfield Inn located at 1680 Fenton Business Park Ct.
Overland Park, KS	Homewood Suites located at 10556 Marty Ave.